EXHIBIT 99.3

COMPLETE APPRAISAL OF
    REAL PROPERTY

Retirement Inn of Campbell
290 N. San Tomas Aquino Road
Campbell, Santa Clara County, California
95008

IN A SELF-CONTAINED
    APPRAISAL REPORT

As of 10/16/03

Prepared For:
ARV Assisted Living, Inc.
245 Fischer Avenue, D-1
Costa Mesa, CA 92626

Prepared By:
Cushman & Wakefield of Oregon, Inc.
Senior Housing/Healthcare Industry Group
Valuation Services, Advisory Group
200 S.W. Market Street, Suite 200
Portland, OR 97201

C&W File ID: 03-34001-9383

VALUATION SERVICES	ADVISORY GROUP

Cushman & Wakefield of Oregon, Inc.
200 S.W. Market Street, Suite 200
Portland, OR 97201
503-279-1734 Tel
503-279-1791 Fax
WWW.CWVAS.COM

October 24, 2003

Douglas Armstrong
Senior Vice President and General Counsel
ARV Assisted Living, Inc.
245 Fischer Avenue, D-1
Costa Mesa, CA 92626

Re:	Complete Appraisal of Real Property
In a Self-Contained Report
Retirement Inn of Campbell
290 N. San Tomas Aquino Road
Campbell, Santa Clara County, California 95008

C&W File ID: 03-34001-9383

Dear Mr. Armstrong:

In fulfillment of our agreement as outlined in the Letter of Engagement, we are pleased to transmit our complete appraisal report (the “Appraisal”) on the property referenced above.

The value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the Appraisal. We particularly call your attention to the following Extraordinary Assumptions and Hypothetical Conditions:

Extraordinary Assumptions:	This Appraisal assumes that the property continues to meet the licensing requirements of the State of California as a residential care facility for the elderly and continues to remain in compliance with applicable life safety codes.

This Appraisal employs no other Extraordinary Assumptions.

Hypothetical Conditions:	This Appraisal employs no Hypothetical Conditions.

This Appraisal was prepared for ARV Assisted Living, Inc. and is intended for use in connection with the proxy solicitation/tender offer filed with the SEC and distributed to the holders of limited partnership interests in American Retirement Villas Properties II (a California limited partnership) (the “Partnership”). Unless we otherwise consent in writing, the Appraisal cannot be used other than in the material related to proxy solicitation/tender offer referred to above for any purpose. If the Appraisal is submitted to a lender or investor with the prior approval of C&W, Inc., such party should consider this Appraisal as only one factor together with its independent investment considerations and underwriting criteria, in its overall investment decision. Such lender or investor is specifically cautioned to understand all Extraordinary Assumptions and Hypothetical Conditions and the Assumptions and Limiting Conditions incorporated in the Appraisal.

Douglas Armstrong
ARV Assisted Living, Inc.
October 24, 2003

This Appraisal has been prepared in accordance with our interpretation of FIRREA, the regulations of OCC, and the Uniform Standards of Professional Appraisal Practice (USPAP) including the competency provision, as promulgated by the Appraisal Institute.

The property consists of an existing 70-unit, 70-bed assisted living facility known as Retirement Inn of Campbell. The facility contains 37,113 ± square feet of gross floor area and is situated on a 1.12 acre site. The facility occupancy was 90 percent at the time of inspection.

The property has been appraised as a going concern which assumes a fair sale, which includes the transfer of a valid operating license, adequate working capital, an assembled workforce, and the transfer of all business assets necessary for the operation of a licensed assisted living facility.

The property was inspected by and the Appraisal was prepared by Mark E. Bryant under the supervision of John M. Vissotzky, MAI. This Appraisal employs all three typical approaches to value: the Cost Approach, the Sales Comparison Approach and the Income Capitalization Approach. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that all approaches would be considered meaningful and applicable in developing a credible value conclusion.

Based on our Complete Appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have developed an opinion that the going concern market value of the fee simple estate of the referenced property, subject to the assumptions and limiting conditions, certifications, Extraordinary Assumptions and Hypothetical Conditions, if any, and definitions, “as-is” on October 16, 2003 was:

FOUR MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS

$4,750,000

The above value estimate is inclusive of $60,000 in personal property and $740,000 in business value as an integral part of the going concern.

Based on recent market transactions, as well as discussions with market participants, a sale of the subject property at the above-stated opinion of market value would have required an exposure time of approximately twelve (12) months. Furthermore, a marketing period of approximately twelve (12) months is currently warranted for the subject property.

VALUATION SERVICES	ADVISORY GROUP

Douglas Armstrong
ARV Assisted Living, Inc.
October 24, 2003

This letter is invalid as an opinion of value if detached from the Appraisal, which contains the text, exhibits, and Addenda.

Respectfully submitted,

CUSHMAN & WAKEFIELD OF OREGON, INC.

Mark E. Bryant	John M. Vissotzky, MAI
Managing Director	Managing Director
Senior Housing/Healthcare Industry Group
California Certified General Appraiser
License No. AG02572
mark_bryant@cushwake.com
503-279-1734 Office Direct
503-279-1791 Fax

VALUATION SERVICES	ADVISORY GROUP

SUMMARY OF SALIENT FACTS

Common Property Name:	Retirement Inn of Campbell

Location:	290 N. San Tomas Aquino Road Campbell, Santa Clara County, California 95008

The site is situated at the southeast corner of San Tomas Aquino Road and Latimer Avenue.

Property Description:	The property consists of a one-building, two-story assisted living facility containing 70 units and 70 beds on a 1.12-acre parcel of land.

Assessor’s Parcel Number:	307-47-029

Interest Appraised:	Fee Simple Estate

Date of Value:	October 16, 2003

Date of Inspection:	290 N. San Tomas Aquino Road

Ownership:	ARV Campbell, L.P.

Occupancy:	Current physical occupancy is 90 percent

Current Property Taxes

Total Assessment:	$5,382,477

2002-2003 Property Taxes:	$71,494

Highest and Best Use

If Vacant:	Multi-family residential property developed to the highest density possible

As Improved:	As it is currently utilized as an assisted living facility.

Site & Improvements

Zoning:	R-2-S

Land Area:	1.12 acres or 88,862 ± square feet

Number of Units:	70

Number of Beds:	70

Number of Stories:	Two

Number of Buildings:	One

Year Built:	1975

Type of Construction:	Wood frame

Gross Building Area:	37,113 square feet

Parking:	14 spaces (0.20 Unit).

VALUATION SERVICES	ADVISORY GROUP

SUMMARY OF SALIENT FACTS

VALUE INDICATORS

Cost Approach:
Indicated Value:	$3,950,000

Sales Comparison Approach:
Indicated Value:	$4,800,000

Income Capitalization Approach

Direct Capitalization
Net Operating Income:	$538,880
Capitalization Rate:	11.50%
Indicated Value:	$4,700,000

FINAL VALUE CONCLUSION
Going Concern Market Value As-Is	$4,750,000
Fee Simple:
Exposure Time:	Under 12 months
Marketing Time:	Under 12 months

VALUATION SERVICES	ADVISORY GROUP

SUMMARY OF SALIENT FACTS

Extraordinary Assumptions and Hypothetical Conditions

Extraordinary Assumptions

An extraordinary assumption is defined by the Uniform Standards of Professional Appraisal Practice (2001 Edition, The Appraisal Foundation, page 2) as “an assumption, directly related to a specific assignment, which, if found to be false, could alter the appraiser’s opinions or conclusions. Extraordinary assumptions presume as fact otherwise uncertain information about physical, legal or economic characteristics of the subject property; or about conditions external to the property, such as market conditions or trends; or about the integrity of data used in an analysis.”

This Appraisal assumes that the property continues to meet the licensing requirements of the State of California as a residential care facility for the elderly and continues to remain in compliance with applicable life safety codes.

This Appraisal employs no other Extraordinary Assumptions.

Hypothetical Conditions

A hypothetical condition is defined by the Uniform Standards of Professional Appraisal Practice (2001 Edition, The Appraisal Foundation, page 3) as “that which is contrary to what exists but is supposed for the purpose of analysis. Hypothetical conditions assume conditions contrary to known facts about physical, legal, or economic characteristics of the subject property; or about conditions external to the property, such as market conditions or trends; or about the integrity of data used in an analysis.”

This Appraisal employs no Hypothetical Conditions.

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Front view of property

North elevation of property

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

South elevation of property

East elevation of property

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Common area

Common area

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Dining Room

Common area

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Typical unit interior

Outdoor courtyard

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Street view east on San Tomas Aquino Road

Street view south on Latimer Avenue

VALUATION SERVICES	ADVISORY GROUP

TABLE OF CONTENTS

INTRODUCTION	1
SILICON VALLEY REGIONAL ANALYSIS	6
LOCAL AREA ANALYSIS	23
SENIOR LIVING INDUSTRY OVERVIEW	25
MANAGEMENT AND OPERATIONS OVERVIEW	33
COMPETITIVE MARKET ANALYSIS	35
SITE DESCRIPTION	53
IMPROVEMENTS DESCRIPTION	55
REAL PROPERTY TAXES AND ASSESSMENTS	60
ZONING	61
HIGHEST AND BEST USE	62
VALUATION PROCESS	64
LAND VALUATION	66
COST APPROACH	72
SALES COMPARISON APPROACH	76
INCOME CAPITALIZATION APPROACH	85
RECONCILIATION AND FINAL VALUE OPINION	106
ASSUMPTIONS AND LIMITING CONDITIONS	108
CERTIFICATION OF APPRAISAL	111
ADDENDA	112

VALUATION SERVICES	ADVISORY GROUP

INTRODUCTION

Identification of Property

Common Property Name:	Retirement Inn of Campbell

Location:	290 N. San Tomas Aquino Road Campbell, Santa Clara County, California 95008

The site is situated at the southeast corner of San Tomas Aquino Road and Latimer Avenue.

Property Description:	The property consists of a one-building, two-story assisted living facility containing 70 units and 70 beds situated on a 1.12 acre site.

Assessor’s Parcel Number:	307-47-029

Property Ownership and Recent History

Current Ownership:	ARV Campbell, L.P., a wholly owned subsidiary of American Retirement Villas Properties II (a California limited partnership).

Sale History:	The property has not transferred within the past three years to the best of our knowledge.

Current Disposition:	American Retirement Villas Properties II (a California limited partnership) is involved in a proxy/solicitation offer filed with the SEC that involves this property.

Intended Use and Users of the Appraisal

This Appraisal is intended to provide an opinion of the going concern market value of the fee simple interest in the property for the use of ARV Assisted Living, Inc. in connection with the proxy solicitation/tender offer filed with the SEC and distributed to the holders of the limited partnership interests in the Partnership. All other uses and users are unintended.

Dates of Inspection and Valuation

The value conclusion reported herein is as of October 16, 2003. The property was inspected on 290 N. San Tomas Aquino Road by Mark E. Bryant. John M. Vissotzky, MAI has reviewed the report but did not inspect the property.

Property Rights Appraised

Fee simple interest

Scope of the Appraisal

This is a Complete Appraisal presented in a self-contained report, intended to comply with the reporting requirements set forth under the Uniform Standards of Professional Appraisal Practice (USPAP) for a Self-Contained Appraisal Report. In addition, the report was also prepared to conform to the requirements of the Code of Professional Ethics of the Appraisal Institute and the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), Title XI Regulations.

VALUATION SERVICES	1	ADVISORY GROUP

INTRODUCTION

In preparation of this Appraisal, we investigated a wide array of vacant land sales in the subject’s submarket, improved sales from a local, regional or national basis, analyzed rental data, and considered the input of buyers, sellers, brokers, property developers and public officials. Additionally, we investigated the general regional economy as well as the specifics of the local area of the subject.

The scope of this Appraisal required collecting primary and secondary data relative to the subject property. The depth of the analysis is intended to be appropriate in relation to the significance of the appraisal issues as presented herein. The data has been analyzed and confirmed with sources believed to be reliable, whenever possible, leading to the value conclusions set forth in this report. In the context of completing this report, we have made a physical inspection of the subject property and the comparables. The valuation process involved utilizing market-derived and supported techniques and procedures considered appropriate to the assignment.

The scope of this analysis, and the analysis contained herein, is reflective of “the amount and type of information researched and the analysis applied in an assignment” (2001 USPAP, page 4). This Appraisal employs all three typical approaches to value: the Cost Approach, the Sales Comparison Approach and the Income Capitalization Approach. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that all approaches would be considered meaningful and applicable in developing a credible value conclusion.

Definitions of Value, Interest Appraised and Other Terms

The following definitions of pertinent terms are taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by the Appraisal Institute, as well as other sources.

Market Value

Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. A current economic definition agreed upon by agencies that regulate federal financial institutions in the United States of America follows, taken from the glossary of the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation:

The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.	Buyer and seller are typically motivated;

2.	Both parties are well informed or well advised, and acting in what they consider their own best interests;

3.	A reasonable time is allowed for exposure in the open market;

4.	Payment is made in terms of cash in US dollars or in terms of financial arrangements comparable thereto; and

5.	The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

VALUATION SERVICES	2	ADVISORY GROUP

INTRODUCTION

Fee Simple Estate

Absolute ownership unencumbered by any other interest or estate, subject to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat.

Going Concern Value

The value created by a proven property operation; considered as a separate entity to be valued with a specific business establishment. Common going-concern appraisals are conducted for assisted living facilities, nursing homes, hotels and motels, restaurants, bowling alleys, industrial enterprises, retail stores, and similar property uses. For these property types, the physical real estate assets are integral parts of an ongoing business such that the market values from the land and building are difficult, if not impossible, to segregate from the total value of the ongoing business.

Market Rent

The rental income that a property would most probably command on the open market, indicated by the current rents paid and asked for comparable space as of the date of appraisal.

Cash Equivalent

A price expressed in terms of cash, as distinguished from a price expressed totally or partly in terms of the face amounts of notes or other securities that cannot be sold at their face amounts.

Market Value As Is on Appraisal Date

The value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; related to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning.

Exposure Time and Marketing Time

Exposure Time

Under Paragraph 3 of the Definition of Market Value, the value opinion presumes that “A reasonable time is allowed for exposure in the open market”. Exposure time is defined as the length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

The reasonable exposure period is a function of price, time and use. It is not an isolated opinion of time alone. Exposure time is different for various types of real estate and under various market conditions. As noted above, exposure time is always presumed to precede the effective date of appraisal. It is the length of time the property would have been offered prior to a hypothetical market value sale on the effective date of appraisal. It is a retrospective opinion based on an analysis of recent past events, assuming a competitive and open market. It assumes not only adequate, sufficient and reasonable time but adequate, sufficient and a reasonable marketing effort. Exposure time and conclusion of value are therefore interrelated.

VALUATION SERVICES	3	ADVISORY GROUP

INTRODUCTION

Based on discussions with market participants and information gathered during the sales verification process, a reasonable exposure time for the subject property at the value concluded within this report would have been approximately twelve (12) months. This assumes an active and professional marketing plan would have been employed by the current owner.

Marketing Time

Marketing time is an opinion of the time that might be required to sell a real property interest at the appraised value. Marketing time is presumed to start on the effective date of the appraisal. (Marketing time is subsequent to the effective date of the appraisal and exposure time is presumed to precede the effective date of the appraisal). The opinion of marketing time uses some of the same data analyzed in the process of estimating reasonable exposure time and it is not intended to be a prediction of a date of sale.

We believe, based on the assumptions employed in our analysis, as well as our selection of investment parameters for the subject, that our value conclusion represents a price achievable within twelve (12) months.

Legal Description

The subject site is identified by the Santa Clara County assessor as Assessor’s Parcel Number 307-47-029. The legal description for the subject is located in the Addenda.

VALUATION SERVICES	4	ADVISORY GROUP

REGIONAL MAP

VALUATION SERVICES	5	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

Introduction

The short- and long-term value of real estate is influenced by a variety of factors and forces that interact within a given region. Regional analysis serves to identify those forces that affect property value, and the role they play within the region. The four primary forces that influence real property value include environmental characteristics, governmental forces, social factors, and economic trends. These forces determine the supply and demand for real property, which, in turn, affect market value.

The subject property is located in Campbell, California within Santa Clara County, which is part of the greater San Francisco-Oakland-San Jose Consolidated Metropolitan Statistical Area (CMSA).

Regional Economic and Demographic Analysis

Regional Area Overview

Silicon Valley encompasses 1,740 square miles of land and is comprised of San Mateo County and Santa Clara County. San Mateo County is essentially the peninsula formed by San Francisco Bay and the Pacific Ocean (save for the City and County of San Francisco at its northern tip). Santa Clara County lies at the south of San Francisco Bay and is much larger geographically than San Mateo County. Silicon Valley is part of the greater San Francisco-Oakland-San Jose Consolidated Metropolitan Statistical Area (CMSA) which includes the Primary Metropolitan Statistical Areas (PMSAs) of San Francisco (Marin, San Francisco and San Mateo Counties), San Jose (Santa Clara County), Santa Cruz (Santa Cruz County), Oakland (Alameda and Contra Costa Counties), Vallejo-Fairfield-Napa (Napa and Solano Counties) and Santa Rosa (Sonoma County).

Silicon Valley’s Northern California location on the San Francisco Bay provides for a fairly mild climate year round. The topography of the area varies from beaches to mountains, providing for myriad microclimates and recreational venues.

VALUATION SERVICES	6	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

SAN FRANCISCO CMSA COMPONENT COUNTIES

Source: Cushman & Wakefield Analytics

Silicon Valley has long been the high-tech center of the nation and despite the technology fallout that has beset the region, remains so. Increased business investment in computers and related equipment was the driving force of the Silicon Valley economy throughout the late 1990s into the 2000s. Rising stock valuations, an influx of venture capital, investment in hardware and software in anticipation of Y2K, and the continuous need by businesses to enhance productivity, fueled the growth of Silicon Valley’s industries. As business investment has waned, however, so has the Silicon Valley’s prosperity.

The Silicon Valley’s technology sector accounts for nearly a quarter of its employment base. As a growing economy that lacks significant diversity across industrial sectors, Silicon Valley tends to exhibit more volatile growth than do more economically diversified markets.

Demographic Profile

Both Santa Clara and San Mateo counties are considered highly desirable but expensive places to live. The median age of Silicon Valley’s population is 35.1 years, the same as the median age of the nation’s top 100 largest metropolitan areas (Top 100) and just slightly below the U.S. median age of 35.6 years. Its population’s share of the age cohort under 24 years is also slightly below that of the Top 100 at 33 percent versus 35 percent, but its prime wage-earning age cohort of 35-59 years is somewhat greater at 36 versus 35 percent.

Silicon Valley’s labor pool is highly skilled and highly compensated, resulting in a very high per capita income. Its average household income is 62 percent above the Top 100 average, and its median household income is an even more impressive 68 percent above the Top 100 median.

Silicon Valley has a vastly higher percentage of households in the $100,000 plus annual income cohort – 45 percent versus 20 percent across the Top 100. At the lower end of the income

VALUATION SERVICES	7	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

strata with annual incomes under $50,000, Silicon Valley’s share of households is half that of the Top 100 – 23 percent versus 46 percent.

DEMOGRAPHIC CHARACTERISTICS
Silicon Valley vs. Top 100 MSAs and U.S.
2002 Estimates

	Silicon	Top 100
Characteristic	Valley	Metro Areas*	U.S.

Median Age (years)	35.1	35.1	35.6
Average Annual Household Income	$117,800	$72,700	$64,300
Median Annual Household Income	$92,100	$54,700	$47,500
Households by Annual Income Level:
<$25,000	9.1%	21.0%	25.3%
$25,000 to $49,999	13.5%	25.1%	27.3%
$50,000 to $74,999	16.7%	20.8%	20.2%
$75,000 to $99,999	15.6%	13.4%	11.8%
$100,000 plus	45.1%	19.7%	15.5%
Education Breakdown:
< High School	18.0%	21.8%	24.1%
High School Graduate	19.6%	27.8%	29.8%
College < Bachelor Degree	30.9%	26.5%	25.4%
Bachelor Degree	20.1%	15.5%	13.5%
Advanced Degree	11.3%	8.4%	7.3%

Source: Claritas, Inc., Cushman & Wakefield Analytics

* The Top 100 Metro Areas are comprised of the 100 largest metropolitan statistical areas within the U.S. in terms of total employment as of 2002.

Silicon Valley’s population breakdown by educational achievement follows a similar pattern to incomes, reflective of the strong correlation between the two demographic factors. The San Francisco Bay Area is home to some of the nation’s most prestigious universities, including Stanford University, University of California (UC) Berkeley and UC San Francisco. Over 31 percent of Silicon Valley’s population has a bachelor or graduate degree, compared to just 24 percent for the Top 100. And, while 50 percent of the Top 100 population has just a high school diploma or less, that figure is a substantially lower 38 percent in Silicon Valley.

Population

Silicon Valley, with a current population of 2.4 million, has significantly lagged the Top 100 in terms of its population growth between 1992 and 2002. Silicon Valley, with an average annual growth rate of 0.8 percent, also grew more slowly than the San Francisco CMSA as a whole. While Silicon Valley briefly exceeded the Top 100’s population growth rate during 1996 and 1997, it has since significantly lagged the Top 100 and indeed saw a decline in population in 2002.

VALUATION SERVICES	8	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

POPULATION GROWTH BY YEAR
Silicon Valley vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

NOTE:	In this Exhibit and all subsequent time-series graphs, the shaded bars indicate the periods of a U.S. economic recession

Population growth is forecast to be negative once again in 2003, and thereafter to under-perform substantially the Top 100 over the forecast period. Between 2002 to 2007, Silicon Valley’s average population growth rate, at 0.2 percent annually, is expected to be dwarfed by that of both the Top 100 and the CMSA (both 1.1 percent).

ANNUALIZED POPULATION GROWTH BY COUNTY
Silicon Valley vs. San Francisco CMSA Counties
1990 – 2007

			Forecast	Annual Growth
Population (000s)	1992	2002	2007	92-02	02-07

Top 100 Metro Areas	160,017.2	181,966.9	191,733.8	1.3%	1.1%
San Francisco CMSA	6,449.8	7,126.5	7,398.0	1.0%	0.8%
Marin County	235.8	247.6	263.1	0.5%	1.2%
San Francisco County	734.9	764.0	789.2	0.4%	0.6%
Silicon Valley Region	2,194.8	2,386.7	2,414.5	0.8%	0.2%
San Mateo County	662.9	703.2	691.7	0.6%	-0.3%
Santa Clara County	1,531.9	1,683.5	1,722.8	0.9%	0.5%
Alameda County	1,332.2	1,472.3	1,490.2	1.0%	0.2%
Contra Costa County	839.8	992.4	1,070.3	1.7%	1.5%
Santa Cruz County	232.9	253.8	266.1	0.9%	0.9%
Napa County	114.3	130.3	143.1	1.3%	1.9%
Solano County	359.9	411.1	452.1	1.3%	1.9%
Sonoma County	405.2	468.4	509.4	1.5%	1.7%

Source: Economy.com, Cushman & Wakefield Analytics

VALUATION SERVICES	9	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

Silicon Valley’s largest population clusters are along the west shore of San Francisco Bay and east of Interstate 280 within San Mateo County, in the communities of Daly City, Foster City and San Mateo. Within Santa Clara County, Mountain, Sunnyvale, Cupertino, San Jose and Milpitas have the greatest population density. The lowest population concentrations are along the coastal ranges of San Mateo County and the hills to the east of Santa Clara County.

POPULATION PER SQUARE MILE BY ZIP CODE
Silicon Valley
2002

Source: Claritas, Inc., Cushman & Wakefield Analytics

Households

As Silicon Valley’s population growth has trailed the Top 100, likewise its household formation rate has significantly lagged the Top 100 over the past 10 years. Between 1992 and 2002, growth in Silicon Valley’s number of households averaged 0.6 percent annually, somewhat below the CMSA’s 0.9 percent annual growth rate and well below the Top 100 growth rate of 1.3 percent annually. Household growth was negative in 2002 as out-migration from Silicon Valley increased.

VALUATION SERVICES	10	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

Worsening net out-migration is an indicator of an economy not yet in recovery. Migration originally turned negative in 1999 when the economy was still strong, but a lack of housing affordability drove many out of Silicon Valley. Then, as job losses mounted, out-migration accelerated. The magnitude of net out-migration is indicative of the depth of Silicon Valley’s recession. Until the jobless rate begins to subside and narrow the gap with other western metro areas, out-migration will continue at a rapid clip.

Growth in household formations for Silicon Valley between 2002 and 2007 is forecast at a meager 0.5 percent – above its population growth rate, but significantly less than the projected rate of 1.1 percent for the CMSA and 1.3 percent for the Top 100.

HOUSEHOLD GROWTH BY YEAR
Silicon Valley vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

Income

In 2002, the median household income in Silicon Valley was $92,100. This figure is a staggering 68 and 94 percent higher than the respective median incomes for the Top 100 and the U.S., respectively. Between 1992 and 2002, Silicon Valley’s 4.5 percent average annual growth in median household income far exceeded the Top 100 average annual growth of 3.7 percent. Broken down by county, Santa Clara County’s average annual growth rate was 4.2 percent, and the average annual growth in median household income for San Mateo County was an even stronger strong 5.3 percent.

Through 2007, median household income growth in Silicon Valley is expected to slow considerably to 2.7 percent, with San Mateo County forecast for 3.4 percent and Santa Clara County expected to average annual increases of just 2.3 percent. By comparison, the median household income for the Top 100 is forecast to average roughly 2.7 percent annual growth.

Silicon Valley remains the most affluent region in the Bay Area. The highest income households are generally located to the south and west of Interstate 280 and south and east of Interstate 680. No ZIP code areas in Silicon Valley have a median household income of less than $50,000, and there are but a few in the $50,000 to $75,000 income cohort, with those predominantly located in north, central and east San Jose.

VALUATION SERVICES	11	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

MEDIAN HOUSEHOLD INCOME DISTRIBUTION BY ZIP CODE
Silicon Valley
2002

Source: Claritas, Inc., Cushman & Wakefield Analytics

Regional Economic Overview

Silicon Valley remains in recession. Employment continues to fall and the jobless rate hit a record high in January 2003. Employment in the critical electronics manufacturing and information services industries continues to fall, with continued negative spillover effects on professional and business services. Construction activity is also beginning to falter. Average real wages among Silicon Valley’s manufacturers have fallen for over one year, as has the average workweek. House prices are falling once again and housing inventories on the market are rising.

Silicon Valley’s workforce continues to shrink. It has fallen by over 11 percent from its peak in late 2000, an extraordinary loss of 152,000 jobs. The downturn has been so severe that it generated the first annual decline in population since World War II. The economy’s rise was so fast and the downturn so sharp that given a projected steady growth rate beginning in 2004, it will be more than a decade before the previous peak is reached again.

VALUATION SERVICES	12	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

Improving indicators remain elusive, but retailers are no longer paring staff, indicating some stability in personal income and consumer spending. Similarly, employment in financial services is no longer declining. Also, leisure and hospitality industry payrolls have remained level for the past year, a good indicator of stable business travel to the area. Indeed, the local hotel industry is considering ways to help fund an expansion of San Jose’s downtown convention center. Thus, the worst of the multiplier effects of the tech downturn may be diminishing. Yet hiring in healthcare has gone flat, which was one of the few industries that had expanded over the past two years.

While Silicon Valley’s economic turnaround is clearly not evident yet, some sources of growth are emerging. Biotechnology, for example, has one of the more positive outlooks for the San Mateo County economy. Indicative of the outlook is a doubling of Genentech’s stock price, with most of the gain following FDA approvals of several of their experimental drugs. More importantly, however, are a number of IPOs announced or venture capital placements made with several Bay Area biotech firms. They include a stock offering by Exelixis in South San Francisco worth an estimated $95 million, and a $100 million private placement with CV Therapeutics in the San Jose metro area. The industry is historically volatile, going through periods of funding drought and excess, and through periods of successful drug approvals. Indicative of this volatility is the closing of Millennium Pharmaceuticals’s South San Francisco operation, where 210 were employed, to concentrate its operations in Massachusetts.

Venture funding is not limited solely to biotech, however, as Visto Corporation, a maker of mobile email software located in Redwood City, garnered over $50 million in venture funding in first quarter 2003. But this has not stanched the employment cutbacks in computer and electronic manufacturing in the valley. Information services employment, however, has nearly leveled off.

The need to replace an aging stock of computers and electronic equipment generates some optimism that Silicon Valley’s tech industries will see moderate growth next year. Already, consumer spending on electronic equipment fueled a rise in new orders for semiconductors late last year. The trend is far from solid, however, as global chip sales fell in three of the four months ending in March 2003, resulting in lackluster orders for the fabrication equipment made or designed in Silicon Valley. Furthermore, private research and development spending among local tech firms has been cut this year, as cost savings become critical to the bottom line.

Software and tech services will likely lead Silicon Valley’s rebound. Current examples include the remake of Hewlett-Packard into a service-based firm, the non-stop expansion of Internet-retailer eBay, and the potential move into online entertainment by Apple Computer. But Silicon Valley’s true growth driver, technology innovation, will be slow to turn around until venture capital placement halts the slide that continued through first quarter 2003. One possible new generator of local innovation, however, may be research dollars from the defense and homeland security departments.

Silicon Valley’s near-term outlook remains weak with no substantial turnaround in employment until well into 2004. Office and industrial property markets, thus, will also remain weak for another year at least. Further risk to residential property markets is also possible as sales prices are faltering again, and supply currently exceeds demand. Rising interest rates can be expected to add further downside pressure.

Longer term, the economy is not expected to expand at a rate above the Top 100 average until 2005. This makes Silicon Valley an underperforming region until it is able to pull out of its current slump towards the latter part of the decade.

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SILICON VALLEY REGIONAL ANALYSIS

Silicon Valley will continue to be a volatile economy, driven by cycles of innovation and investment. Longer-term, Silicon Valley will benefit from its extremely well educated workforce, the basic research undertaken at its universities and corporate labs, and its still deep sources of investment capital.

Gross Product

Silicon Valley enjoyed a 10-year period of astounding 8.7 percent average annual growth in its gross product, compared to 3.8 percent for the Top 100, with phenomenal peaks in 1999 and 2000 of 18.6 and 25.9 percent, respectively. During 2002, Silicon Valley’s real gross product experienced negative 2.3 percent growth, and the region’s growth in gross product is anticipated to be zero during 2003. Over the five-year forecast period of 2002 to 2007, gross product is expected to grow at a 3.4 percent annual rate, exceeding somewhat the forecasted Top 100 rate of 3.0 percent.

REAL GROSS PRODUCT GROWTH BY YEAR
Silicon Valley vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

Employment Trends

Silicon Valley’s employment base is far less diversified than the U.S. overall. High-tech employment accounts for nearly one-fourth of all employment within Silicon Valley, compared to about four percent across the Top 100. The Valley is significantly more concentrated in Manufacturing (18 versus 10 percent) and Professional and Business Services (19 versus 14 percent) than the Top 100. Both of those sectors locally have substantial high-tech components.

VALUATION SERVICES	14	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

EMPLOYMENT BY SECTOR
Silicon Valley vs. Top 100
2002

Source: Economy.com, Cushman & Wakefield Analytics

Compared to the Top 100, Silicon Valley is relatively less weighted in the sectors of Government (10 versus 15 percent), Finance, Insurance and Real Estate (five versus seven percent) and Trade, Transportation and Utilities (17 versus 20 percent). Over the past year, the only sectors to see employment growth has been Education and Health Services, and Government, which increased by 3.8 percent and 3.0 percent, respectively. Information, Professional and Business Services, and Manufacturing all saw double-digit declines in employment over the course of 2002.

Among the San Francisco CMSA’s counties, Silicon Valley has by far the largest share of total employment (37 percent) and realized the greatest increase in total employment between 1992 and 2002 of over 173,000 jobs (edging out the Oakland PMSA’s 172,000 jobs). Silicon Valley is also expected to capture the largest share of new job creations between 2002 and 2007 of 54,000 jobs, followed the Oakland PMSA with 53,000 jobs.

TOTAL EMPLOYMENT BY COUNTY
San Francisco CMSA
2002

Source: Economy.com, Cushman & Wakefield Analytics

VALUATION SERVICES	15	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

Between 1992 and 2002, Silicon Valley’s total employment increased at a 1.5 percent average annual rate, significantly below the Top 100 rate of 1.9 percent. More recently, total employment has turned negative. Total employment is not forecast to recover to its pre- recession level until the next decade. Beginning in 2005, Silicon Valley employment growth is forecast to grow at 2.0 percent annually through 2007, on par with the Top 100.

TOTAL EMPLOYMENT GROWTH AND UNEMPLOYMENT RATE BY YEAR
Silicon Valley vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

Over most of the past decade, Silicon Valley’s unemployment rate had been substantially lower than that across the Top 100. However, with the 2001 economic recession and the corresponding loss of many of the region’s jobs, Silicon Valley’s unemployment rate has lost its advantage over the Top 100. The jobless rate jumped from its low point of 1.9 percent in 2000 to 7.5 percent in 2002. The unemployment rate is projected to peak at 7.8 percent during 2003 and then recede to 5.7 percent by 2007 – by which time the Top 100 unemployment rate is expected to decline to 5.0 percent.

Silicon Valley is home to 12 of the 2002 Fortune 500 corporations: Hewlett-Packard Company (ranked 14), Intel (58), Cisco Systems (95), Solectron Corporation (158), Sun Microsystems Inc. (155), Oracle Corporation (190), Agilent Technologies Inc. (292), Calpine Corporation (246), Applied Materials Inc. (327), Apple Computer Inc. (300), CNF Inc. (347), and Maxtor Corporation (421). Following is a table of Silicon Valley’s largest non-government employers.

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SILICON VALLEY REGIONAL ANALYSIS

TOP NON-GOVERNMENT EMPLOYERS
Silicon Valley
2002

Number of MSA
Employer	Employees

United Airlines	17,700
Cisco Systems	13,000
Hewlett-Packard Company/Agilent	10,000
Stanford University	10,000
Kaiser Permanente	9,100
Oracle Corporation	7,400
Intel Corporation	7,000
Lockheed Martin Missiles & Space	6,700
Applied Materials, Inc.	6,200
Solectron Corporation	6,000
Sanmina	6,000
A T & T	5,200
UCSF Stanford Health Care	4,200
Genentech	3,700
Apple Computer, Inc.	3,000
3Com Corporation	3,000
Advanced Micro Devices	2,900
Raychem Corporation	2,900
Visa USA/International	2,700
Mills Peninsula Health Services	2,500

Source: Economy.com, Cushman & Wakefield Analytics

In the early 1990s, Silicon Valley and San Francisco had roughly the same number of office workers – roughly 200,000 each. As of year-end 2002, while San Francisco still had 195,000, Silicon Valley had nearly 330,000. Between 1992 and 2002, Silicon Valley’s office-using employment grew at an average annual rate of 4.0 percent, while San Francisco averaged only 0.2 percent. By comparison, office-using employment for the Top 100 grew at a 2.7 percent rate. Silicon Valley’s surge in office-using employment that took place during the 1990s has ended, however, Recently, Silicon Valley has seen two consecutive years of declining office-using employment, including a staggering 11.6 percent decrease during 2002.

Office-using employment is expected to drop another 2.7 percent during 2003, before reversing the negative trend between 2004 and 2007. Over the forecast period, office-using employment is forecast to rise at an annual 2.3 percent rate through 2007 – outperforming the CMSA’s 1.9 percent growth rate and slightly outpacing the 2.1 percent rate of the Top 100.

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SILICON VALLEY REGIONAL ANALYSIS

TOTAL OFFICE-USING EMPLOYMENT GROWTH BY YEAR
Silicon Valley vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

The South Bay’s largest concentrations of office-using employment are located in the cities of San Jose, Milpitas, Santa Clara, Sunnyvale, Cupertino, Mountain View and Palo Alto. Moving up the Peninsula, the largest concentrations office-using employees in San Mateo County are found in Redwood Shores, Menlo Park, Redwood City, Foster City and San Mateo.

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SILICON VALLEY REGIONAL ANALYSIS

OFFICE-USING EMPLOYMENT PER SQUARE MILE BY ZIP CODE
Silicon Valley
2002

Source: Claritas, Inc., Cushman & Wakefield Analytics

Transportation Network

As in much of the rest of the Bay Area, Silicon Valley freeways are a challenge during commute hours. Interstates 280, 680, 880, U.S. 101, Highways 85, 87 and 92 are the primary freeways serving Silicon Valley. Also, a number of expressways criss-cross Santa Clara County. From the East Bay, the San Mateo Bridge (Highway 92) feeds commuters into San Mateo County and the Dumbarton Bridge feeds commuters into northern Santa Clara County.

Silicon Valley’s public transportation system consists of commuter trains, buses and light rail. The rails for the CalTrain commuter train extend 77 miles from Gilroy in southern Santa Clara County to the South of Market district in San Francisco. CalTrain has an average daily ridership of over 31,000.

The Santa Clara Valley Transportation Authority’s (VTA) light rail system has two lines – an east-west line extending from Downtown Mountain View to Milpitas at Interstate 880, and a north-south line from Baypoint near Highway 237 to south San Jose’s Santa Teresa District. Weekday ridership averages 30,000. San Mateo County has no light rail system.

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SILICON VALLEY REGIONAL ANALYSIS

Separate bus systems run in each county – Santa Clara County’s run by VTA and San Mateo County’s run by SamTrans. VTA average weekday bus boardings are approximately 145,000. SamTrans, serving a significantly smaller population, averages 58,000 weekday boardings.

The Bay Area Rapid Transit System (BART), a high-speed rail system serving predominantly Alameda and Contra Costa County commuters heading into San Francisco, has recently extended into northern San Mateo County and to San Francisco International Airport. BART is also planning expansion into Santa Clara County from Fremont in Alameda County.

Located within the geography of San Mateo County, San Francisco International Airport (SFO), which opened its new International Terminal in 2000, was the 19th busiest airport in the world for the year 2002 with 31.4 million arrivals and departures. SFO is negotiating to add runways to fuel future growth, but the plan is stalled due to environmental concerns of adding more landfill to San Francisco Bay.

San Jose International Airport (SJC) handled 11.7 million passengers during fiscal 2002 through its existing 31 gates. SJC has won approval for a 40-gate expansion that is expected to greatly improve air transport in and out of Silicon Valley.

Quality of Life/Amenities

Major Attractions and Amenities

Silicon Valley is an area with many unique characteristics. Its topographic features include valleys, mountains, ocean, bay, and lakes. It also has a wide variety of development ranging from urban high-rise, suburban mid-rise, industrial, residential, and agricultural land to natural and undeveloped open space.

A variety of venues include San Jose’s Tech Museum, the Winchester Mystery House, and the Rosicrucian Egyptian Museum. Paramount’s Great America is a prominent theme park in Santa Clara. Santa Cruz Beach & Boardwalk is about an hour away. The valley’s warm summers make San Jose’s Raging Waters, the Bay Area’s largest water theme park, a very popular destination.

Perhaps one of the valley’s best amenities is its proximity to San Francisco. The Wine Country in Napa and Sonoma Counties are also only about a two-hour drive from the south bay. Monterey, Carmel and Big Sur are about an hour drive, and Lake Tahoe and Yosemite National Park are roughly four hours from Silicon Valley.

Silicon Valley is home to the San Jose Sharks professional hockey team. In addition, Santa Clara County is often mentioned when the Oakland A’s start talking about moving the baseball team. The headquarters and practice facilities for the San Francisco 49ers are located in the city of Santa Clara.

Education

The San Francisco Bay Area is home to numerous institutions of higher learning. The large number of world-class educational and research facilities – more than 35 colleges and universities – positively impacts the entire Bay Area economy. Silicon Valley’s most prestigious university is Stanford University in Palo Alto, but the region is also well served by San Jose State, College of San Mateo, Santa Clara University, University of California Santa Cruz and University of California Berkeley.

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SILICON VALLEY REGIONAL ANALYSIS

MAJOR COLLEGES/UNIVERSITIES
Silicon Valley
2001

Full/Part Time
College/University	Enrollment

San Jose State University	50,400
Mission College	17,300
DeAnza College	15,100
Stanford University	14,200
Evergreen Valley College	12,200
College of San Mateo	11,900

Source: San Francisco Business Times Book of Lists, Cushman & Wakefield Analytics

Medical Facilities

Silicon Valley has a comprehensive healthcare network. The area’s major healthcare facilities include the Stanford Medical Center, Santa Clara Valley Medical Center, Kaiser Permanente (3 hospitals), Regional Medical Center of San Jose, El Camino Hospital, Sequoia Hospital and VA Palo Alto.

Regional Summary

Silicon Valley’s near-term economic outlook remains dim. It is expected to limp along for another year before measurable improvement is seen. The local economy’s lack of diversity maintains its volatility and dependence upon capital investment. As long as corporate profits remain weak, business investment is expected to remain lackluster. Furthermore, technology exports, which are crucial to the region’s economic health, will be sluggish until the global economies show marked improvement.

Silicon Valley’s moderate climate and attractive quality-of-life factors, however, are expected to continue attracting top talent to the region – at least those who can afford its high cost of living and housing costs. Its first-class educational institutions will continue to seed the region with tech-savvy graduates. Silicon Valley still maintains the highest share of nationwide venture capital investments. Silicon Valley’s substantial biotechnology industry remains strong and has attracted venture capital in the wake of the dotcom bust. Research related to anti-bioterrorism may provide an additional boost to these firms.

Longer term, innovation and R&D are expected to revive the local economy and to bring its performance on par with that of the nation’s top 100 metropolitan areas. When the national and global economies eventually rebound, capital investment would likely surge, stimulating Silicon Valley’s tech manufacturing base. As computer software becomes more sophisticated, more powerful computers will be required to run the software, boosting investment in computers. Finally, defense and homeland security spending are expected to bolster R&D in the valley.

Silicon Valley is expected to underperform the Top 100. Given the region’s high cost of living and housing costs, its population growth and household formation rates are both expected to lag the Top 100. Furthermore, with the overall weakness in the local, national and global economies, employment growth is also expected to trail the Top 100. Indicative of Silicon Valley’s high productivity, however, the region’s growth in gross product is forecast to slightly exceed that of the Top 100 through 2007.

VALUATION SERVICES	21	ADVISORY GROUP

LOCAL AREA MAP

VALUATION SERVICES	22	ADVISORY GROUP

LOCAL AREA ANALYSIS

Location

The subject is located in the northwestern area of the City of Campbell, approximately one and one-half miles west of the downtown core. The boundaries of the local area are considered to be Campbell Avenue to the south, Hamilton Avenue to the west and north, and San Tomas Expressway to the east.

Access

The primary access routes serving the local area include Hamilton Avenue and San Tomas Expressway. Hamilton Avenue courses east and west through the district providing access to Highway 17 on its easterly course. San Tomas Expressway is major regional commuter route coursing north and south through the district providing access to employment centers located in the northerly areas of the County. Another major route serving the local area is Saratoga Avenue. This collector route courses north and south and provides the main access to Interstate 280. Overall, access to the local area is considered very good, including that to medical facilities for the elderly residents in the local area

Character

The local area is characterized primarily as a suburban residential district with a preponderance of single and multi-family residential uses. Portions of the local area are located within the San Jose City Limits. Development patterns in the district were influenced by the area’s proximity to shopping and transportation routes which provide direct access to employment centers situated throughout the County. As noted above, the majority of existing development located in the area is residential in nature with higher density residential uses found abutting the major streets in the area such as Hamilton Avenue and San Tomas Aquino Road. A major shopping district is located just outside the local area surrounding the intersection of Saratoga and Hamilton Avenues. Two regional shopping centers (Westgate Mall and El Paseo De Saratoga) are located at this intersection with smaller neighborhood and strip centers located on adjoining parcels.

The local area is considered to be in a mature stage of its life with the availability of a few remaining vacant sites providing for limited new development opportunities. The local area is considered to be approximately 98 percent developed at this time. The only remaining vacant sites are small (less than one acre) in-fill parcels. Most recent new developments in the area have taken the form of redevelopment of existing sites to higher uses.

Nearby and Adjacent Land Uses

West:	Single-family residence and San Tomas Aquino Road
North:	Latimer Avenue and Apartments
East:	Apartments and Condominiums
South:	Apartments and Condominiums

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LOCAL AREA ANALYSIS

Proximity to Health Care

The local area is located within three miles of three major health care facilities – Santa Clara County Medical Center, O’Connor Hospital and Good Samaritan Hospital. The travel time to these facilities is approximately 10 to 15 minutes from the subject.

Special Hazards or Adverse Influences

There are no hazards or adverse influences present in the local area which have a detrimental influence on properties.

Land Use Changes

We are not aware of, at this time, of any planned improvements or demolitions in the local area that would impact the subject.

Conclusion

The subject is located in an established area of Campbell adjacent to San Jose’s western boundary. The primary influence of the local area is residential oriented. The local area is in a mature stage of its life and there is limited land available for future development. Future development will likely consist of redevelopment of existing sites with commercial uses located along Hamilton Avenue, and residential on others. Services requisite to support a senior living complex such as the subject are within close proximity. After reviewing the local area data, a positive effect on real estate values in the local area is anticipated for the foreseeable future. This positive effect also extends to the subject property.

VALUATION SERVICES	24	ADVISORY GROUP

SENIOR LIVING INDUSTRY OVERVIEW

Independent Living

Congregate care or independent living units are designed for seniors who pay for some congregate services (i.e. housekeeping, transportation, meals, etc.) as part of the monthly fee or rental rate, and who require little, if any, assistance with activities of daily living. Residents of congregate/independent living units may have some health care-type services provided to them by in-house staff or an outside agency. Congregate units may be part of a congregate residence, a property that provides congregate and assisted living services, or a continuing care retirement community.

The retirement housing industry overall has matured considerably over the past two decades as the elderly population has increased and seniors have come to accept and seek alternatives to remaining in their homes. Retirement housing has expanded beyond the early dominance of life care and continuing care retirement communities (CCRCs). These communities, which typically included independent living and nursing care on a single campus, typically charged residents an entrance fee and a monthly fee. Rental retirement communities represented a major area of growth in the 1980s, fueled in part by the Department of Housing and Urban Development’s 221(d)(4) Retirement Service Center mortgage insurance program. Although the program no longer exists, the rental model is still a popular option for newly developed retirement communities. In addition, a small but definite increase in the number of cooperatives and condominiums has taken place, particularly among communities targeting a more affluent segment of the elderly population.

The retirement community of today is a smaller complex consisting of 100 to 200 independent living units versus the 200 to 300 independent living units that characterized the early CCRCs. In some cases, the communities are being developed in stages to avoid some of the up front risk associated with initial lease-up and to allow the facility to be more responsive to the market needs and preferences.

The rental retirement communities of the early 1980s typically offered no nursing care or assistance with daily living. These facilities were designed to provide hospitality services such as meals, housekeeping, transportation, and activities. These facilities met with slow lease-up rates and exceedingly high turnover due to their inability to meet changing resident needs.

Independent living communities, particularly rental communities, are least heavily monitored and governed by state regulations. In some states, this has resulted in a fair degree of flexibility in providing additional services.

It has become quite clear over the past ten years that the retirement communities are attracting an older and somewhat frailer population than originally anticipated. The average age of entrance into independent living units is between the late 70’s and early 80’s, rather than the late 60’s and early 70’s originally anticipated. As a result of the change in resident profile as well as the experience gained in the 1980s, it is clear that some form of health care or supportive services for the frail elderly is a necessary component of a retirement community.

Assisted Living

The emergence of assisted living as an option in the long-term care continuum for elders in the 1990’s represented the convergence of social, political, economic and treatment trends. Prior to this, most dependent seniors had only two long-term care options: be cared for by a family member or enter a nursing home. Today, as the number of elders and their frailty increases, these options have proven inadequate for seniors, their families and society. For many elderly, nursing homes are overly intensive and expensive. Therefore, for the segment of seniors with moderate to intermediate care needs, assisted living has become a favored form of long-term care.

VALUATION SERVICES	25	ADVISORY GROUP

SENIOR LIVING INDUSTRY OVERVIEW

The Assisted Living Facilities Association of America (ALFAA) defines assisted living as a special combination of housing, personalized supportive services and health care designed to respond to the individual needs of those who require help in activities of daily living, but do not need the skilled medical care provided in a nursing home. Assisted living care promotes the maximum independence of dignity for each resident and encourages the involvement of a resident’s family, neighbors and friends.

Although industry proponents are clear as to the general characteristics and philosophy of an assisted living community, there is no national agreement on the details and legal definition of assisted living. As the assisted living industry becomes increasingly standardized, and as the industry expands, it can expect to acquire a defined legal status with respect to licensure, reimbursement and financing.

Some states have enacted laws using the term assisted living, however, in most jurisdictions licensure statutes combine a variety of terms and programs. In referring to residential housing and services, most state licensing laws use terms such as: rest homes, homes for the aged, supportive living facilities, residential care facilities, board and care homes, elderly group homes, congregate care housing and senior housing.

Assisted living programs are located in a variety of environments. They may be housed in newly constructed freestanding facilities, retrofitted buildings such as former hotels, units attached to nursing homes, senior apartments with services, units within CCRC developments and congregate care units. Whatever the environment, there must be private, or at a minimum companion suite residential living space.

Typically, a resident will have a compact studio or efficiency apartment. Living space will almost always include a private bathroom. The living space may or may not include a kitchen or kitchenette, washer and dryer, a living room or storage space. Economics generally dictate the size of the private living space, which can range from a small one-room efficiency of less than 300 square feet to a large one-bedroom apartment of 750 square feet.

Assisted living residences also provide for a considerable amount of common space for the residents to share. Newer assisted living facilities generally allocate from 30 percent to 40 percent of all gross square footage of the building to common area. Such space includes dining rooms, libraries, lounges, activity centers, kitchens and laundry rooms. The size of an assisted living facility depends on many variables including market forces and site constraints. Most newer freestanding facilities typically fall into the range of 40 to 80 units.

The level of service in assisted living facilities varies. However, within a broad range, there are certain basic services offered:

•	24-hour a day on-site supervision or access to an emergency call system;

•	Two or three meals and regular snacks are available;

•	Light housekeeping and laundry services are available;

•	Residents are entitled to some level of personal care each day from the facility staff;

•	A personalized health care plan delineates how health care needs may be addressed; and;

•	Activity, social service and transportation resources are made available.

Because it is a goal of assisted living to enable residents to age- in- place, the level of personal care, food services or health care may be adjusted upwards as needed. However, arranging services to allow aging- in- place can be difficult if residents need increasing amounts of nursing care and the states limit or prohibit skilled nursing care in assisted living facilities. With this in

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SENIOR LIVING INDUSTRY OVERVIEW

mind, it should be noted that there is a growing trend by states to extend the scope of assisted living services far into the long-term care continuum.

The typical resident of assisted living is 83 years old, is a woman and is single or widowed. Today’s assisted living residents have care needs and characteristics that were associated with residents in intermediate care facility nursing homes in the 1970’s and 1980’s. Senior care needs are gauged by the extent to which an individual requires regular assistance with ongoing activities of daily living (ADLs) such as bathing, eating, walking, toileting and dressing. In order to determine that there is an ADL dependency, a clinician must determine that an individual cannot safely or routinely perform a specific activity unless he or she has help. Unless such help is provided, the individual is at risk of not meeting an essential daily need.

While the number of ADLs with which a person needs help is used clinically as a measure of dependency, having such dependency does not mean that medical care is required. In assisted living facilities, residents generally have at least one ADL dependency, and it is not uncommon that they have as many as three or four.

Assisted living fees are typically structured around a fixed monthly amount that covers both housing and services. The monthly amount generally includes a base level of personal care with additional personal care charged separately. There also may be entrance fees, typically equivalent to the first and last month’s rent. Assisted living facilities do not require the large endowment type entrance fees required in some CCRCs.

Occupancy Patterns

Occupancy data compiled by the American Seniors Housing Association for the various senior housing community types (congregate, assisted and CCRCs) has been summarized in the following table.

Median Occupancy Rates
For Profit Senior Housing Facilities

Property Type	1995	1996	1997	1998	1999	2000	2001	2002

Independent	95.0%	98.0%	96.0%	98.0%	95.0%	95.0%	94.5%	93.1%
Assisted Living	97.0%	95.0%	95.0%	92.0%	94.0%	90.0%	93.8%	94.2%
CCRCs	95.0%	95.0%	94.0%	95.0%	93.2%	93.2%	93.1%	92.4%
All Communities	95.0%	96.0%	95.0%	95.0%	93.7%	93.7%	94.0%	93.5%

Source: American Seniors Housing Association

As seen, assisted living facilities in 2002 exhibited the highest occupancy rate of any of the property types. This was in contrast to the other property types that saw median occupancy rates decline slightly over 2001.

The average length of stay in a senior facility also varies as to the property type. In the following table is average length of stay data compiled by the American Seniors Housing Association.

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SENIOR LIVING INDUSTRY OVERVIEW

Average Resident Length of Stay
(Stated In Months)

Property Type	1998	1999	2000	2001	2002

Independent	45.5	43.4	38.1	43.1	33.4
Assisted Living	24.8	18.5	20.5	28.0	17.7
All CCRCs
Independent	61.0	45.4	59.8	37.3	37.0
Assisted Living	16.0	18.2	16.8	12.8	12.0
Nursing	20.0	23.2	18.6	9.0	9.0

Source: American Seniors Housing Association

As shown, the average length of stay in an assisted living facility in 2002 was 17.7 months and which reflected a notable decline over the length of stay average for 2001. Both assisted and independent living facilities showed declines, while CCRCs maintained generally similar occupancies over 2001. Much of the reasoning for the decline is from increased lateral movement of residents between existing facilities caused by such factors as facility operations (management, staffing, etc.), as well as foreclosures and closings of poorly operated facilities.

Absorption Trends

Net absorption data compiled by the American Seniors Housing Association (ASHA) for senior housing facilities is summarized in the following table.

2001 National Average Net Absorption Rates
Senior Housing Facilities

	1st	Months	Months	2nd	3rd
Property Type	Month	2 - 6	7 - 12	Year	Year

Independent	25.5	6.7	3.7	2.8	2.9
Assisted Living	11.7	5.2	2.9	2.2	5.3
CCRCs	37.4	18.9	9.0	5.5	4.1
All Communities	28.4	10.3	5.2	3.5	4.1

Figures based on number of residents

Source: American Seniors Housing Association

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SENIOR LIVING INDUSTRY OVERVIEW

As seen, initial absorption of new residents for all facility types is strong in the first month, then it tapers off during the following months.

California Assisted Living Environment

The California Department of Social Services, Community Care Licensing Division, is the State Agency responsible for approving, monitoring and regulating residential care facilities for the elderly, which provide temporary or long-term, 24-hour non-medical residential care services to the elderly, who are substantially unable to live independently. Resident dependence may be the result of physical or other limitations associated with age, physical or mental disabilities or other factors.

Residential facilities are group living facilities with shared bedrooms for the residents. Services provided typically include three meals daily, recreation, housekeeping, security and personal services. Personal services in general include assistance with bathing and dressing and dispensing of medications.

Regulation of residential care facilities in California is documented by the State Department of Social Services (“Department”), contained in Residential Care Facilities for the Elderly, Title 22, Division 6, Chapter 8. Included in these regulations are application procedures, license requirements, enforcement provisions, continuing requirements, physical environment and health related services. Unless a facility is exempt from licensure as specified in regulatory Section 80007, no adult, firm, partnership, association, corporation, county, city, public agency or other government entity shall operate, establish, manage, conduct or maintain a community care facility without first obtaining a valid license.

General Requirements

The following is an outline of the basic requirements for residential care facilities in the State of California:

Admission

Prior to accepting a resident for care, the facility shall conduct an interview with the applicant and responsible person, perform a pre-admission appraisal, and evaluate a recent medical assessment. The licensee is to complete and maintain individual written admission agreements with all persons admitted to the facility or their designated representatives. The agreement shall specify basic services to be made available, payment provisions, modification conditions, refund conditions, general facility policies, and that the Department or licensing agency has the authority to examine residents’ records. The agreement must also specify conditions under which the agreement may be terminated.

Medical Assessment

Prior to a person’s acceptance as a resident, the licensee shall obtain and keep on file, documentation of a medical assessment, signed by a physician, made within the last year. The medical assessment shall include a physical examination of the resident, documentation of prior medical services and history, and a current medical status. There should be a record of current prescribed medications, identification of physical limitations of the person, and a determination of the person’s ambulatory status. The licensee shall obtain an updated medical assessment when required by the Department.

VALUATION SERVICES	29	ADVISORY GROUP

SENIOR LIVING INDUSTRY OVERVIEW

Resident Records

A separate record shall be maintained for each resident. The record shall be current and complete and be generally accessible. A current register of all residents in the facility shall be maintained and also kept in a central location.

Personal Rights

Each person shall have personal rights, which include but are not limited to:

•	To be accorded dignity in his/her personal relationships with staff, residents, and other persons.

•	To be accorded safe, healthful and comfortable accommodations, furnishings and equipment.

•	To be free from corporal or unusual punishment, humiliation, intimidation, mental abuse or other actions of a punitive nature which interfere with daily living functions.

•	To leave or depart the facility at any time and to not be locked in any room, building, or on the premises by day or night.

•	All persons accepted to facilities or their responsible persons, shall be personally advised and given a copy of these rights at admissions.

Incidental Medical and Dental Care

Each facility shall have a plan for incidental medical and dental care. The plan shall encourage routine medical and dental care and provide for assistance in obtaining such care by compliance with the following:

•	The licensee shall arrange, or assist in arranging, for medical and dental care appropriate to the condition and needs of the residents.

•	The licensee shall provide assistance in meeting necessary medical and dental needs. This includes transportation to the nearest available medical or dental facility.

•	There shall be arrangements for separation and care of residents whose illness requires separation from others.

•	When residents require prosthetic devices, vision and hearing aids, the staff shall be familiar with the use of these devices, and shall assist the resident with the utilization of them.

•	The licensee shall provide for assisting residents with self-administered medications as needed.

•	There shall be adequate privacy for first aid treatment of minor injuries and for examination by a physician if necessary.

•	If the facility has no medical unit, a complete first aid kit shall be maintained and readily available.

Food Service

Meals on the premises shall be served in one or more dining rooms or similar areas in which the furniture, fixtures and equipment necessary for meal service are provided. Such dining areas shall be located near the kitchen so that food may be served quickly and easily. The dining rooms are to be attractive to promote socialization among the diners. Tray service shall be provided in case of temporary need.

VALUATION SERVICES	30	ADVISORY GROUP

SENIOR LIVING INDUSTRY OVERVIEW

In facilities with 50 or more residents, providing three meals a day, a full-time employee qualified by formal training or experience shall be responsible for the operation of the food service. If this person is not a dietician, then a provision should be made for regular consultation. The food should be of a good quality.

Personal Accommodations and Services

The facility shall be safe, clean, sanitary and in good repair at all times for the safety and well being of clients, employees and visitors. The facility should be large enough to provide comfortable living accommodations and privacy for the residents, staff and others. There should be common rooms such as living rooms, dining rooms, dens or other activity rooms. Bedrooms shall sleep no more than two clients and be large enough to allow for easy passage and comfortable use of any required client assistance devices. Bedrooms are not to be used as passageways and no room for any other use can double as a bedroom.

Equipment and supplies necessary for personal care and maintenance of adequate hygiene practice shall be readily available to each resident.

Each client is to be provided with a bed in good repair, a chair, a nightstand, a lamp for reading, and adequate closets and drawer space. Clean linen and towels in good repair are to be provided weekly at a minimum, and more often if necessary. Toilets and bathrooms are to be located near the client’s bedrooms. There is to be at least one toilet and sink for each six persons, and at least one tub or shower for each ten persons, with adequate privacy.

A comfortable temperature must be maintained at all times. All windows are to be in good repair and free of insects, dirt and other debris. There should be adequate lighting throughout the facility for the safety and comfort of all persons in the facility.

Personal Services

Licensees shall provide necessary personal assistance and care with activities of daily living including, but not limited to dressing, eating, and bathing.

Activities

The licensee shall ensure that planned recreational activities are provided for the client. These activities include physical activities such as games, sports and exercise, as well as group interaction.

Evaluation Visits

Every licensed community care facility is periodically inspected and evaluated for quality of care. Evaluations are to be conducted at least once a year to ensure the quality of care. The Department shall notify the facility in writing of all deficiencies and shall set a reasonable timeframe for compliance by the facility. Upon a finding of noncompliance, the Department may levy a civil penalty not to exceed $50 per day for each day until the Department finds the facility in compliance. If the facility fails to comply in the allotted time, then the amount collected shall be forfeited to the Department. Reports shall be kept on file in the Department and open to public inspection. A follow up visit is required to determine if the deficiency has been corrected.

Corrective action is taken by the Department when a licensee fails to protect the health, safety and personal rights of individuals in its care, or is unwilling or unable to maintain substantial compliance with licensing regulations.

Enforcement is maintained through:

1.	Fines and civil penalties (vary according to the violation)

2.	Non-compliance office conferences

VALUATION SERVICES	31	ADVISORY GROUP

SENIOR LIVING INDUSTRY OVERVIEW

3.	Administrative legal actions as follows:

•	Denial of applications

•	Compliance plans

•	Probationary license

•	Temporary suspension of license

•	Revocation of license

•	License and employee exclusions

The Department may suspend or revoke any license on any of the following grounds stipulated in Health and Safety Code Sections 1569.1515(c) and 1569.50:

•	The Department may revoke the license of any corporate licensee that has a member of the board of directors, the executive director or an officer who is not eligible for licensure pursuant to regulations.

•	Violations of the specifics rules and regulations.

•	Aiding, abetting or permitting the violation of the rules and regulations.

•	Conduct which is inimical to the health, morals or safety of either an individual in or receiving services from the facility or the people of the State of California.

•	The conviction of a licensee, or individuals in contact with residents at any time before or during licensure, of a crime as defined in the regulations.

•	Engaging in acts of financial malfeasance concerning the operation of a facility, including, but not limited to, improper use or embezzlement of resident monies and property or fraudulent appropriation for personal gain of facility moneys and property, or willful or negligent failure to provide services for the care of the residents.

When the Department intends to seek revocation of a license, the Department shall notify the licensee of the proposed action and at the same time shall serve such licensee with an accusation. The licensee has a right to a hearing prior to the revocation or suspension of a license, except when an “Immediate Temporary Suspension Order” is written.

The Immediate Temporary Suspension Order temporarily suspends any license prior to any hearing when in the Department’s opinion such action is necessary to protect the residents in the facility from any physical or mental abuse or any other substantial threat to health and safety. When the Department intends to temporarily suspend a license prior to a hearing, the Department shall notify the licensee of the temporary suspension and the effective date thereof and at the same time serve the licensee with an accusation.

For either a revocation or a revocation and temporary suspension action, the Department shall within 15 days of receipt of notice of defense ask the Office of Administrative Hearings to set the matter for hearing.

For a revocation and temporary suspension action, the Department shall ask the Office of Administrative Hearings to hold the hearings as soon as possible but not later than 30 days after receipt of the Notice of Defense.

VALUATION SERVICES	32	ADVISORY GROUP

MANAGEMENT AND OPERATIONS OVERVIEW

Management Overview

The subject is managed by ARV Assisted Living, Inc. (ARV). Retirement Inn of Campbell was constructed in 1975. There have not been any recent major renovations to the facility over the past three years. Revenues have been stable over the last three years, while expenses have been increasing. The facility’s occupancy has also been stable over this same period. Overall, we believe that ARV is competent to manage the subject property.

Operations Overview

Services

Retirement Inn of Campbell is designed for assisted living and offers all the services typical of these types of facilities. This facility has been designed as a rental community and provides most services under a fixed monthly rate. All resident contracts are for the term of stay. According to the terms of the agreement, a thirty (30) day written notice is required prior to any increase in fees for additional charges or for increases due to increased cost of operations. Included in the monthly rates are:

•	Three meals daily and snacks;

•	All utilities except for personal telephone

•	Scheduled Transportation;

•	Twenty-four (24) hour security and numerous safety features throughout the apartments;

•	Weekly housekeeping services;

•	Linen services;

•	Organized individual and group activities

In addition to the monthly fee there are optional services available at an additional charge. These services include additional personal care, respite care, guest meals, beauty shop fees and additional transportation fees. There are regularly scheduled health assessments that help determine which level of services each individual resident receives.

Regulations and Health Matters

The facility has a license for a capacity of 90 residential care/assisted living beds and is regulated by the State of California’s Department of Social Services. A copy of the Regulations is posted in a conspicuous place in the facility and the residents acknowledge at the time of entry that the operation of this facility is governed by these regulations. Furthermore, if the licensing entity amends these regulations, the resident and the provider must obey by the amended regulations.

State Monitoring

The State of California conducts annual surveys of licensed residential care/assisted living facilities. The most recent survey for the subject was conducted in July 2003. The survey reported that the facility met all requirements with no serious deficiencies. A new license for the following 12 months was issued for the facility.

Admission Policies

Retirement Inn of Campbell requires all potential assisted living residents to undergo a health evaluation by a physician before entrance into the facility. The operator has the right to terminate the agreement at any time when they feel that the resident’s personal care needs cannot be adequately served by the facility.

VALUATION SERVICES	33	ADVISORY GROUP

MANAGEMENT AND OPERATIONS OVERVIEW

There is to be a chart for each resident in assisted living. At the time of admission, a dated and signed medical evaluation, which conforms to the licensing regulations, must be on file. Thereafter, a medical evaluation, which also conforms to licensing regulations, must be made at least every twelve (12) months.

The operator may seek appropriate evaluation and assistance and may arrange for the transfer of a resident to an appropriate and safe location, prior to termination of an admission agreement and without ninety (90) days notice or court review for the following reasons:

•	When a resident fails to pay the monthly rent prior to written notice of such absence;

•	When the operator feels that the residents mental or physical needs cannot be adequately met by the facility;

•	In the event a resident’s behavior poses an imminent risk of death or serious physical injury to himself/herself or to others;

•	Breach of contract for any reason by the resident or operator;

•	Any prolonged health-related or other absence.

Retirement Inn of Campbell caters to the full range of needs of seniors requiring assisted living services. The administrator develops and maintains a personalized service plan, which is amended if necessary. Furthermore, the aging-in-place and out-placement policies appear to be reasonable and well implemented. Services at the facility are standard for this type of complex and are in keeping with the residential make-up at the subject.

Marketing

Retirement Inn of Campbell has a full time marketing director. Marketing personnel are actively involved in the community, as well as with discharge planners for area hospitals. They do not do any telemarketing. Direct mailings, scheduled community events, and networking, on the other hand are a routine part of marketing efforts.

Overall, given the history of the subject, it appears that the marketing efforts are adequate. The subject’s reputation and marketing campaign are considered to be part of the reason behind the current performance at the subject facility.

Conclusion

Overall, based on our inspection of the facility, discussions with some of the personnel and our review of the Policies and Procedures, it is our opinion that the facility is being operated in a competent manner. The facility has been adequately maintained and the residents appear to be content.

VALUATION SERVICES	34	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Primary Market Area

The first step in analyzing the competitive market for the subject is delineating its primary market area (PMA). The primary market area is typically described as either a defined radius around the subject, zip codes, or the subject’s county. In order to delineate the subject’s primary market area, we have interviewed the subject’s Executive Director as well as the competitive properties we have used in our analysis.

Our discussions indicated that approximately 75 percent of the subject’s residents come from the Sunnyvale area. This encompasses an area of approximately three miles. The remaining 25 percent emanate from the greater eastside area. The following chart details the competitors primary market areas (PMA), as well as the estimated percentage that comes from their PMA.

		% of Residents
Name	PMA	from PMA

Westgate Villa	3.0-5.0 Miles	75%
Inn @ Willow Glen	3.0-5.0 Miles	75%
Carlton Plaza	3.0-5.0 Miles	80%
Lincoln Glen Manor	3.0-5.0 Miles	75%
Retirement Inn of Sunnyvale	3.0-5.0 Miles	75%
SUBJECT	3.0-5.0 Miles	75%

In the case of the subject, we have determined the primary market area to encompass an area of approximately three miles with 75 percent of the residents emanating from this PMA. Although a project like the subject may also attract residents from outside of the area, the geographic market area within a radius of three miles of the subject is considered to represent the primary draw for the subject. As indicated on the chart, the subject’s primary market area of three miles is similar to the comparables.

Most of the marketing directors we interviewed also indicated that adult children in this market are the driving forces in the decision making process for their parents.

Supply/New Construction

Existing Facilities

Because of the subject’s levels of personal care services, and type of amenities, the personal care homes in the market with less than 25 beds do not generally compete directly with the subject. However, the following charts detail the number of assisted living units in the subject’s market area that pose direct and indirect competition to the subject. We note that the table includes facilities located in both the subject’s primary and secondary market area in the Campbell/San Jose area.

VALUATION SERVICES	35	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

MARKET AREA SUPPLY

	Total AL
Name	Units	PMA/SMA*

Westgate Villa	32	PMA
Inn @ Willow Glen	83	PMA
Carlton Plaza	122	SMA
Lincoln Glen Manor	31	PMA
Retirement Inn of Sunnyvale	123	SMA
SUBJECT	72

Totals	463

* PMA - Primary Market Area; SMA - Secondary Market Area

Proposed Units

Discussions with local providers and planning departments indicated that there are no other facilities planned at this time. The most recent construction was a Sunrise facility in 2001 that is located approximately one mile from the subject.

Occupancy Patterns

Industry Statistics

Assisted living facilities generally exhibit the lowest overall occupancy patterns of any of the senior housing community types (congregate, assisted and CCRCs). As was noted in the Senior Housing Industry Overview presented earlier, assisted living facilities indicated an average occupancy rate of 94.2 percent in 2002, which represented an increase from 93.8 percent in 2001. Assisted living facilities in 2002, according to the survey, indicated the highest occupancies of the senior housing property types (independent, assisted and CCRCs).

Competitive Market Area

The senior living facilities we surveyed for our analysis totaled approximately 391 units and/or beds (excluding the subject) and the current available occupancy of those properties was from 70 to 98 percent. We note that due to the limited amount of similar facilities in the immediate area, several of the facilities we investigated are located outside of the defined primary market area of the subject.

Retirement Inn of Campbell is noted as having been at 90 percent occupancy at the time of inspection. The subject appears to have a good reputation in the market and this should continue based on its location and living options. A summary showing the competitive properties and their overall average occupancy levels is shown below. Please note that not all of these properties may fall within the defined market area of the subject, however, in the Elderly Demographics section we have defined the total supply in the competitive market area.

		Total AL
Name		Units	Occupancy Level

Westgate Villa	*	32	92%
Inn @ Willow Glen	*	83	94%
Carlton Plaza		122	98%
Lincoln Glen Manor	*	31	100%
Retirement Inn of Sunnyvale		123	90%
SUBJECT		72	90%

* Denotes facilities located in subject’s primary market area.

VALUATION SERVICES	36	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Again, we note that due to the limited amount of similar facilities in the immediate area, several of the facilities we investigated are located outside of the defined primary market area of the subject. The properties located in the PMA are identified in the above chart.

Rental Rates

Current rental rates for assisted living units in the Campbell area begin at around $2,200 per month for a studio unit and go up to around $5,700 for a two-bedroom unit. For the most part, assisted living facilities provide three meals per day, weekly to bi-weekly housekeeping, weekly laundry, all utilities except telephone and cable TV, activities and transportation. Most assisted living facilities generally include a minimal or base level of personal care services in the base monthly rents. In the subject’s market, charges for additional personal care services vary from a property like the subject that includes no personal care in the base rental rate up to facilities that include a based level of services, much like most of the properties we surveyed.

Rent Increases

Most assisted living facilities in the Campbell market area have been instigating annual rent increases over the last several years. Although no specific data was available, discussions with several providers indicated that they have been routinely increasing rents between three and five percent per year. Discussions with the facility’s Executive Director indicated that the facility has also been increasing rents annually over the last several years. The most recent rent increase at the subject was October 1, 2003 and was for a 5.0 percent across the board increase.

Concessions

Rent concessions, or incentives, provide a good indication of the condition, or strength of current market conditions. Rent concessions are generally found in markets exhibiting high vacancy and diminished absorption levels, as well as being used by new projects as a part of their overall marketing programs. At the time of our investigation of the Campbell market area, no specific concessions were noted. Similar to the market, Retirement Inn of Campbell reported that they are not offering concessions for leasing vacant units. The subject, however, had been offering concessions in 2002 and in the first part of 2003 to alleviate an atypical loss of residents. The new Executive Director has been very instrumental in increasing occupancy to a relatively high level and has not had to utilize concessions for several months. Concession will not likely be part of the market and used only to stimulate any unforeseen vacancies. They should, however, not be of any major significance to a property like the subject.

Absorption Trends

An assisted living facility generally exhibits lower initial absorption patterns during the first year of any of the senior housing community types (independent, assisted and CCRCs). Occupancy data compiled by the American Seniors Housing Association (ASHA) was previously summarized in the Assisted Living Industry Overview. The industry data indicated that initial absorption of new residents for all facility types is strong in the first month, then it tapers off dramatically during the following months. Specifically, net absorption averaged 11.7 residents for the Month 1, 5.2 residents for Months 2 – 6, 2.9 residents for Months 7 – 12, and 2.2 residents during Year 2.

VALUATION SERVICES	37	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Retirement Inn of Campbell opened in 1975 and has been successful from an occupancy basis. Occupancy at the facility was 95 percent in 2000, 99 percent in 2001, 97 percent in 2002 and year-to-date 2003 annualizes out to 86 percent. We note that the facility was at an occupancy of 90 percent at the time of our inspection.

Senior Demographics

We have evaluated the current and future market potential by analyzing demographic trends and the supply of elderly housing in the facility’s market area. Most market areas for assisted living are considered to comprise up to five miles for the primary area and up to 10 to 20 miles for the secondary area. As was discussed earlier, the primary market area for the subject is considered to effectively encompass an area of approximately three miles and a secondary area of approximately five miles. This assumption was based on our review of the demographics of the area, trends on where most of the competition is being constructed, as well as from discussions with the facility’s Executive Director regarding its primary market area.

The demographic data used in our analysis was compiled by Claritas, Inc. The data includes figures for the most recent census year in 2000, 2002 estimates and projections for the year 2007. For purposes of this analysis, we have relied upon the 2002 estimates for current demographic information. Additional state and national information has also been obtained from A Profile of Older Americans: 2001, prepared by the American Association of Retired Persons and the Administration on Aging and based on data from the U.S. Bureau of the Census.

Senior Population/Growth Rates

Population and growth statistics for the subject’s primary and secondary market area is shown in the following chart.

Population Statistics

	PMA		SMA
	3 miles		5 miles

	Population	%	Population	%

2000
Total *	197,350		480,832
65+	21,685	11.0%	55,451	11.5%
75+	9,961	5.0%	26,686	5.5%
85+	2,358	1.2%	6,903	1.4%
2002	Estimate
Total *	202,970		494,530
65+	22,163	10.9%	56,702	11.5%
75+	10,446	5.1%	27,924	5.6%
85+	2,713	1.3%	7,738	1.6%
2007	Projection
Total *	215,981		526,246
65+	23,741	11.0%	60,794	11.6%
75+	11,113	5.1%	29,756	5.7%
85+	3,089	1.4%	8,879	1.7%

* Total population unadjusted for age
Source: Claritas, Inc.

Growth Rates

	PMA		SMA
	3 miles		5 miles

	Total	Annual	Total	Annual

2000-2007
Total *	9.4%	1.3%	9.4%	1.3%
65+	9.5%	1.3%	9.6%	1.3%
75+	11.6%	1.6%	11.5%	1.6%
85+	31.0%	3.9%	28.6%	3.7%
2000-2002
Total *	2.8%	1.4%	2.8%	1.4%
65+	2.2%	1.1%	2.3%	1.1%
75+	4.9%	2.4%	4.6%	2.3%
85+	15.1%	7.3%	12.1%	5.9%
2002-2007
Total *	6.4%	1.3%	6.4%	1.3%
65+	7.1%	1.4%	7.2%	1.4%
75+	6.4%	1.2%	6.6%	1.3%
85+	13.9%	2.6%	14.7%	2.8%

* Total population unadjusted for age
Source: Claritas, Inc.

The population in the subject’s market area indicates a moderate level of demand for senior housing. As seen from the data, the elderly population is growing slowly in terms of absolute numbers and as a percentage of total population. Comparatively, the national average of residents age 65+ constituted 13.0 percent of the total population in 2000 according to Claritas,

VALUATION SERVICES	38	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Inc. The subject’s primary market area indicates a similar aged older population to the national average. Furthermore, the average number of older Americans increased 12.6 percent from 1990 to 2000. These rates are similar than the senior growth seen in the subject’s primary and secondary market areas.

Adult Children Population/Growth Rates

We have also analyzed population trends for what the industry refers to as “adult children”. This segment of the population generally plays a significant role in the placement of a senior in a senior housing facility. This is especially true as many seniors or elderly will relocate to be near their adult children or relatives. This fact is widely recognized by senior housing operators who indicate that market areas exhibiting a higher concentration of adults between the age of 45 and 65 can generally support a much larger supply of senior housing than would be shown through analyzing only the percentage of seniors currently residing in the market area. This situation is more prevalent with regard to higher levels of care such as assisted living and nursing. Population and growth statistics for the subject’s primary market (PMA), as well as the secondary market (SMA) areas for these age groups are shown below

Population Statistics - Adult Children

	PMA		SMA

	Population	%	Population	%

2000
Total*	197,350		480,832
45 - 54	26,147	13.2%	64,542	13.4%
55 - 59	8,859	4.5%	22,085	4.6%
60 - 64	7,099	3.6%	17,634	3.7%
2002	2002
Total*	202,970		494,530
45 - 54	27,924	13.8%	68,956	13.9%
55 - 59	9,939	4.9%	24,820	5.0%
60 - 64	7,610	3.7%	18,941	3.8%
2007	2007
Total*	215,981		526,246
45 - 54	31,435	14.6%	77,704	14.8%
55 - 59	12,193	5.6%	30,449	5.8%
60 - 64	9,766	4.5%	24,313	4.6%

* Total population unadjusted for age
Source: Claritas, Inc.

Growth Rates - Adult Children

	PMA		SMA

	Total	Annual	Total	Annual

2000-2007
Total*	9.4%	1.3%	9.4%	1.3%
45 - 54	20.2%	2.7%	20.4%	2.7%
55 - 59	37.6%	4.7%	37.9%	4.7%
60 - 64	37.6%	4.7%	37.9%	4.7%
2000-2002
Total*	2.8%	1.4%	2.8%	1.4%
45 - 54	6.8%	3.3%	6.8%	3.4%
55 - 59	12.2%	5.9%	12.4%	6.0%
60 - 64	7.2%	3.5%	7.4%	3.6%
2002-2007
Total*	6.4%	1.3%	6.4%	1.3%
45 - 54	12.6%	2.4%	12.7%	2.4%
55 - 59	22.7%	4.2%	22.7%	4.2%
60 - 64	28.3%	5.1%	28.4%	5.1%

* Total population unadjusted for age
Source: Claritas, Inc.

As shown, the 45 to 64 age group showed strong growth between 2000 and 2002 in both the primary and secondary market area. Going forward, this age group is forecast to grow at slightly higher rates. Overall, adult children are expected to contribute positively towards living options for the subject and its market area.

Income and Households

In addition to the absolute number and growth of the elderly population, the number of households with appropriate income levels will dictate the actual population available to support the subject. Statistics on income levels are typically presented by the household. We note that in the case of the elderly, most households include at least a single adult. For comparison purposes it is therefore reasonable to utilize the household statistics. Furthermore, the housing cost and income requirements for a second person are significantly less than the primary occupant.

VALUATION SERVICES	39	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Compared with the local competition, the subject has monthly rates in the middle portion of the range. To afford the various accommodations at the subject, it is estimated that an average annual income of $30,000 would be necessary. We have utilized the average projected revenue per resident of approximately $25,460 as calculated in the Income Capitalization Approach to value. We have assumed that a resident would spend approximately 85 percent of their income on housing, meals and utilities. The balance of the income is required for taxes, insurance, and personal needs. By dividing the $25,460 by 85 percent we arrive at an average income of $30,000, rounded.

Assuming no child subsidy, it is estimated that most residents would require an annual income of $30,000 or more to afford the majority of the accommodations at the subject. We note that this is a conservative assumption given that there are a significant number of elderly who are receiving some form of child subsidy. Furthermore, these indicators are somewhat skewed given that there are recent findings suggesting that the elderly are indeed spending down their assets other than income from their house while residing in senior living facilities. Given the relatively short term of stay anticipated in these facilities, it is reasonable to assume that there would be a greater spend-down of assets. Reference is made to the findings in the State of Seniors Housing Report, 2002 published by the Americans Senior Housing Association, which cites the average length of stay in an assisted living facility to be 18 months.

We also note that the indicated income level does not account for child subsidies or a sale of a home. According to the Claritas report, 75.5 percent of the 65+-householder population owns their own residences in the primary market area and the median housing value was reported to be $581,543 in 2002. Given that the elderly population typically own their residence free and clear, it is reasonable to assume that there would be additional income available from the sale of a residence which could be amortized over the length of stay. Given the average price of a house and that the majority of the elderly own their houses free and clear, we have assumed that this cash would provide for additional income of say $34,893 annually or a safe rate of return of 6.0 percent of the investment (6.0 percent x $581,543).

After accounting for this ($30,000 - $34,893 = $-4,900), we have considered a higher income qualifier of $25,000 to be a reasonable threshold for entrance to the subject facility due to the rent structure at the property. Reference is made to the table below for a summary of household income for the income qualifiers in the $25,000+ range.

Income Statistics
Households With Incomes Greater Than                                        $25,000

	PMA		SMA
	3 miles		5 miles

	Total	%	Total	%

2002
* Total 65+	12,546	—	32,877	—
65+	9,835	78.4%	25,607	77.9%
75+	4,142	33.0%	11,570	35.2%
85+	794	6.3%	2,686	8.2%
2007
* Total 65+	13,109	—	34,447	—
65+	11,227	85.6%	29,270	85.0%
75+	4,888	37.3%	13,660	39.7%
85+	1,055	8.0%	3,513	10.2%

* Unadjusted for Income
Source: Claritas, Inc.

Income Statistics - Growth Rates
Households With Incomes Greater Than                                                 $25,000

	PMA		SMA
	3 miles		5 miles

	Total	Annual	Total	Annual

2002-2007
* Total 65+	4.5%	0.9%	4.8%	0.9%
65+	14.2%	2.7%	14.3%	2.7%
75+	18.0%	3.4%	18.1%	3.4%
85+	32.9%	5.8%	30.8%	5.5%

* Unadjusted for Income
Source: Claritas, Inc.

VALUATION SERVICES	40	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

We have found that for households over $25,000 within our primary market area in 2002 (5-mile radius), there were 9,835 for the 65+ age group, 4,142 for the 75+ age group and 794 for the 85+ age group. The number of households earning $25,000 or more in the primary market area is anticipated to increase over the next five years at an annual average rate of 2.68 percent for age 65+ households, 3.37 percent per year for age 75+ and 5.85 percent for the age 85+ households. Overall, these figures appear to be consistent with the population trends.

Penetration Rates

A market penetration analysis provides insight into project feasibility. It indicates the ability of a project to lease-up or maintain stabilized operation based on a ratio analysis of other geographic areas (units to population) applied to the subject’s market area. The applicability of the penetration analysis is dependent on the similarities of the area analysis to the subject area. Other factors may cause variations in the penetration rates in an individual market such as competition from similar property types (assisted versus independent living) and unique market demand characteristics (urban versus rural). Given the relatively small number of units and population in an individual area, some divergence from the macro ratio is not unlikely.

In this analysis we have defined the penetration rate to be the percentage of primary market assisted living units to age and income-qualified residents. The 2002 penetration rate is compared to that projected for 2007 based on a supply increase of 25 percent. While there are no firm industry standards for penetration rates, studies across the country suggest that assisted living penetration rates up to 7.0 percent reflect good markets or markets in equilibrium. These percentages have been provided by the MDS Research Company, Inc., who specializes in the market and feasibility analysis of senior housing facilities. Furthermore, a Cushman & Wakefield survey of over 120 senior housing markets across the nation supports acceptable penetration rates of 7.0 percent or below.

Through a review of senior demographics, industry surveys noted above and local market characteristics; we have utilized the following criteria to determine the subject’s market area characteristics.

MARKET CLASSIFICATIONS

	Market Wide	Market Penetration	Rate
Type of Market	Occupancy	Rent	Concessions

Good	90%+	Up to 3.9%	None
Equilibrium	80 – 89%	4.0% – 6.9%	Nominal
Saturation	70 – 79%	7.0% – 9.9%	Moderate
Saturated (Over Built)	69% and Below	10% and Above	Substantial

Nationally, it is generally anticipated that 60 to 70 percent of residents will come from the primary market area and an additional 15 to 20 percent will be from the secondary market area. The remainder of the residents will generally be from other areas and have relocated to be closer to family members. Primary market residents lost to other market areas generally offset residents coming from the secondary market.

The demand for elderly housing is determined by analyzing the relationship between the supply of senior housing units and the number of qualified residents with adequate income to afford the units. In general, a higher ratio of qualified residents, coupled with a high overall occupancy in the area indicates a strong demand for senior housing. At the same time, a low ratio of units to

VALUATION SERVICES	41	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

available households coupled with a high occupancy also indicates a high demand. A low occupancy for the area always indicates a low demand. In other words, the ratio of qualified residents is only one component.

We have calculated the market wide occupancy as of the date of inspection for the subject’s primary market area. The primary competing facilities in the PMA, including the subject, are shown in the following table. We acknowledge that the following summary of properties may not represent all of the facilities in the market area, but are what we believe to be the most competitive to the subject.

MARKET OCCUPANCY CHARACTERISTICS
Primary Market Area

Name	No. Units	Occupancy	Occupied Units

Westgate Villa	32	92%	29
Inn @ Willow Glen	83	94%	78
Carlton Plaza	122	98%	120
Lincoln Glen Manor	31	100%	31
Retirement Inn of Sunnyvale	123	90%	111
SUBJECT	70	90%	65

Totals	461	94%	433

These, along with the previous factors shown will be used in our age and income qualified penetration analysis that follows.

Age and Income Qualified Penetration Analysis

In our analysis we have assumed that 75 percent of the residents will come from the primary market area. We note that the population in the area is moderate and that the general population is increasing and the elderly population is on the rise. This suggests that the subject facility will have to place greater weight on attracting residents to move to be close to family members. We note that areas where the younger population is expanding would be more apt to attract residents from outside the community to move to be closer to their children.

Based on the population and income data presented earlier, the following chart shows our market penetration analysis for the subject.

VALUATION SERVICES	42	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Market Penetration Analysis

Primary Market Area

3 miles

	2002	2007
65+ Income Qualified Households	9,835	11,227
Average Household Size*	1.77	1.81

Available Persons	17,374	20,333
Total Supply**	461	576
Required Resident % From PMA	75%	75%

Required Residents	346	432
Available Persons	17,374	20,333
Indicated Penetration Rate***	1.99%	2.13%

* Total 65+ Population Divided by Total 65+ Households

** No. of assisted living units (includes dementia) in primary market area.
     2007 figure accounts for 25 percent new or forecast competition

*** Required Residents divided by Available Persons

Source: Claritas, Inc.

Based on the data, the indicated penetration rate for the subject in 2002 is 1.99 percent. The projected growth of 25 percent in the unit supply in the next five years indicates a penetration rate of 2.13 percent in 2007.

Based on the market classification chart presented earlier, penetration rates of up to 3.9 percent were classified for good markets, 4.0 to 6.9 percent signifies the market is at equilibrium, 7.0 to 9.9 percent indicates a market is nearing saturation and rates above 10 percent signify the market is saturated.

The subject’s indicated penetration rate for 2002 signifies that there is good demand in the primary market area. Even assuming a 25 percent increase in supply over the next five years indicates good demand in the primary market area.

Conclusion

Overall, these findings suggest that there appears to be good demand for the subject facility in the primary market area from both the general population base and the project specific targeting. Based on the current inventory, the subject’s primary market area is not close to reaching a saturation point. Also, the lack of rent concessions is positive. Further, current statistics appear to be leaning towards a greater spend down of assets by the elderly and that traditional income levels may be conservative. With this in mind, and based on the indicated penetration rate of 1.99 percent for the general population, there appears to be an adequate marketplace for the subject facility.

Market Rate Comparisons

On the following pages are data sheets of the facilities we have compared with the subject. A map showing their location follows these pages. All of the facilities are noted as being located in the subject’s primary market area (PMA).

VALUATION SERVICES	43	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No. 1

Westgate Villa
5425 Mayme Avenue
San Jose, CA

Property Type:	AL

Verification:	Administrator
408-366-6510
14-Oct-03

No. Units	Unit Types	Occupancy

32	Assisted Living Units	92%
0	Alzheimer Units/Bed	0%

32	Total Units/Beds	92%

Rent Schedule

	Assisted Living			Unit Size			Dementia			Unit Size
Unit Description	Monthly Rent Range			Range			Monthly Rent Range			Range
Semi-Private	$2,250	to	$2,250	375	to	375	—	to	—	—	to	—
Studio	$2,975	to	$2,975	350	to	350	—	to	—	—	to	—
Studio Alcove	—	to	—	—	to	—	—	to	—	—	to	—
One-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Two-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occcupant Rent	—	to	—				—	to	—
Additional Personal Care	—	to	—				—	to	—
Community Fee	—	to	—

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:	0.0
Utilities:	Water/Sewer	x	Additional Personal Care Charges	Points
	Electricity	x
	Cable TV	x
	Telephone	x	Incontinence Care:	No
Housekeeping:	Weekly		Dressing Assistance:	Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Bus		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	N/A
Nursing Staff:	RN

Improvement Description

Year Opened	1976	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood frame		Activity	X	Salon	X
Floors	2		Library	X	Laundry	X
Site Suitability	Average
Construction Quality	Average	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Wood		Pvt Bath	X	Shared Bath	X
Roofing	Shingles		Kitchenettes	Yes
Building Area (Sq.Ft.)	N/A
Condition	Average	HVAC System	Central
Effective Age (Yrs):	N/A	Covered Parki	No

Remarks:	This is a smaller, older facilty that offers assisted living services. Residents have the choice of only studio or semi-private unit types. Rates do not include any personal care. Additional care available based on level system.

VALUATION SERVICES	44	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No. 2

Inn @ Willow Glen
1185 Pedro Street
San Jose, CA

Property Type:	AL

Verification:	Executive Director
408-275-9040
21-Oct-03

No. Units	Unit Types	Occupancy

83	Assisted Living Units	95%
0	Alzheimer Units/Beds	0%

83	Total Units/Beds	95%

Rent Schedule

	Assisted Living			Unit Size			Dementia			Unit Size
Unit Description	Monthly Rent Range			Range			Monthly Rent Range			Range
Semi-Private	—	to	—	—	to	—	—	to	—	—	to	—
Studio	$2,375	to	$2,475	187	to	220	—	to	—	—	to	—
Studio Alcove	—	to	—	—	to	—	—	to	—	—	to	—
One-Bedroom	$3,000	to	$3,000	440	to	440	—	to	—	—	to	—
Two-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occcupant Rent	—	to	—				—	to	—
Additional Personal Care	$225	to	$1,425				—	to	—
Community Fee	$2,000	to	$2,000

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:	0.0
Utilities:	Water/Sewer	X	Additional Personal Care Charges	Points
	Electricity	X
	Cable TV	X
	Telephone	X	Incontinence Care:	No
Housekeeping:	Weekly		Dressing Assistance:	Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Bus		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	N/A
Nursing Staff:	RN

Improvement Description

Year Opened	1976	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood frame		Activity	X	Salon	X
Floors	2		Library	X	Laundry	X
Site Suitability	Good
Construction Quality	Average	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Stucco		Pvt Bath	X	Shared Bath
Roofing	Tile		Kitchenettes	Yes
Building Area (Sq.Ft.)	N/A
Condition	Average	HVAC System	Central
Effective Age (Yrs):	N/A	Covered Parki	No

Remarks:	Older assisted living facility operated by ARV. Offers studio and one-bedroom unit styles. Base rates do not include any personal care. There are eight base levels or tiers of care services available (based on point system). If a resident warrants services above the highest level, there is an additional charge of $5.00 per point.

VALUATION SERVICES	45	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No. 3

Carlton Plaza
380 Branham Lane
San Jose, CA

Property Type:	ALF/ALZ

Verification:	Executive Director
408-792-1400
21-Oct-03

No. Units	Unit Types	Occupancy

122	Assisted Living Units	98%
0	Alzheimer Units/Beds	0%

122	Total Units/Beds	98%

Rent Schedule

	Assisted Living			Unit Size			Dementia			Unit Size
Unit Description	Monthly Rent Range			Range			Monthly Rent Range			Range
Semi-Private	—	to	—	—	to	—	—	to	—	—	to	—
Studio	$3,150	to	$3,150	350	to	350	—	to	—	—	to	—
Studio Alcove	—	to	—	—	to	—	—	to	—	—	to	—
One-Bedroom	$3,720	to	$3,720	600	to	600	—	to	—	—	to	—
Two-Bedroom	$5,400	to	$5,400	800	to	800	—	to	—	—	to	—
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occcupant Rent	$595	to	$595				—	to	—
Additional Personal Care	$350	to	$1,700				—	to	—
Community Fee	$2,500	to	$2,500

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:	0.0
Utilities:	Water/Sewer	X	Additional Personal Care Charges	Levels
	Electricity	X
	Cable TV	X
	Telephone	X	Incontinence Care:	No
Housekeeping:	Weekly		Dressing Assistance:	Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Bus		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	N/A
Nursing Staff:	RN

Improvement Description

Year Opened	1999	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood frame		Activity	X	Salon	X
Floors	2		Library	X	Laundry	X
Site Suitability	Good
Construction Quality	Good	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Stucco		Pvt Bath	X	Shared Bath	X
Roofing	Tile		Kitchenettes	Yes
Building Area (Sq.Ft.)	N/A
Condition	Good	HVAC System	Central/Wall Units
Effective Age (Yrs):	N/A	Covered Parki	No

Remarks:	This is a newer assisted living facility in San Jose. Owned and operated by a local private entity. Facility has very good reputation and stays generally fully occupied. Base rates include a base level of personal care. Additional personal care based on an ala carte basis ranging from $350 to $1,700 per month.

VALUATION SERVICES	46	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No. 4

Lincoln Glen Manor
2671 Plummer Avenue
San Jose, CA

Property Type: Verification:	AL Administrator 408-265-3222 21-Oct-03

No. Units	Unit Types	Occupancy

31	Assisted Living Units	100%
0	Alzheimer Units/Beds	0%

31	Total Units/Beds	100%

Rent Schedule

	Assisted Living			Unit Size			Dementia			Unit Size
Unit Description	Monthly Rent Range			Range			Monthly Rent Range			Range
Semi-Private	—	to	—	—	to	—	—	to	—	—	to	—
Studio	$3,500	to	$3,500	221	to	221	—	to	—	—	to	—
Studio Alcove	—	to	—	—	to	—	—	to	—	—	to	—
One-Bedroom	$4,100	to	$4,100	442	to	442	—	to	—	—	to	—
Two-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occcupant Rent	$500	to	$500				—	to	—
Additional Personal Care	$200	to	$650				—	to	—
Community Fee	$500	to	$500

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:	0.0
Utilities:	Water/Sewer	X	Additional Personal Care Charges	Ala carte - levels
	Electricity	X
	Cable TV	X
Housekeeping:	Telephone Weekly	X	Incontinence Care: Dressing Assistance:	No Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Bus		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	N/A
Nursing Staff:	RN

Improvement Description

Year Opened	2001	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood frame		Activity	X	Salon	X
Floors	2		Library	X	Laundry	X
Site Suitability	Good
Construction Quality	Average	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Stucco		Pvt Bath	X	Shared Bath	X
Roofing	Tile		Kitchenettes	Yes
Building Area (Sq.Ft.)	N/A
Condition	Good	HVAC System	Central/Wall Units
Effective Age (Yrs):	N/A	Covered Parki	No

Remarks:
Privately owned and operated congregate facility. Offers independent and assisted living. Independent living portion was completed in 1980 with 31 asssisted living units added in 2000. Assisted rates include a base level of personal care. Additional personal care based on three levels.

VALUATION SERVICES	47	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No. 5

Retirement Inn of Sunnyvale
425 E. Remington Drive
Sunnyvale, CA

Property Type:	ALF

Verification:	Administrator
480-657-9000
01-May-03

No. Units	Unit Types	Occupancy

123	Assisted Living Units	90%
0	Alzheimer Units/Beds	0%

123	Total Units/Beds	90%

Rent Schedule

	Assisted Living			Unit Size			Dementia			Unit Size
Unit Description	Monthly Rent Range			Range			Monthly Rent Range			Range
Semi-Private	—	to	—	—	to	—	—	to	—	—	to	—
Studio	$2,375	to	$2,375	187	to	187	—	to	—	—	to	—
Studio Alcove	$2,475	to	$2,475	220	to	220	—	to	—	—	to	—
One-Bedroom	$3,000	to	$3,000	525	to	525	—	to	—	—	to	—
Two-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occcupant Rent	$750	to	$750				—	to	—
Community Fee	$2,000	to	$2,000
Additional Personal Care	$225	to	$1,425				—	to	—

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:	0.0
Utilities:	Water/Sewer	X	Additional Personal Care Charges	Points
	Electricity	X
	Cable TV	X
	Telephone	X	Incontinence Care:	No
Housekeeping:	Weekly		Dressing Assistance:	Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Bus		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	N/A
Nursing Staff:	RN

Improvement Description

Year Opened	1974	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood Frame		Activity	X	Salon	X
Floors	2		Library	X	Laundry	X
Site Suitability	Good
Construction Quality	Average	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Wood		Pvt Bath	X	Shared Bath	X
Roofing	Shingles		Kitchenettes	Yes No
Building Area (Sq.Ft.)	62,968
Condition	Average	HVAC System	Through-Wall Units
Effective Age (Yrs):	0	Covered Parki	No
Site Area (AC)	2.04

Remarks:	Older assisted living facility operated by ARV. Offers studio and one-bedroom unit styles. Base rates do not include any personal care. There are eight base levels or tiers of care services available (based on point system). If a resident warrants services above the highest level, there is an additional charge of $5.00 per point.

VALUATION SERVICES	48	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

RENT COMPARABLE MAP

VALUATION SERVICES	49	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Direct Comparisons

As a basis for comparing the subject’s asking rental rates to the comparables shown in the previous summary, we have classified each comparable in relation to the subject as either similar, inferior, or superior. The overall classification was based on the five primary factors (aside from pricing) used by potential residents in choosing an assisted living facility. These factors are based on our discussions with hundreds of marketing directors and administrators across the nation. The five main factors in order of importance are as follows: reputation for quality care or social status of the facility; age and condition of the building; unit sizes; amenities and planned activities; and location.

Based on our physical inspection of the comparables and the subject and discussions with local market participants, we have classified the comparables as follows:

Rental No.	Comparison To Subject

1	Superior
2	Superior
3	Superior
4	Similar
5	Similar

Rental Rate Analysis

The assisted living rates at Retirement Inn of Campbell include three meals per day, weekly housekeeping/laundry, utilities (except for telephone and cable TV), activities and scheduled transportation. All personal care at the subject is charged in addition to the base monthly rental rate. Specifically, there are eight base levels or tiers of care services available (based on a point system) that are determined from a monthly need assessment basis. The levels of personal care range from $225 per month (Level A) up to an additional $1,425 per month for Level 7 services. If a resident requires services above Level 7, there is an additional charge of $5.00 per point.

A summary of the asking or street rents for the subject, as well as the rates for the competitive properties are shown below.

Studio Units – Assisted Living

The following chart indicates the asking rates for assisted living studio units at the subject, as well as the comparables:

Studio Units - AL

Facility Name	Unit Size (SF)			Rental Range

Westgate Villa	350	-	350	$2,975	-	$2,975
Inn @ Willow Glen	187	-	220	$2,375	-	$2,475
Carlton Plaza	350	-	350	$3,150	-	$3,150
Lincoln Glen Manor	221	-	221	$3,500	-	$3,500
Retirement Inn of Sunnyvale	187	-	187	$2,375	-	$2,375
SUBJECT	204	-	204	$2,375	-	$2,375

Range (Excluding Subject)	187	-	350	$2,375	-	$3,500

VALUATION SERVICES	50	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

The comparables indicate a range of asking rates from $2,375 to $3,500 per month based on unit sizes from 187 to 350 square feet. The subject’ asking rates of $2,375 per month is seen as falling within the lower portion of the range from an absolute rent basis, while towards the lower portion on a unit size basis. Lincoln Glen’s asking rate of $3,500 per month is inclusive of all personal care services, while the subject’s rate includes no personal care. Westgate Villa and Carlton Plaza’s rates include a base level of personal care. We note that the average in- place rent for the subject is $1,806 per month. Based on the data, we believe that a rent of $1,900 per month is warranted for the subject’s studio units.

Studio Alcove Units – Assisted Living

The following chart indicates the asking rates for assisted living studio alcove units at the subject, as well as the comparables:

Alcove Units - AL

Facility Name	Unit Size (SF)			Rental Range

Westgate Villa	350	-	350	$2,975	-	$2,975
Inn @ Willow Glen	187	-	220	$2,375	-	$2,475
Carlton Plaza	350	-	350	$3,150	-	$3,150
Lincoln Glen Manor	221	-	221	$3,500	-	$3,500
Retirement Inn of Sunnyvale	220	-	220	$2,475	-	$2,475
SUBJECT	240	-	240	$2,475	-	$2,475

Range (Excluding Subject)	187	-	350	$2,375	-	$3,500

The comparables indicate a range of asking rates from $2,375 to $3,500 per month based on unit sizes from 187 to 350 square feet. The subject’ asking rates of $2,475 per month is seen as falling within the lower portion of the range from an absolute rent basis, while towards the middle portion on a unit size basis. Lincoln Glen’s asking rate of $3,500 per month is inclusive of all personal care services, while the subject’s rate includes no personal care. Westgate Villa and Carlton Plaza’s rates include a base level of personal care. We note that the average in- place rent for the subject is $2,149 per month. Based on the data, we believe that a rent of $2,200 per month is warranted for the subject’s studio units.

One-Bedroom Units – Assisted Living

The following chart indicates the asking rates for assisted living one-bedroom units at the subject, as well as the comparables:

One-Bedroom Units - AL

Facility Name	Unit Size (SF)			Rental Range

Westgate Villa	—	-	—	—	-	—
Inn @ Willow Glen	440	-	440	$3,000	-	$3,000
Carlton Plaza	600	-	600	$3,720	-	$3,720
Lincoln Glen Manor	442	-	442	$4,100	-	$4,100
Retirement Inn of Sunnyvale	525	-	525	$3,000	-	$3,000
SUBJECT	408	-	408	$3,000	-	$3,000

Range (Excluding Subject)	440	-	600	$3,000	-	$4,100

VALUATION SERVICES	51	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

The comparables indicate a range of asking rates from $3,000 to $4,100 per month based on unit sizes from 440 to 600 square feet. The subject’ asking rates of $3,000 per month is seen as falling within the lower portion of the range from an absolute rent basis, while slightly above the comparables on a unit size basis. Lincoln Glen Manor’s asking rate of $4,100 per month sets the upper end of the range. Again, the subject’s rate includes no personal care as does the Retirement Inn at Sunnyvale. We note that the average in-place rent for the subject is $2,801 per month. Based on the data, we believe that a rent of $2,900 per month is warranted for the subject’s one-bedroom units.

Summary/Conclusion

The subject is one of several competing facilities in the marketplace and offers assisted living units. The subject has maintained generally positive occupancy levels over the last several years. The property did witness some higher than normal attrition in 2002 and early 2003, however, occupancy is again at high levels. The subject rates are generally at the lower end of the competition and based on the older age of the facility, they appear to be reflective of market rates. Concessions are not prevalent in the marketplace. The subject’s ability to continue to attract, as well as retain residents suggests that there is a good marketplace for this type of facility and which should continue into the foreseeable future.

VALUATION SERVICES	52	ADVISORY GROUP

SITE DESCRIPTION

Location:	290 N. San Tomas Aquino Road Campbell, Santa Clara County, California 95008 The site is situated at the southeast corner of San Tomas Aquino Road and Latimer Avenue.

Shape:	Rectangular

Topography:	Level at street grade

Land Area:	1.1200 gross acres (1.1200 net acres) 88,862 gross square feet (88,862 net square feet)

Frontage, Access, Visibility:	The site has 385 feet of frontage along Remington Drive and 239 feet along Azure Street.

Soil Conditions:	We did not receive nor review a soil report. However, we assume that the soil’s load-bearing capacity is sufficient to support the existing structures. We did not observe any evidence to the contrary during our physical inspection of the property. Drainage appears to be adequate.

Utilities

Water:	City of Campbell

Sewer:	City of Campbell

Electricity:	Pacific Gas & Electric

Gas:	Pacific Gas & Electric

Telephone:	Pacific Bell

Site Improvements:	The site improvements include asphalt paved parking areas, curbing, signage, landscaping, yard lighting and drainage.

Land Use Restrictions:	We were not given a title report to review. Review of the ALTA survey indicated that there appears to several typical utility easements across the property. We are not aware of any other easements that would adversely affect the property; however, the determination of adverse easements or encroachments is a legal matter, which is beyond the scope of this Appraisal. We recommend that the appropriate experts be consulted, as part of a business decision regarding the subject.

Flood Map:	National Flood Insurance Rate Map Community Panel Number 060352 0001D (08/02/82).

Flood Zone:	FEMA Zone D: Unstudied area where flood hazards are undetermined but flooding is possible. No mandatory flood insurance purchase requirements apply, but coverage is available in participating communities.

Wetlands:	We were not given a Wetlands survey. If subsequent engineering data reveal the presence of regulated wetlands, it could materially affect property value. We did not note any presence of wetlands during our inspection We recommend a wetlands survey by a competent engineering firm.

VALUATION SERVICES	53	ADVISORY GROUP

SITE DESCRIPTION

Seismic Hazard:	The site is not located in a Special Study Zone as established by California’s Alquist-Priolo Geological Hazards Act. The entire Central California region, however, is prone to earthquakes.

Hazardous Substances:	We observed no evidence of toxic or hazardous substances during our inspection of the site. However, we are not trained to perform technical environmental inspections and recommend the services of a professional engineer for this purpose.

Overall Functionality:	The subject site is functional for the current intended use.

VALUATION SERVICES	54	ADVISORY GROUP

IMPROVEMENTS DESCRIPTION

The following description of improvements is based upon our physical inspection of the improvements along with our discussions with the Executive Director. Please refer to the development plan and floor plans in the Addenda.

The facility was constructed in 1975 and contains 37,113 square feet of gross building area within one, two-story building. The facility has 70 units and a capacity of 70 beds. We note that the property originally was operated with 72 units however, four small studio units were converted into two, one-bedroom units. The unit mix for the development is as follows.

Retirement Inn of Campbell

	No.	No.	Unit	Total
Description	Units	Beds	Sq.Ft.	Sq.Ft.

Assisted Living
Studio	41	41	204	8,364
Studio Large	27	27	240	6,480
One-Bedroom	2	2	408	816

Totals	70	70		15,660

General Description

Year Built:	1975

Number of Buildings:	One

Number of Stories:	Two

Gross Building Area:	37,113 ± square feet

Number of Units:	70

Number of Beds:	70

Design and Functionality:	The building is an assisted living property of wood frame construction. The improvements have above average appeal to prospective assisted living residents.

Amenities:	Indoor and outdoor common areas

Construction Detail

Basic Construction:	Wood frame

Foundation:	Poured reinforced concrete

Framing:	Wood frame (Class D) construction. Interior partitions are wood studs.

Floors:	Concrete slab on main floor, wood truss joists on the second floor.

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IMPROVEMENTS DESCRIPTION

Exterior Walls:	The exterior facade of the building consists of stucco with wood trim.

Roof Cover:	Wood truss roofing system covered with a clay tile cover.

Windows:	All windows are single-glazed sliders situated in aluminum frames.

Mechanical Detail

Heating:	Heating and cooling to the building is supplied by roof mounted gas HVAC systems.

Plumbing:	The plumbing system is assumed to be adequate for existing use and in compliance with local law and building codes. The plumbing system is typical of other assisted living properties in the area with a combination of copper supply lines and plastic or cast iron waste and vent lines throughout the improvements. There is one set of common restrooms on each floor. All of the living units have private bathrooms with sink, toilet and step-in (handicap) showers. The remaining plumbing items consist of water service to the kitchen, facility laundry, resident laundry rooms and mechanical rooms. Hot water is provided by natural gas water heaters.

Electrical Service:	Electricity for the building is obtained through low voltage underground power lines. Electrical service appears adequate and is assumed to be in conformance with city codes

Emergency Power:	The building’s electrical system is backed by an emergency generator serving all building safety and support systems.

Elevator Service:	The building contains one, 2,500 pound capacity hydraulic elevator. The elevators in the facility were recently renovated.

Fire Protection:	The building is fully protected by an overhead fire sprinklered system. Each unit and the common areas have electric smoke and heat detectors in compliance with local code. The building also has interior stairwells built to fire code. There are an adequate number of fire hydrants in the vicinity of the improvements.

Security:	Resident call systems in all of the resident living areas and bathrooms, as well as emergency battery back-up lighting system and corridor handrails on both sides.

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IMPROVEMENTS DESCRIPTION

Interior Detail

Layout:	The building is roughly rectangular in shape and all living/common areas surround an enclosed courtyard. The main floor common areas include the lobby, living room, administrative offices, laundry, employee lounge, three resident lounges, the kitchen, central dining room, and guest dining room. Common areas on the second floor include a beauty shop, and four resident lounges. The living units are located along the perimeter elevations of both floors facing both the courtyard and exterior elevations of the building.

There are two different sizes for the studio units (standard and alcove). The standard units contain 204 square feet, the alcove units 240 square feet and the one-bedroom units 408 square feet. All of the resident living units are rectangular in shape and have bathrooms with a toilet, sink and roll-in shower stalls, as well as several storage/closet areas. None of the units have kitchenettes. Some units have either a patio or balcony. All the units have emergency call systems in the bedroom and bathrooms.

Overall, the unit sizes and layouts are small for assisted living. Reference is made to the unit and floor plans in the Addenda.

Floor Covering:	The common areas have carpet and vinyl floor coverings. The living units have carpeting and vinyl (bathrooms). All high activity areas have vinyl and/or tile floors (kitchen, shower rooms, etc.). All of the hallways in the facility were recently recarpeted.

Walls:	Painted and textured or wallpapered gypsum board. There are various accents through the buildings, including wainscoting, handrails and vinyl accent coverings.

Ceilings:	Painted and textured gypsum board.

Bathrooms:	Each resident unit is equipped with a private bathroom. All bathrooms consist of a walk-in shower with wall-mounted showerhead, toilet and sink and sheet vinyl floor covering, and a combination wall papered gypsum board walls.

Kitchen Facilities:	All meals for the residents are prepared in a central kitchen. Equipment includes a gas range, steel hood with fire suppression system, dishwashers, stainless steel preparation tables, walk-in coolers and walk-in freezers.

Site Improvements

Parking:	There are 14 open surface parking spaces located along the front and northwest portion of the facility, which equates to a ratio of 0.20 per unit. Overall, the parking appears to be adequate for the facility given that most residents do not have a vehicle.

VALUATION SERVICES	57	ADVISORY GROUP

IMPROVEMENTS DESCRIPTION

Onsite Landscaping:	Landscaping consists of grass areas and planted areas with a variety of deciduous trees, flowering plants and shrubbery. There are two common courtyard areas with sitting areas. All landscaped areas are fully irrigated with an automatic irrigation system.

Other:	Other site improvements include signage, trash enclosures, paved asphalt drives, concrete sidewalks and walking paths, as well as fencing.

Summary

Condition:	The subject improvements are considered to be in average condition. The improvements, because of their age, however, are considered to be somewhat dated with regard relative to much of the competing properties and newer assisted living product in the marketplace.

We did not inspect the roof of the building or make a detailed inspection of the mechanical systems. The appraisers, however, are not qualified to render an opinion as to the adequacy or condition of these components. The client is urged to retain an expert in this field if detailed information is needed about the adequacy and condition of mechanical systems.

Quality:	The overall quality of the improvements is rated as average and is similar to inferior to the competition in the market area.

Layout & Functional Plan:	Average. The facility is considered to be functional for its intended use. There are adequate common areas, although the units are small and corridors are narrower than newer competing facilities. The furnishings and fixtures appear to be of average quality. The living area of the facility equates to around 61 percent of the total area. This equates to around 39 percent of the facility being designated common area, similar to today’s design of around 40 percent to 60 percent common area.

Year Built:	1975

Effective Age:	28 years

Expected Economic Life:	50 years

Remaining Economic Life:	21 years

Americans With Disabilities Act

The Americans With Disabilities Act (ADA) became effective January 26, 1992. We have not made, nor are we qualified by training to make, a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey and a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the

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IMPROVEMENTS DESCRIPTION

property. Since we have not been provided with the results of a survey, we did not analyze the results of possible non-compliance.

Hazardous Substances

We are not aware of any potentially hazardous materials (such as formaldehyde foam insulation, asbestos insulation, radon gas emitting materials, or other potentially hazardous materials), which may have been used in the construction of the improvements. However, we are not qualified to detect such materials and urge the client to employ an expert in the field to determine if such hazardous materials are thought to exist.

VALUATION SERVICES	59	ADVISORY GROUP

REAL PROPERTY TAXES AND ASSESSMENTS

Taxes are levied against all real property in this locale for the purpose of providing funding for the various municipalities. The amount of ad valorem taxes is determined by the current assessed value for the property in conjunction with the total combined tax rate for the municipalities. The property is subject to the taxing jurisdiction of Santa Clara County. The assessors’ parcel identification number is 307-47-029.

Under the provisions of Article XIIIA of the California Tax and Revenue Code, properties are assessed their market value as of March 1, 1975, the base year lien date. This value may be increased only 2.0 percent per year, with few exceptions. Events such as a transfer of ownership, or significant new construction will trigger a reassessment of the property. The county assessor usually accepts the sale price, or the cost of improvements, in calculating assessed value. Assessed values are usually poor indicators of actual market value and are useful only to estimate effective tax rates.

The 2002-2003 fiscal tax year is the most recent year for both assessed value and tax information for the subject. This data is shown below.

PROPERTY ASSESSMENT/TAX DATA

2002-2003

Assessor’s Market Value:
Land	$2,124,733
Improvements	3,124,089

Assessor’s Market Value:	$5,248,822
Equalization/Assessment Ratio	100.00%

Assessed Value	$5,248,822
Tax Rate ($/$1, 000 AV)	13.6210

Total Property Taxes	$71,494.00
Building Area	37,113
Property Taxes per Square Foot	$1.93
No. of Units	70
Property Taxes per Unit	$1,021.34

We did not do any direct comparison with other senior housing facilities in the market area. As noted previously, assessed values are usually poor indicators of market value and in the case of the subject and its higher level of quality, any direct comparison to the existing product in the Campbell market area would not provide any substantial of support towards an assessment estimate.

The definition of market value used in this report assumes a sale of the property. If the property were sold, it would be reassessed according to the county assessor’s opinion of its market value, which is typically the sale price. The current assessment of the property of $5,248,822 is considered reasonable based on our market value estimates determined herein.

For the purposes of our Year 1 proforma, we have increased the current taxes for the property by 3.0 percent. Based on the current tax liability of, this equates to a forecast tax liability of $73,638 or $73,600. The increased taxes will be reflected in our proforma model in the Income Capitalization Approach.

VALUATION SERVICES	60	ADVISORY GROUP

ZONING

The property is zoned R-2-S, Multiple Family Residential, with a conditional use zoning for an assisted living facility. According to the City of Campbell zoning regulations, the residential zoning allows for single- and multi-family uses. Senior housing, such as the subject use, requires a Conditional Use permit in Campbell.

Under a planned development zoning designation, all building requirements for the proposed structure are determined during the approval process.

We are not experts in the interpretation of complex zoning ordinances but the property appears to be a conforming use based on our review of public information. The determination of compliance is beyond the scope of a real estate appraisal.

We know of no other deed restrictions, private or public, that further limit the subject property’s use. The research required to determine whether or not such restrictions exist, however, is beyond the scope of this appraisal assignment. Deed restrictions are a legal matter and only a title examination by an attorney or title company can usually uncover such restrictive covenants. Thus, we recommend a title search to determine if any such restrictions

VALUATION SERVICES	61	ADVISORY GROUP

HIGHEST AND BEST USE

Definition Of Highest And Best Use

According to The Dictionary of Real Estate Appraisal, Third Edition (1993), a publication of the Appraisal Institute, the highest and best use is defined as:

The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability.

Highest And Best Use Criteria

We evaluated the site’s highest and best use both as currently improved and as if vacant. In both cases, the property’s highest and best use must meet four criteria described above.

Legally Permissible

The first test concerns permitted uses. According to our understanding of the zoning ordinance, noted earlier in this report, the site may legally be improved with structures that accommodate single- and multi-family residential uses. Aside from the site’s zoning and regulations, we are not aware of any legal restrictions that limit the potential uses of the subject.

Physically Possible

The second test is what is physically possible. As discussed in the “Property Description,” the site’s size, soil, topography, etc. do not physically limit its use. The subject site is of adequate shape and size to accommodate almost all suburban land uses.

Financial Feasibility and Maximal Productivity

The third and fourth tests are, respectively, what is feasible and what will produce the highest net return. After analyzing the physically possible and legally permissible uses of the property, the highest and best use must be considered in light of financial feasibility and maximum productivity. For a potential use to be seriously considered, it must have the potential to provide a sufficient return to attract investment capital over alternative forms of investment. A positive net income or acceptable rate of return would indicate that a use is financially feasible.

As stated in the Competitive Market Analysis section, population, income and age statistics would indicate that demand for senior living options in the subject area is considered good. This relates to the economic feasibility of developing a property similar to the subject. The stabilized facilities in the subject’s market area are exhibiting occupancies at or above 90 percent. As such, market conditions for senior living in the subject’s primary market area is considered good.

Highest and Best Use of Site As Though Vacant

Considering the subject site’s size, configuration and topography, location among other assisted living properties and state of the local assisted living market, it is our opinion that the Highest and Best Use of the subject site as though vacant is multi-family residential property developed to the highest density possible.

VALUATION SERVICES	62	ADVISORY GROUP

HIGHEST AND BEST USE

Highest and Best Use of Property As Improved

According to the Dictionary of Real Estate Appraisal, highest and best use of the property as improved is defined as:

The use that should be made of a property as it exists. An existing property should be renovated or retained as is so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one.

As discussed, an assisted living facility exists on the site. The design, layout, as well as average unit size of the facility is considered average. The improvements are older and the unit sizes are smaller than the newer competitive properties in the marketplace. As will be demonstrated in the Sales Comparison Approach and the Income Capitalization Approach, the operating characteristics of an assisted living facility represent a viable facility from a revenue-producing standpoint.

Alternative uses for the existing improvements, however, would be limited due to the overall design (smaller rooms and limited individual cooking facilities). As a result, any conversion to an alternative use would be costly.

It is our opinion that the existing complex adds value to the site as if vacant, and rent levels of existing leases encumbering the subject property would dictate a continuation of the current use. Therefore, it is our opinion that the Highest and Best Use of the subject property as improved is as it is currently utilized as an assisted living facility.

VALUATION SERVICES	63	ADVISORY GROUP

VALUATION PROCESS

Methodology

There are three generally accepted approaches available in developing an opinion of value: the Cost, Sales Comparison and Income Capitalization approaches. We have considered and analyzed each in this Appraisal to develop an opinion of the market value of the subject property, because this is a complete appraisal. In appraisal practice, an approach to value is included or eliminated based on its applicability to the property type being valued and the quality of information available. Each approach is discussed below, and applicability to the subject property is briefly addressed in the following summary.

Land Value

Developing an opinion of land value is typically accomplished via the Sales Comparison Approach by analyzing sites of comparable utility adjusted for differences, to indicate a value for the subject parcel. Valuation is typically accomplished using a unit of comparison such as price per square foot or acre. Adjustments are applied to the units of comparison from an analysis of comparable sales, and the adjusted unit of comparison is then used to derive a total value.

The reliability of this approach is dependent upon (a) the availability of comparable sales data; (b) the verification of the sales data; (c) the degree of comparability; (d) the absence of non-typical conditions affecting the sales price.

Cost Approach

The Cost Approach is based upon the proposition that an informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements, which represent the highest and best use of the land; or when relatively unique or specialized improvements are located on the site, for which there exist few sales or leases of comparable properties.

In the Cost Approach, the appraiser forms an opinion of the cost of all improvements, depreciating them to reflect value loss from physical, functional and external causes. Land value, entrepreneurial profit and depreciated improvement costs are then added for a total value.

Sales Comparison Approach

The Sales Comparison Approach utilizes sales of comparable properties, adjusted for differences, to indicate a value for the subject property. Valuation is typically accomplished using a unit of comparison such as price per square foot, effective gross income multiplier or net income multiplier. Adjustments are applied to the units of comparison from an analysis of comparable sales, and the adjusted unit of comparison is then used to derive a total value.

The reliability of this approach is dependent upon (a) the availability of comparable sales data; (b) the verification of the sales data; (c) the degree of comparability; (d) the absence of non-typical conditions affecting the sales price.

Income Capitalization Approach

This approach first determines the income-producing capacity of a property by utilizing contract rents on leases in place and by estimating market rent from rental activity at competing properties. Deductions then are made for vacancy and collection loss and operating expenses. The resulting net operating income is capitalized at an overall capitalization rate to derive an

VALUATION SERVICES	64	ADVISORY GROUP

VALUATION PROCESS

opinion of value. The capitalization rate represents the relationship between net operating income and value.

Related to the Direct Capitalization Method is the Discounted Cash Flow Method. In this method, periodic cash flows (which consist of net operating income less capital costs) and a reversionary value are developed and discounted to a present value using an internal rate of return that is determined by analyzing current investor yield requirements for similar investments.

The reliability of the Income Capitalization Approach depends upon whether investors actively purchase the subject property type for income potential, as well as the quality and quantity of available income and expense data from comparable investments.

Summary

This Appraisal employs all three typical approaches to value: the Cost Approach, the Sales Comparison Approach and the Income Capitalization Approach. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that all approaches would be considered meaningful and applicable in developing a credible value conclusion.

The valuation process is concluded by analyzing each approach to value used in the appraisal. When more than one approach is used, each approach is judged based on its applicability, reliability, and the quantity and quality of its data. A final value opinion is chosen that either corresponds to one of the approaches to value, or is a correlation of all the approaches used in the appraisal.

VALUATION SERVICES	65	ADVISORY GROUP

LAND VALUATION

We used the Sales Comparison Approach to develop an opinion of land value. In this method, we analyzed prices buyers have recently paid for similar sites in this area, as well as examined current offerings. In making comparisons, we adjusted the sale prices for differences between this site and the comparable sites. We present on the following pages a summary of pertinent details of sites recently sold that we compared to the site appraised.

In the valuation of the subject’s fee simple interest, the Sales Comparison Approach has been used to establish prices being paid for comparably zoned land. The most widely used and market oriented unit of comparison for properties with characteristics similar to those of the subject is the sale price per square foot of land area. All transactions utilized in this analysis are computed on this basis.

Real estate developers make qualitative and quantitative judgments in the acquisition of a site with development potential such as the subject property. Subjectively, a developer considers the nature of surrounding land uses and proximity to complimentary services to a potential project. Objectively, the physical and functional attributes of the site, and the cost of preparing it for construction must be calculated. Lying between these two considerations are the many aesthetic and economic factors, which come to influence the final product.

The major elements of comparison for analysis of this type include the property rights conveyed, the financial terms incorporated into a particular transaction, the conditions or motivations surrounding the sale, changes in market conditions since the sale, the location of the real estate, its utility and the physical characteristics of the property.

VALUATION SERVICES	66	ADVISORY GROUP

LAND VALUATION

LAND SALES MAP

VALUATION SERVICES	67	ADVISORY GROUP

LAND VALUATION

SUMMARY OF LAND SALES

		Price	Site SqFt	Zoning		$/SqFt
					Public Utilities
No.	Location	Date	Site Acres	Utility*	Units	$/Unit	COMMENTS

1	891-945 Cinnabar Street San Jose, CA	$13,650,000	158,123 SF	PD	Yes	$86.33	To develop an affordable apartment property.
		10/02	3.6300 Ac	Good	245	$55,714
2	1523-1533 West San Carlos Street San Jose, CA	$6,635,000	136,343 SF	M-1	Yes	$48.66	To develop an afforadable senior housing property.
		7/02	3.1300 Ac	Good	130	$51,038
3	1178 McLaughlin Avenue San Jose, CA	$4,200,000	85,041 SF	PD	Yes	$49.39	To develop an affordable apartment property.
		3/02	1.9523 Ac	Good	130	$32,308
4	NWC Angews & Montague Expressway Santa Clara, CA	$15,000,000	223,880 SF	PD-MC	Yes	$67.00	To develop a market rate property.
		3/02	5.1396 Ac	Good	250	$60,000

	Price	Site SqFt	Zoning		$/SqFt
				Utilities
	Date	Site Acres	Utility*	Units	$/Unit

Survey Low	$4,200,000	85,041 SF	N/A	N/A	$48.66
Survey High	$15,000,000	223,880 SF	N/A	N/A	$86.33
Average	$9,871,250	150,847 SF	N/A	N/A	$62.84
Survey Low	3/02	1.9523 Ac	N/A	130	$32,308
Survey High	10/02	5.1396 Ac	N/A	250	$60,000
Average	5/02	3.4630 Ac	N/A	189	$49,765
Subject Property		48,787	R-2-S	Yes	N/A
		1.1200	Good	70	N/A

*Utility includes shape, access, frontage and visibility.

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LAND VALUATION

Adjustment Process

Property Rights Conveyed

All of the sales utilized in this analysis involved the transfer of the fee simple interest. No adjustments were required.

Financial Terms

To the best of our knowledge, all of the sales utilized in this analysis were accomplished with cash and/or cash and market-oriented financing. Therefore, no adjustment for financial terms is required for the comparables.

Conditions of Sale

Adjustments for conditions of sale usually reflect the motivations of the buyer and the seller. In many situations the conditions of sale may significantly affect transaction prices. However, all sales used in this analysis are considered to be “arms-length” market transactions between both knowledgeable buyers and sellers on the open market. Therefore, no adjustments for conditions of sale are required for the comparables.

Market Conditions

The sales included in this analysis date between March 3, 2002 and October 3, 2002. The market has changed over this time period. The appropriate adjustment was made to each comparable.

Location

An adjustment for location is required when the locational characteristics of a comparable property are different from those of the subject property. A senior housing location is dependent on its visibility and access, as well as proximity to transportation and support services. The subject property is considered to exhibit a good location, but it has average access and visibility. We have made a negative adjustment to those comparables considered superior in location versus the subject. Conversely, a positive adjustment was made to those comparables considered inferior. Each comparable was adjusted accordingly.

Size

The size adjustment generally reflects the inverse relationship expressed between unit price and lot size. Smaller lots tend to sell for higher unit prices than larger lots, and vice versa. Hence, positive adjustments were made to larger land parcels, and negative adjustments were made to smaller land parcels. Each comparable was adjusted accordingly.

Public Utilities

All of the sales, like the subject, had full access to public utilities at the time of sale; therefore, no adjustments for this characteristic were required.

Utility

The subject property has good utility. The parcel is adequately shaped to accommodate a typical building, and it has average access, frontage and visibility. When a comparable is considered to have superior or inferior utility, an adjustment was made.

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LAND VALUATION

Other

In some cases, other variables will impact the price of a transaction. Some examples would include soil or slope conditions, restrictive zoning, easements, wetlands or external influences. In our analysis of the comparables we found that no unusual conditions existed at the time of sale. As a result, no adjustments were required.

Discussion of Comparable Sales

Comparable Sale No. 1

This is the October 2002 sale of a multi-family site located in San Jose, California. The parcel contains 3.63 acres. At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a similar size to the subject. The comparable has similar utility in relation to the subject. Negative adjustments were warranted for location. Positive adjustments were not warranted.

Comparable Sale No. 2

This is the July 2002 sale of a multi-family site located in San Jose, California. The parcel contains 3.13 acres. At the time of sale, this comparable was considered similar to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a similar size to the subject. The comparable has similar utility in relation to the subject. Negative adjustments were not warranted. Positive adjustments were not warranted.

Comparable Sale No. 3

This is the March 2002 sale of a multi-family site located in San Jose, California. The parcel contains 1.9523 acres. At the time of sale, this comparable was considered similar to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a similar size to the subject. The comparable has similar utility in relation to the subject. Negative adjustments were not warranted. Positive adjustments were not warranted.

Comparable Sale No. 4

This is the March 2002 sale of a multi-family site located in Santa Clara, California. The parcel contains 5.14 acres. At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of an inferior size to the subject. The comparable has similar utility in relation to the subject. Negative adjustments were warranted for location, while a positive adjustment was warranted for size.

A summary of our land sale adjustments is presented below.

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LAND VALUATION

LAND SALE ADJUSTMENT GRID

		Economic Adjustments (Cumulative)
		Property	Financing &
	$ /SqFt	Rights	Conditions	Exp. After	Market*
No.	Date	Conveyed	of Sale	Purchase	Conditions	Subtotal

1	$86.33	Fee Simple/Mkt.	Arms-Length	None	Similar	$86.33
	10/02	0.0%	0.0%	0.0%	0.0%	0.0%
2	$48.66	Fee Simple/Mkt.	Arms-Length	None	Similar	$48.66
	7/02	0.0%	0.0%	0.0%	0.0%	0.0%
3	$49.39	Fee Simple/Mkt.	Arms-Length	None	Similar	$49.39
	3/02	0.0%	0.0%	0.0%	0.0%	0.0%
4	$67.00	Fee Simple/Mkt.	Arms-Length	None	Similar	$67.00
	3/02	0.0%	0.0%	0.0%	0.0%	0.0%

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Property Characteristic Adjustments (Additive)
	$ /SqFt			Public			Adj.
No.	Date	Location	Size	Utilities	Utility**	Other	$ /SqFt	Overall

1	$86.33	Superior	Similar	Similar	Similar	Similar	$51.80	Superior
	10/02	-40.0%	0.0%	0.0%	0.0%	0.0%	-40.0%
2	$48.66	Similar	Similar	Similar	Similar	Similar	$48.66	Similar
	7/02	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
3	$49.39	Similar	Similar	Similar	Similar	Similar	$49.39	Similar
	3/02	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
4	$67.00	Superior	Larger	Similar	Similar	Similar	$43.55	Superior
	3/02	-40.0%	5.0%	0.0%	0.0%	0.0%	-35.0%

SUMMARY	Unadjusted		Adjusted

	$/SF Land	$/AC Land	$/SF Land	$/AC Land

Price Range
Low	$48.66	$2,119,805	$43.55	$1,897,042
High	$86.33	$3,760,326	$51.80	$2,256,195
Average	$62.84	$2,737,499	$48.35	$2,106,094
Net Adjustment Range (Additive Property Characteristics)
Low	-40.0%
High	0.0%
Average	-18.8%

*Market Conditions Adjustment
Compound annual change in market conditions:        Santa Clara
Date of Value (for adjustment calculations):               03/31/2003
**Utility includes shape, access, frontage and visibility.

Summary of Sales and Opinion of Site Value

After considering the differences between each comparable and the subject, the adjusted sales price range is $48.66 to $64.74 per square foot of site area. We have elected to conclude within this range and our opinion of land value indicated by the Sales Comparison Approach is:

$/Sq.Ft.

Sq.Ft.:	88,862
Opinion of Value:	X $45.00

Indicated Land Value:	$2,195,415
Rounded Land Value:	$2,200,000

VALUATION SERVICES	71	ADVISORY GROUP

COST APPROACH

Methodology

The Cost Approach is based on the principle of substitution, which states that no prudent person will pay more for a property than the cost of acquiring a site and constructing, without undue delay, an equally desirable and useful property. The steps have been outlined under the Valuation Process section of this report. We have previously developed an opinion of land value at $2,200,000.

Replacement Cost New (RCN)

In this section, we will estimate the replacement cost of the existing improvements. Generally, there are three methods of estimating replacement cost; 1) review of the actual/proposed costs of the subject, 2) review of construction costs of other similar type properties, and 3) estimating costs from published cost data sources. In the case of the subject, we were not not provided with actual construction costs for the improvements.

Marshall Valuation Service

As a check towards the above comparisons, we have estimated the replacement cost for the improvements from the Calculator Section in the Marshall Valuation Service, a nationally recognized publication containing construction costs for all types of improvements. Base costs in the Marshall Valuation Service are revised monthly and adjustment factors are provided to reflect regional and local cost variations.

Base Building Costs

The published costs include all direct costs for the base structure and tenant improvements, and the following indirect costs:

1.	Plans, specifications, and building permits, including engineer’s and architect’s fees;

2.	Interest on construction funds during the construction period;

3.	Sales taxes on materials; and

4.	Contractor’s overhead and profit, including worker’s compensation, fire and liability insurance, unemployment insurance, etc.

These base building costs, adjusted for any unique building characteristics and cost multipliers, are presented in the cost summary chart following this section.

Base Construction Costs

In referencing the Marshall Valuation Service cost manual, we have used base costs for an average quality Class D Multiple Residence – Elderly Assisted Living in Section 12/Page 16. The indicated base cost for the improvements is $56.84 per square foot. Adjustments include $2.00 per square foot for sprinklers. Multiplier adjustments include 1.04 for current conditions, 1.28 for location, 1.00 for story height and .93 for perimeter.

Personal Property (Furniture, Fixtures and Equipment)

Based on the Marshall Valuation Service cost manual, the cost of furnishings, fixtures and equipment is estimated to be $3,500 per unit/bed or $245,000 for the 70 units.

VALUATION SERVICES	72	ADVISORY GROUP

COST APPROACH

Site Improvement Costs

Site improvement costs are not included in our Base Building Cost opinion. These include landscaping, asphalt paving, walkways, etc. Site improvement costs are estimated to be $97,574.

Other Indirect Costs

Other indirect costs not included in the RCN of building and site improvements are developer overhead, property taxes, permanent loan fees, legal costs, developer fees, contingencies, and lease-up and marketing costs.

Research into these costs leads to the conclusion that an average property requires an allowance for other indirect costs of between 8.00 percent and 12.00 percent of RCN of building improvements plus site improvements. We have chosen to use percent in our analysis.

Pre-Marketing/Stabilization Costs

Total costs to bring the property into production to a stabilized occupancy level include marketing and pre-marketing expenses, operating losses incurred during fill-up, promotional and public relations expenses, marketing consultants, and professional advertising through the various media. Based upon our knowledge of these expenses for similar facilities, and discussions with marketing specialists and consultants, we estimated the total costs to bring the property into production at stabilized occupancy to be approximately $385,000 or $5,500 per unit. We note that this estimate presumes a healthy market and a competent marketing/management team.

Entrepreneurial Profit

Entrepreneurial profit represents the return to the developer for taking the construction and lease-up risk. Market conditions can influence entrepreneurial profit. Based upon our discussions with developers in the local market, this figure tends to range between 10.00 percent to 20.00 percent of total direct and indirect costs. We chose to use .15 percent.

VALUATION SERVICES	73	ADVISORY GROUP

COST APPROACH

Accrued Depreciation

There are three sources of accrued depreciation:

Physical Deterioration:	The subject improvements were built in 1975. We have used the economic age-life method to develop an opinion of physical deterioration. In the Improvements Description section of this report, we developed an opinion that the effective age of the subject to be 28 years and the economic life to be 50 years. This results in a physical deterioration of 58.00 percent (effective age divided by economic life).

The furniture, fixtures and equipment (FF&E). We have concluded that the effective age of the FF&E to be 28 years and the economic life to be 10 years. This results in a physical deterioration of 80.00 percent (effective age divided by economic life).

Functional Obsolescence:	Due to the fact that our RCN opinion considers the construction of the subject improvements utilizing modern materials and current standards, design and layout, functional obsolescence is not applicable. Therefore, functional obsolescence is zero percent. We do acknowledge that the improvements are older and the unit sizes are smaller than the newer competitive properties in the marketplace.

External Obsolescence:	Based upon a review of the specific location of the subject as well as the local assisted living market, external obsolescence is zero percent.

Total Depreciation:	The sum of these elements of accrued depreciation is 58.00 percent for the improvements and 80.00 percent for the FF&E.

Conclusion

Please refer to the following page for our Cost Approach summary that concludes to a market value opinion as follows:

Value

Cost Approach Conclusion	$3,937,711
Rounded	$3,950,000
Per Unit	$56,429

VALUATION SERVICES	74	ADVISORY GROUP

COST APPROACH

COST APPROACH SUMMARY

				Total
	SqFt	$/SqFt	Total	Cost

REPLACEMENT COST NEW (RCN)
Building Base Cost	37,113	$56.84	$2,109,503
Sprinklers	37,113	$2.00	74,226

Subtotal (GBA)	37,113	$58.84	$2,183,729

Subtotal of Building Costs			$2,183,729
Multipliers
Current Cost		1.040
Local Area		1.280
Perimeter (approximate; blended)		0.927
Building Height		1.000
Product of Multipliers			x 1.234

Adjusted Base Cost			$2,694,770
Furnishings, Fixtures & Equipment
FF&E	$3,500	$/Unit	$245,000

Total Furnishings, Fixtures & Equipment			$245,000
Site Improvements	$2.00	$/SqFt	$97,574

Total Direct Costs			$3,037,344
Plus: Indirect Costs (% of Direct Costs)	10.0%		$303,734

Subtotal Replacement Cost New ( RCN )				$3,341,079
Pre-Marketing/Stabilization Costs	$5,500	$/Unit	$385,000

Subtotal				$3,726,079
Plus: Entrepreneurial Profit (% of RCN)	15.0%			558,912

Total Replacement Cost New ( RCN )				$4,284,991
Per Square Foot				$37,113.00
Per Unit				$61,214

	Improvements		FF&E

ACCRUED DEPRECIATION
Physical Deterioration
Effective Age (Years):	29 Years		8 Years
Total Expected Economic Life	50 Years		10 Years

Total Physical Depreciation:	58.0%	$2,321,880	80.0%	$225,400
Functional Obsolescence	0.0%	0
External Obsolescence	0.0%	0

Total	58.0%	$2,321,880	80.0%	$225,400	$2,547,280

Depreciated Value of the Improvements					$1,737,711
Per Square Foot GBA					$91.16
Per Unit					$108,746
Plus Land Value					$2,200,000

Indicated Value					$3,937,711
Rounded to nearest $25,000					$3,950,000
Per Unit					$56,429
Per Square Foot					$106.43

Source: Marshall Valuation Service	Section: 12	Quality: Average
	Section: 16	Class: D
	Date: 8/02	Type: Multiple Residences - Elderly Assisted Living

VALUATION SERVICES	75	ADVISORY GROUP

SALES COMPARISON APPROACH

Methodology

In the Sales Comparison Approach, we developed an opinion of value by comparing this property with similar, recently sold properties in the surrounding or competing area. Inherent in this approach is the principle of substitution, which states that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

By analyzing sales that qualify as arm’s-length transactions between willing and knowledgeable buyers and sellers, we can identify value and price trends. The basic steps of this approach are:

1.	Research recent, relevant property sales and current offerings throughout the competitive area;

2.	Select and analyze properties that are similar to the property appraised, analyzing changes in economic conditions that may have occurred between the sale date and the date of value, and other physical, functional, or locational factors;

3.	Identify sales that include favorable financing and calculate the cash equivalent price;

4.	Reduce the sale prices to a common unit of comparison such as price per square foot, price per unit or effective gross income multiplier;

5.	Make appropriate comparative adjustments to the prices of the comparable properties to relate them to the property being appraised; and

6.	Interpret the adjusted sales data and draw a logical value conclusion.

The most widely used and market-oriented unit of comparison for properties such as the subject is the sales price per unit basis. All comparable sales were analyzed on this basis.

On the following pages we present a summary of the improved properties that we compared to the subject property, a map showing their locations, and an adjustment grid. Detail sheets describing these sales can be found in the Addenda.

Due to the nature of the subject property and the level of detail available for the comparable data, we have elected to analyze the comparables through application of:

•	A cash flow multiplier (CFM) analysis

•	An effective gross income multiplier (EGIM) analysis

•	A traditional adjustment grid utilizing percentage adjustments

VALUATION SERVICES	76	ADVISORY GROUP

SALES COMPARISON APPROACH

SENIOR HOUSING SALES

					Average
				Sale Price	Unit SF	% Occ.
	Name	Property	Grantee
No.	Property	Type	Grantor	Date	Bldg SqFt	# Units

			625 Management Company LLC	$23,125,000	623	97.0%
1	Carmel Village 17077 San Mateo Street Fountain Valley, CA	IL/AL	Carmel Village Retirement Residence LLC	1/03	117,666	189 units
			Healthcare Property Investors LLC	$8,800,000	693	95.0%
2	Emerald Hills 11550 Education Street Auburn, CA	AL	ALCO IV LLC	9/02	61,677	89 units
			CNL Retirement Properties	$8,055,600	601	95.0%
3	Mapleride of Laguna Creek 6727 Laguna Park Drive Elk Grove, CA	AL	Marriott Senior Living Services	1/02	50,476	84 units
			Emeritus Senior Living	$8,500,000	842	95.0%
4	Woodmark at Summit Ridge 5165 Summit Ridge Court Reno, NV	AL/ALZ	Woodmart at Summit Ridge LLC	2/02	77,445	92 units
			Quilted Care Reno LLC	$3,200,000	620	95.0%
5	Manor at Lakeside 855 Brinkby Avenue Reno, NV	IL/AL	WMFMT Real Estate LP	8/01	56,411	91 units
			AMI Senior Living	$5,000,000	739	95.0%
6	Atria Redding 101 Quartz Hill Road Redding, CA	AL	Atria Communities	7/01	44,328	60 units

[Additional columns below]

[Continued from above table, first column(s) repeated]

			Condition			Revenues	Expense
			& Quality	$/SqFt	Revenues	Per Unit	Ratio	CFM
	Name	Property
No.	Property	Type	Year Built	$/Unit	NOI	NOI/Unit	EGIM	OAR

			Good	$196.53	$5,450,000	$28,836	52.8%	8.98
1	Carmel Village 17077 San Mateo Street Fountain Valley, CA	IL/AL	1986	$122,354	$2,575,000	$13,624	4.24	11.14%
			Good	$142.68	$2,475,000	$27,809	60.2%	8.93
2	Emerald Hills 11550 Education Street Auburn, CA	AL	1999	$98,876	$985,000	$11,067	3.56	11.19%
			Good	$159.59	$2,550,000	$30,357	66.7%	9.48
3	Mapleride of Laguna Creek 6727 Laguna Park Drive Elk Grove, CA	AL	1999	$95,900	$850,000	$10,119	3.16	10.55%
			Average	$109.76	$3,300,000	$35,870	66.7%	7.73
4	Woodmark at Summit Ridge 5165 Summit Ridge Court Reno, NV	AL/ALZ	1998	$92,391	$1,100,000	$11,957	2.58	12.94%
			Average	$56.73	$1,200,000	$13,187	69.2%	8.65
5	Manor at Lakeside 855 Brinkby Avenue Reno, NV	IL/AL	1981	$35,165	$370,000	$4,066	2.67	11.56%
			Average	$112.80	$1,950,000	$32,500	67.9%	8.00
6	Atria Redding 101 Quartz Hill Road Redding, CA	AL	2000	$83,333	$625,000	$10,417	2.56	12.50%

		Average		Condition			Revenues	Expense
	Sale Price	Unit SF	% Occ.	& Quality	$/SqFt	Revenues	Per Unit	Ratio	CFM

	Date	Bldg SqFt	# Units	Year Built	$/Unit	NOI	NOI/Unit	EGIM	OAR

Survey Minimum	$3,200,000	601	95.0%	N/A	$56.73	$1,200,000	$13,187	53%	7.73
Survey Maximum	$23,125,000	842	97.0%	N/A	$196.53	$5,450,000	$35,870	69%	9.48
Survey Average	$9,446,767	686	95.3%	N/A	$129.68	$2,820,833	$28,093	64%	8.63
Survey Minimum	7/01	44,328	60 units	1981	$35,165	$370,000	$4,066	2.56	10.55%
Survey Maximum	1/03	117,666	189 units	2000	$122,354	$2,575,000	$13,624	4.24	12.94%
Survey Average	2/02	68,001	101 units	1994	$88,003	$1,084,167	$10,208	3.13	11.65%
Subject Property	N/A	530	90%	Average	N/A	$2,138,400	$30,549	75%	N/A
	N/A	37,113	70	1975	N/A	$538,880	$7,698	N/A	N/A

VALUATION SERVICES	77	ADVISORY GROUP

SALES COMPARISON APPROACH

IMPROVED SALES COMPARABLE MAP

VALUATION SERVICES	78	ADVISORY GROUP

SALES COMPARISON APPROACH

Cash Flow Multiplier

The cash flow multiple (CFM) is considered a reliable indicator of value. This is because the CFM considers both the income and the expenses of a facility, whereas the EGIM and the price per unit do not. The CFMs of the comparables range from 7.73x to 9.48x cash flow, with an average of 8.63x. The properties are newer facilities in average to good condition. The financial indicators are all based on stabilized operating levels.

The subject is an assisted living facility of average quality that is located in a good senior demographic market area in California. We note that the forecast subject expense ratio, inclusive of management fees and replacement reserves, is 74.80 percent, which falls within the upper portion of the range of the comparables. In addition, the subject’s cash flow is moderate relative to the comparables. We have utilized a cash flow multiplier in the middle portion of the range of 8.75x, which when applied to the subject’s projected stabilized cash flow (net operating income) arrives at a market value for the subject as follows:

		Subject	Indicated
Range	CFM	NOI	Value	$/Unit

Low	7.73	$538,880	$4,164,073	$59,487
High	9.48	$538,880	$5,107,061	$72,958
Median	8.79	$538,880	$4,737,472	$67,678
Average	8.63	$538,880	$4,649,429	$66,420
Sample Si	6

CONCLUSIONS

Indicated CFM		8.75
Net Operating Income	x $	538,880

Indicated Stabilized Value		$4,715,200
Rounded to nearest $100,000		$4,700,000
Per Unit		$67,143
Per Square Foot		$126.64

Therefore, the indicated value for the subject the CFM analysis is $4,700,000.

Effective Gross Income Multiplier

The effective gross income multiplier serves as an indicator of market value as expressed by the relationship between the sales price of a property and its effective gross income. This unit of comparison is commonly utilized by participants active in the real estate market. A significant strength of this analytical technique is that it represents a direct factor of income as reflected by the market and, therefore, requires no adjustment. Furthermore, the effective gross income is more easily verified and more reliable than net operating income since the figure is not distorted by management fees, capital costs or accounting conventions.

The effective gross income multipliers for the comparable sales indicate a range of 2.56x to 4.24x effective gross income with an average of 3.13x. In The Senior Care Acquisition Report, 2003, published by Irving Levin Associates, EGIMs for 2002 were analyzed. In general, the average EGIM for assisted living facilities in 2002 was 2.4x. This represented a strong decline over the EGIM of 3.2x reported in 2001. The decline was reported as being reflective of the excessive development in the 1990s, as well as several corporate bankruptcies during 2001.

VALUATION SERVICES	79	ADVISORY GROUP

SALES COMPARISON APPROACH

Furthermore, our findings are that multipliers decline as the age of the facility increases. We have utilized an EGIM of 2.50x for the subject, which falls at the lower portion of the range for the comparables. This rate is considered reasonable for the subject given the subject’s projected expense ratio, age, and location. This is applied to the subject’s projected effective gross income as follows:

		Subject	Indicated
Range	EGIM	EGI	Value	$/Unit

Low	2.56	$2,138,400	$5,483,077	$78,330
High	4.24	$2,138,400	$9,073,486	$129,621
Median	2.91	$2,138,400	$6,228,866	$88,984
Average	3.13	$2,138,400	$6,687,582	$95,537
Sample Size	6

CONCLUSIONS

Indicated EGIM		2.50	EMPTY
Effective Gross Income	x $	2,138,400

Indicated Stabilized Value		$5,346,000
Rounded to nearest $250,000		$5,250,000
Per Unit		$75,000
Per Square Foot		$141.46

Therefore, the indicated value for the subject by the EGIM analysis is $5,250,000.

Price Per Unit

The price per unit is the most frequently quoted unit of comparison. This is despite the fact he fact that the calculation ignores variations in rates or operating margins and, therefore, is indifferent to the income generating potential of an investment property. Nonetheless, the price per unit provides some indication of prices. Although our income estimates maybe based on a per resident basis due to the possible inclusion of shared units, the basis of the comparables has been analyzed on a per unit situation. We believe that comparing the subject on a per unit basis is the most reasonable method and would not provide a misleading value estimate for the property.

The following is a discussion of the sales that have been compared with the subject. Again, the sales have been analyzed on a price per unit basis with all necessary adjustments. Reference is made to sales summary shown previously.

Percentage Adjustment Method

Adjustment Process

The sales that we have utilized represent the best available information that could be compared to the subject property. The major elements of comparison for an analysis of this type include the property rights conveyed, the financial terms incorporated into a particular transaction, the conditions or motivations surrounding the sale, changes in market conditions since the sale, the location of the real estate, its physical traits and the economic characteristics of the property.

VALUATION SERVICES	80	ADVISORY GROUP

SALES COMPARISON APPROACH

The first adjustment made to the market data takes into account differences between the subject property and the comparable property sales with regard to the legal interest transferred. Advantageous financing terms or peculiar conditions of sale are then adjusted to reflect a normal market transaction. Next, changes in market condition must be accounted for, thereby creating a time adjusted normal unit of comparison. Lastly, adjustments for location, the physical traits and the economic characteristics of the market data are made in order to generate the final adjusted unit rate, which is appropriate for the subject property.

Property Rights Conveyed

All of the sales utilized in this analysis involved the transfer of the fee simple interest. Since we are appraising the fee simple interest of the subject property, no adjustments were required.

Financial Terms

To the best of our knowledge, all of the sales utilized in this analysis were accomplished with cash and/or cash and market-oriented financing. Therefore, no adjustment for financial terms is required for the comparables.

Conditions of Sale

Adjustments for conditions of sale usually reflect the motivations of the buyer and the seller. In many situations the conditions of sale may significantly affect transaction prices. However, all sales used in this analysis are considered to be “arms-length” market transactions between both knowledgeable buyers and sellers on the open market. Therefore, no adjustments for conditions of sale are required for the comparables.

Market Conditions

The sales included in this analysis date between July 1, 2001 and January 1, 2003. The market has not changed over this time period. The appropriate adjustment was made to each comparable.

Location

An adjustment for location is required when the locational characteristics of a comparable property are different from those of the subject property. The subject property is considered to exhibit a good location and has average access and visibility. We have made a negative adjustment to those comparables considered superior in location versus the subject. Conversely, a positive adjustment was made to those comparables considered inferior. Each comparable was adjusted accordingly.

Physical Traits

Various physical factors were analyzed including size, age, condition, quality, amenities, unit mix, utility, etc. When an item was determined to be inferior to the subject, a positive adjustment was applied. When an item was determined to be superior to the subject, a negative adjustment was applied.

Economic Characteristics

This adjustment is used to reflect differences in rent levels, operating expense ratios, occupancy levels, and other items that would have an economic impact on the transaction. Each comparable was adjusted accordingly.

VALUATION SERVICES	81	ADVISORY GROUP

SALES COMPARISON APPROACH

Discussion of Comparable Sales

In our analysis of the market for comparable assisted living properties, we have compared the subject to assisted living properties from throughout the regional area. These are discussed below.

Comparable Sale No. 1

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a superior age and condition to the subject. The comparable has a similar payor mix as the subject. Revenue characteristics were superior. Negative adjustments were warranted for age and revenue characteristics. Positive adjustments were not warranted.

Comparable Sale No. 2

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable exhibits an inferior location. The comparable is of a superior age and condition to the subject. The comparable has a similar payor mix as the subject. Revenue characteristics were superior. Negative adjustments were warranted for age and revenue characteristics. Positive adjustments were warranted for location.

Comparable Sale No. 3

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a superior age and condition to the subject. The comparable has a similar payor mix as the subject. Revenue characteristics were superior. Negative adjustments were warranted for age and revenue characteristics. Positive adjustments were not warranted.

Comparable Sale No. 4

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a superior age and condition to the subject. The comparable has a similar payor mix as the subject. The comparable exhibits an inferior location. Revenue characteristics were superior. Negative adjustments were warranted for age and revenue characteristics. Positive adjustments were warranted for location.

Comparable Sale No. 5

At the time of sale, this comparable was considered inferior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable exhibits an inferior location. The comparable is of a similar age and condition to the subject. The comparable has a similar payor mix as the subject.Revenue characteristics were inferior. Negative adjustments were not warranted. Positive adjustments were warranted for location and revenue characteristics.

VALUATION SERVICES	82	ADVISORY GROUP

SALES COMPARISON APPROACH

Comparable Sale No. 6

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable exhibits an inferior location. The comparable is of a superior age and condition to the subject. The comparable has a similar payor mix as the subject. Revenue characteristics were superior. Negative adjustments were warranted for age and revenue characteristics. Positive adjustments were warranted for location.

A summary of our adjustments is shown in the following table.

IMPROVED COMPARABLE SALE ADJUSTMENT GRID

		ECONOMIC ADJUSTMENTS (CUMULATIVE)
	$/Unit	Property	Financing &
		Rights	Conditions	Exp. After	Market*
No.	Date	Conveyed	of Sale	Purchase	Conditions	Subtotal

1	$122,354	Fee Simple/Mkt.	Arms-Length	None	Similar	$122,354
	1/03	0.0%	0.0%	0.0%	0.0%	0.0%
2	$98,876	Fee Simple/Mkt.	Arms-Length	None	Similar	$98,876
	9/02	0.0%	0.0%	0.0%	0.0%	0.0%
3	$95,900	Fee Simple/Mkt.	Arms-Length	None	Similar	$95,900
	1/02	0.0%	0.0%	0.0%	0.0%	0.0%
4	$92,391	Fee Simple/Mkt.	Arms-Length	None	Similar	$92,391
	2/02	0.0%	0.0%	0.0%	0.0%	0.0%
5	$35,165	Fee Simple/Mkt.	Arms-Length	None	Similar	$35,165
	8/01	0.0%	0.0%	0.0%	0.0%	0.0%
6	$83,333	Fee Simple/Mkt.	Arms-Length	None	Similar	$83,333
	7/01	0.0%	0.0%	0.0%	0.0%	0.0%

[Additional columns below]

[Continued from above table, first column(s) repeated]

		PROPERTY CHARACTERISTIC ADJUSTMENTS (ADDITIVE)
	$/Unit		Age,
			Quality		Revenue	Payor		Adj.
No.	Date	Location	Condition	Unit Mix	Characteristics	Mix	Other	$/Unit	Overall

1	$122,354	Similar	Superior	Similar	Superior	Similar	Similar	$67,295	Superior
	1/03	0.0%	-5.0%	0.0%	-40.0%	0.0%	0.0%	-45.0%
2	$98,876	Inferior	Superior	Similar	Superior	Similar	Similar	$74,157	Superior
	9/02	10.0%	-5.0%	0.0%	-30.0%	0.0%	0.0%	-25.0%
3	$95,900	Similar	Superior	Similar	Superior	Similar	Similar	$62,335	Superior
	1/02	0.0%	-5.0%	0.0%	-30.0%	0.0%	0.0%	-35.0%
4	$92,391	Inferior	Superior	Similar	Superior	Similar	Similar	$69,293	Superior
	2/02	10.0%	-5.0%	0.0%	-30.0%	0.0%	0.0%	-25.0%
5	$35,165	Inferior	Similar	Similar	Inferior	Similar	Similar	$66,813	Inferior
	8/01	50.0%	0.0%	0.0%	40.0%	0.0%	0.0%	90.0%
6	$83,333	Inferior	Superior	Similar	Superior	Similar	Similar	$62,500	Superior
	7/01	10.0%	-5.0%	0.0%	-30.0%	0.0%	0.0%	-25.0%

SUMMARY

	Unadj. $/Unit	Adj. $/Unit

Price Range
Low	$35,165	$62,335

High	$98,876	$74,157

Average	$81,133	$67,066

Net Adjustment
Low	-45.0%
High	-25.0%
Average	-32.5%

CONCLUSION

Indicated Value per Unit	$65,000
Number of Units	x 70

Indicated Value	$4,550,000
Rounded to nearest $100,000	$4,600,000
Per Unit	$65,714

*Market Conditions Adjustment
Compound annual change in market conditions:	3.00%
Date of Value (for adjustment calculations):	03/31/2003

Summary of Price Per Unit Analysis

After adjusting each comparable sale for differences with the subject property, the adjusted sale price range is $62,335 to $74,157 per unit. Based on the data, we believe that due to the subject’s level of construction quality, resident targeting and location, a price per unit towards the lower portion of the adjusted range is warranted. From this, we have correlated to a price of $65,000 per unit.

Price Per Unit Conclusion

Number of Units		Price Per Unit		Indicated Value

70	X	$65,000	=	$4,760,000
		Rounded To:		$4,800,000

VALUATION SERVICES	83	ADVISORY GROUP

SALES COMPARISON APPROACH

The Sales Comparison Approach results in a range of values for the subject property of $4,700,000 to $5,250,000. This value range equates to a price per square foot of building area of $126.64 to $141.46, which falls within the middle portion of the range of the unadjusted comparables and is considered reasonable based on the economic and physical characteristics of the subject.

Based on our analysis of competitive transactions, we conclude that the indicated value by the Sales Comparison Approach on October 16, 2003 was:

Units	Indicated Value

70	$4,800,000

VALUATION SERVICES	84	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Methodology

The Income Capitalization Approach is a method of converting the anticipated economic benefits of owning property into a value through the capitalization process. The principle of “anticipation” underlies this approach in that investors recognize the relationship between an asset’s income and its value. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be projected, and the most appropriate capitalization method must be selected.

The two most common methods of converting net income into value are Direct Capitalization and Discounted Cash Flow. In direct capitalization, net operating income is divided by an overall capitalization rate to indicate an opinion of market value. In the discounted cash flow method, anticipated future cash flows and a reversionary value are discounted to an opinion of net present value at a chosen yield rate (internal rate of return).

In our opinion, the direct capitalization analysis method is most appropriate to value the subject property.

Historical Financial Performance of the Subject Property

The subject is an existing assisted living facility. We were provided with financial statements for 2000, 2001, 2002, and year-to-date 2003. The financial statements have been summarized on a following chart.

Potential Gross Income

There is only one type of payment source at the subject for assisted living services; private pay residents. This type of payor is generally considered the most desirable since private pay rates allow for greater profitability than any fixed government rate plans. Therefore, revenue for the subject is received from the monthly rentals of the living units, as well as from other sources such as second person (double occupancy) fees, move-in or processing fees, as well as other miscellaneous revenue.

VALUATION SERVICES	85	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Retirement Inn of Campbell
INCOME AND OPERATING EXPENSE SUMMARY

	2000				2001
	(January - December)				(January - December)
	Amount	$/Resident	PRD	% of EGI	Amount	$/Resident	PRD	% of EGI

REVENUES
Rental Income	$1,374,800	$20,627	$56.51	75.36%	$1,617,344	$23,419	$64.16	76.59%
Rent Concessions	$(40)	$(1)	$(0.00)	0.00%	$—	$—	$—	0.00%
Additional Personal Care	$436,353	$6,547	$17.94	23.92%	$458,214	$6,635	$18.18	21.70%
Second Occupant	$—	$—	$—	0.00%	$—	$—	$—	0.00%
New Resident Fees	$10,150	$152	$0.42	0.56%	$31,750	$460	$1 .26	1.50%
Other Income	$3,066	$46	$0.13	0.17%	$4,271	$62	$0.17	0.20%

GROSS POTENTIAL REV.	$1,824,329	$27,372	$74.99	100.00%	$2,111,579	$30,576	$83.77	100.00%
Vacancy/Collection Loss	Inc. Above				Inc. Above
TOTAL NET REVENUE	$1,824,329	$27,372	$74.99	100.00%	$2,111,579	$30,576	$83.77	100.00%
OPERATING EXPENSES
Departmental
General/Administrative	$50,269	$754	$2.07	2.76%	$28,611	$414	$1.14	1.35%
Payroll (Wages)	$549,297	$8,242	$22.58	30.11%	$653,696	$9,466	$25.93	30.96%
Payroll Taxes & Benefits	$166,670	$2,501	$6.85	9.14%	$221,762	$3,211	$8.80	10.50%
Resident Care	$1,522	$23	$0.06	0.08%	$3,853	$56	$0.15	0.18%
Food Services	$132,199	$1,983	$5.43	7.25%	$121,459	$1,759	$4.82	5.75%
Activities	$11,329	$170	$0.47	0.62%	$12,252	$177	$0.49	0.58%
Housekeeping/Laundry	$17,018	$255	$0.70	0.93%	$16,857	$244	$0.67	0.80%
Plant Operations	$68,296	$1,025	$2.81	3.74%	$70,325	$1,018	$2.79	3.33%
Utilities	$65,998	$990	$2.71	3.62%	$97,841	$1,417	$3.88	4.63%
Marketing/Promotions	$34,082	$511	$1.40	1.87%	$32,485	$470	$1.29	1.54%
Non-Departmental
Real Estate Taxes	$76,185	$1,143	$3.13	4.18%	$22,918	$332	$0.91	1.09%
Insurance	$11,972	$180	$0.49	0.66%	$20,868	$302	$0.83	0.99%
Management Fees (5% of EGI)	$91,216	$1,369	$3.75	5.00%	$105,579	$1,529	$4.19	5.00%
Replacement Reserves ($/Unit)	$21,000	$315	$0.86	1.15%	$21,000	$304	$0.83	0.99%

TOTAL ALL EXPENSES	$1,297,053	$19,461	$53.32	71.10%	$1,429,506	$20,699	$56.71	67.70%
EXPENSE RATIO	71.1%				67.7%
NET OPERATING INCOME	$527,276	$7,911	$21.67	28.90%	$682,073	$9,877	$27.06	32.30%
OCCUPANCY	95.2%				98.7%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	2002				2003 Annualized
	(January - December)				(January - August)
	Amount	$/Resident	PRD	% of EGI	Amount	$/Resident	PRD	% of EGI

REVENUES
Rental Income	$1,770,098	$26,158	$71.67	75.41%	$1,584,603	$26,239	$71.89	76.99%
Rent Concessions	$(47,859)	$(707)	$(1.94)	-2.04%	$(163,977)	$(2,715)	$(7.44)	-7.97%
Additional Personal Care	$583,172	$8,618	$23.61	24.84%	$559,832	$9,270	$25.40	27.20%
Second Occupant	$—	$—	$—	0.00%	$—	$—	$—	0.00%
New Resident Fees	$38,125	$563	$1.54	1.62%	$73,800	$1 ,222	$3.35	3.59%
Other Income	$3,768	$56	$0.15	0.16%	$4,035	$67	$0.18	0.20%

GROSS POTENTIAL REV.	$2,347,304	$34,688	$95.03	100.00%	$2,058,293	$34,083	$93.38	100.00%
Vacancy/Collection Loss	Inc. Above				Inc. Above
TOTAL NET REVENUE	$2,347,304	$34,688	$95.03	100.00%	$2,058,293	$34,083	$93.38	100.00%
OPERATING EXPENSES
Departmental
General/Administrative	$48,572	$718	$1.97	2.07%	$34,259	$567	$1.55	1.66%
Payroll (Wages)	$643,869	$9,515	$26.07	27.43%	$627,464	$10,390	$28.47	30.48%
Payroll Taxes & Benefits	$237,102	$3,504	$9.60	10.10%	$225,942	$3,741	$10.25	10.98%
Resident Care	$3,517	$52	$0.14	0.15%	$2,526	$42	$0.11	0.12%
Food Services	$127,459	$1,884	$5.16	5.43%	$118,103	$1,956	$5.36	5.74%
Activities	$11,427	$169	$0.46	0.49%	$11,817	$196	$0.54	0.57%
Housekeeping/Laundry	$10,006	$148	$0.41	0.43%	$9,674	$160	$0.44	0.47%
Plant Operations	$72,735	$1,075	$2.94	3.10%	$86,105	$1,426	$3.91	4.18%
Utilities	$98,720	$1 ,459	$4.00	4.21%	$95,330	$1,579	$4.32	4.63%
Marketing/Promotions	$32,380	$478	$1.31	1.38%	$35,886	$594	$1.63	1.74%
Non-Departmental
Real Estate Taxes	$45,875	$678	$1.86	1.95%	$68,424	$1,133	$3.10	3.32%
Insurance	$39,988	$591	$1.62	1.70%	$38,835	$643	$1.76	1.89%
Management Fees (5% of EGI)	$117,365	$1,734	$4.75	5.00%	$102,915	$1,704	$4.67	5.00%
Replacement Reserves ($/Unit)	$21,000	$310	$0.85	0.89%	$21,000	$348	$0.95	1.02%

TOTAL ALL EXPENSES	$1,510,015	$22,314	$61.14	64.33%	$1,478,277	$24,479	$67.07	71.82%
EXPENSE RATIO	64.3%				71.8%
NET OPERATING INCOME	$837,289	$12,373	$33.90	35.67%	$580,016	$9,605	$26.31	28.18%
OCCUPANCY	96.7%				86.3%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	C&W Forecast
	Stabilized year
	Amount	$/Resident	PRD	% of EGI

REVENUES
Rental Income	$1,782,000	$25,457	$77.50
Rent Concessions	$—	$—	$—
Additional Personal Care	$546,000	$7,800	$23.74
Second Occupant	$—	$—	$—
New Resident Fees	$42,000	$600	$1.83
Other Income	$6,000	$86	$0.26

GROSS POTENTIAL REV.	$2,376,000	$33,943	$107.79
Vacancy/Collection Loss	$(237,600)

TOTAL NET REVENUE	$2,138,400	$33,943	$92.99
OPERATING EXPENSES
Departmental
General/Administrative	$50,000	$794	$2.17	2.34%
Payroll (Wages)	$650,000	$10,317	$28.27	30.40%
Payroll Taxes & Benefits	$240,000	$3,810	$10.44	11.22%
Resident Care	$16,000	$254	$0.70	0.75%
Food Services	$140,000	$2,222	$6.09	6.55%
Activities	$14,000	$222	$0.61	0.65%
Housekeeping/Laundry	$18,000	$286	$0.78	0.84%
Plant Operations	$90,000	$1 ,429	$3.91	4.21%
Utilities	$100,000	$1 ,587	$4.35	4.68%
Marketing/Promotions	$40,000	$635	$1.74	1.87%
Non-Departmental
Real Estate Taxes	$73,600	$1,168	$3.20	3.44%
Insurance	$40,000	$635	$1.74	1.87%
Management Fees (5% of EGI)	$106,920	$1,697	$4.65	5.00%
Replacement Reserves ($/Unit)	$21,000	$333	$0.91	0.98%

TOTAL ALL EXPENSES	$1,599,520	$25,389	$69.56	74.80%
EXPENSE RATIO	74.8%
NET OPERATING INCOME	$538,880	$8,554	$23.43	25.20%
OCCUPANCY	90.0%

VALUATION SERVICES	86	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Assisted Living Rate Analysis

The subject has an effective capacity of 70 residents and/or beds. The facility is of average quality construction with a layout and design typical to its age, which makes marketing a challenge relative to the competition. The following is a description of the types of accommodations that are available at the subject.

Assisted living residents at the subject have the choice of studio and one-bedroom apartment units. We note that the subject units are small in relation to the marketplace and feature private bathrooms, kitchenettes and limited closet areas. All of the residents are provided with three daily meals, weekly housekeeping, utilities (except telephone), activities, and scheduled transportation included in their monthly rent. Assisted living or personal care services are an additional monthly fee.

The subject’s actual rental rates (rent roll) were tested for reasonableness against similar facilities in the subject’s market area. In the Competitive Market Analysis section, we identified several existing facilities considered to provide competition for the subject. Data sheets were provided in the Competitive Market Analysis section presented previously. The complexes we surveyed are all considered comparable given that they all provide assisted living units. We note that the facilities are all adequately maintained and they all have a similar amenity package. All of the competing facilities have been discussed in detail in the Competitive Market Analysis section of the report.

The table below summarizes the subject’s unit types and the actual and asking monthly rents.

Retirement Inn of Campbell

			In House Rents		Asking Rents

	No.	Occ.	Monthly	$/Unit	Monthly	$/Unit
Unit	Units	Units	Revenue	Per Mo.	Revenue	Per Mo.

Assisted Living
Studio	41	19	$34,310	$1,806	$97,375	$2,375
Studio Large	27	25	$58,735	$2,375	$66,825	$2,475

Total - Studio	68	44	$93,045	$2,115	$164,200	$2,415
One-Bedroom	2	2	$5,800	$2,900	$6,000	$3,000

Total - One-Bedroom	2	2	$5,800	$2,900	$6,000	$3,000
Assisted Totals	70	46	$98,845	$2,149	$170,200	$2,431
Totals	70	46	$98,845	$2,149	$170,200	$2,431

It appears that the current in-house average rates generally fall above most of the asking rates at the subject. This is reportedly due to recent rent increases. Overall, the average rate is $2,149 per month, which is 14.12 percent below the average asking rate of $2,431 per month. We feel an slight increase for the in-house rates is reasonable, noting that a rate increase was just recently instigated in October 2003. This increase will not adversely affect the stabilized occupancy level at the subject.

VALUATION SERVICES	87	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Base Rental Rates

The following chart details our reconciled base rental rates for all unit types at the subject. These rates were concluded to in the Competitive Market Analysis section of the report.

Retirement Inn of Campbell
Reconciled Market Rental Rates

	Resident	No.	No.	Market
Unit Type	Type	Units	Beds	Rent

Studio	AL	41	41	$1,900
Studio Large	AL	27	27	$2,400
One-Bedroom	AL	2	2	$2,900

Totals		70	70

Other Revenues

In addition to room revenues, the subject receives additional income from additional personal care, new resident fees (entrance fees), second person fees, as well as miscellaneous revenue from such items as barber/beauty income, laundry services, meal and guest fees, food catering, health supplies, etc.

Additional Personal Care

This relates to the additional costs for personal care to those residents who require additional care. The historical, current and forecast revenue from this source is shown below.

Year	Total	$/Resident	PRD

2000	$436,353	$6,547	$17.94
2001	$458,214	$6,635	$18.18
2002	$583,172	$8,618	$23.61
2003 Annualized	$559,832	$9,270	$25.40
C&W Forecast	$546,000	$7,800	$23.74

The base monthly rates at the subject do not include any personal care. All personal care at the subject is charged in addition to the base monthly rental rate. Specifically, there are eight base levels or tiers of care services available (based on a point system) that are determined from a monthly need assessment basis. The levels of personal care range from $225 per month (Level A) up to an additional $1,425 per month for Level 7 services. If a resident requires services above Level 7, there is an additional charge of $5.00 per point.

Review of the rent roll showed that of the existing residents, 42 residents (89 percent of existing total) were paying for personal care services. The average charge equated to $1,254 per

VALUATION SERVICES	88	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

month, which would indicate an average Level 4 care level. Based on the data, we have forecast that 65 percent of the resident mix will pay an average of $1,000 per month for personal care services. This equates to Year 1 revenue of $546,000, which is consistent with the recent pattern at the subject.

New Resident Fees

New resident fees at the subject are $2,000 per resident, which falls within the lower middle upper end of the range of the comparables from $950 to $2,500. This amount is considered reasonable given the subject’s location and occupancy rate.

The typical turnover in an assisted living facility is between 20 and 28 months with a midrange of two years. This is equivalent to 50 percent of the census turning over each year. For the subject, we are estimating that 40 percent of the residents will pay entry or new resident fees during the subsequent 12 months. The historical, current and forecast revenue from this source is shown below.

Year	Total	$/Resident

2000	$10,150	$152
2001	$31,750	$460
2002	$38,125	$563
2003 Annualized	$73,800	$1,222
C&W Forecast	$42,000	$600

Based on the data, we have forecast Year 1 new resident fees at $42,000. The annualized 2003 data indicates a relatively high revenue, however, this is due to high number of new residents that moved into the facility after seeing atypical attrition in the mid to latter part of 2002. Our forecast is consistent with previous trends that reflected normal occupancy.

Second Person Fees

The subject charges a fee of $780 per month for a double occupant in the same unit. This would be applicable to a spouse or sibling. The historical revenue data for the subject did not include any line item breakdown for this category. At the time of inspection, there were only two double occupancies at the subject. Due to the smaller unit composition of the subject, any revenue from double occupancies is minimal. We believe that our other income forecast that follows would more than account for any revenue from this source.

Other Income

This category includes revenue received from the subject’s barber/beauty income, laundry services, cable TV revenue, meal and guest fees, food catering, health supplies, parking, etc. The historic costs for this category are shown in the following table.

VALUATION SERVICES	89	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Year	Total	$/Resident	PRD

2000	$3,066	$46	$0.13
2001	$4,271	$62	$0.17
2002	$3,768	$56	$0.15
2003 Annualized	$4,035	$67	$0.18
C&W Forecast	$6,000	$86	$1.83

Based on the data, we have forecast Year 1 revenue from this source at $6,000. This is seen as being consistent with the historic revenue for the subject.

Concessions/Rental Allowances

At the time of inspection, the subject was not offering any rent concessions. The property had been using concessions in the latter part of 2002 and first part of 2003 to release units that had seen atypical attrition. Concessions at the subject were discontinued several months ago. Concessions are believed to be a negligible part of the market used only to stimulate lease-up of any unforeseen vacancies and should not have be of any major significance to a property like the subject. Therefore, no allowance for rent concessions will be applied to the subject.

Vacancy and Collection Loss

Both the investor and the appraiser are primarily interested in the annual revenue an income property is likely to produce over a specified period of time, rather than the income it could produce if it were always 100 percent occupied and all tenants were paying their rent in full and on time. A normally prudent practice is to expect some income loss as tenants vacate, fail to pay rent, or pay their rent late. Model units or other rent loss, if necessary, is addressed separately.

The subject, as of the most current rent roll provided, was 90 percent occupied. This is similar to the current average occupancy levels for the market area overall. Rent comparable occupancies range from 90 to 100 percent with a general tendency around 93 to 96 percent. Occupancy at the subject was 95 percent in 2000, 99 percent in 2001, 97 percent in 2002 and year-to-date 2003 annualizes out to 86 percent. As noted, the subject’s occupancy has increased over the last several months and the facility is presently nearly full.

In consideration of the above, as well as the general market conditions and market positioning of the subject, we have forecasted a stabilized vacancy and collection loss of 10.00 percent for the subject.

Effective Gross Income

The following table summarizes the projected estimate of stabilized income based on the above findings. The stabilized revenues reflect what we believe would be anticipated by a purchaser of the subject and are based on current market rents and trends.

VALUATION SERVICES	90	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Retirement Inn of Campbell
STABILIZED OPERATING INCOME

						PER
	RESIDENT	NO.	NO.	MONTHLY		ACTUAL
UNIT TYPE	TYPE	UNITS	BEDS	RATE	INCOME	RESIDENT

Studio	AL	41	41	$1,900	$934,800
Studio Large	AL	27	27	$2,400	$777,600
One-Bedroom	AL	2	2	$2,900	$69,600

Total		70	70		$1,782,000	$25,457
Additional Personal Care			65%	$1,000	$546,000	$7,800
Second Person			0%	$—	$—	$—
New Resident Fees			30%	$2,000	$42,000	$600
Other					$6,000	$86

TOTAL POTENTIAL GROSS INCOME					$2,376,000	$33,943
LESS: VACANCY @			10.0%		$(237,600)

EFFECTIVE GROSS INCOME					$2,138,400	$33,943

Opinion of Expenses

We have developed an opinion of the property’s annual operating expenses after reviewing its historical performance and reviewing the operating statements of similar senior living properties. We were provided with operating statements for 2000, 2001, 2002, and year-to-date 2003. This information was previously summarized.

We were not provided with the staffing requirements for the facility and we were not able to analyze the expenses on this basis. We have supported our estimate of projected expenses with other senior living facilities in the region, as well as from overall industry statistics. We also note that the reader is cautioned when reviewing the comparable expenses for individual facilities, in that the reporting of expenses varies by property and that different congregate living facilities offer different services. All comparisons will be made on an actual resident basis.

Expense Comparables

The expense comparables have been summarized on the following page.

VALUATION SERVICES	91	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

SUMMARY OF COMPARABLE OPERATING EXPENSES
ASSISTED LIVING FACILITIES

										ASHA		ASHA
										Lower	ASHA	Upper
Facility		Confidential			Confidential			Confidential		Quartile	Median	Quartile

Reporting Period		2002			2002			2002		2002	2002	2002
Year Built		1999			2001			1990		N/A	N/A	N/A
No. of IL Units		0			42			176		N/A	N/A	N/A
No. of AL Units		89			72			11		N/A	N/A	N/A
No. of ALZ Units		13			0			0		N/A	N/A	N/A

Total Units		102			114			187		N/A	N/A	N/A
Occupancy		83%			85%			98%		N/A	N/A	N/A
Resident Days		30,901			35,493			66,890
	Per		% of	Per		% of	Per		% of
	Resident	$/RD	EGI	Resident	$/RD	EGI	Resident	$/RD	EGI

TOTAL NET REVENUES	$37,505	$102.75		$25,443	$69.71		$34,768	$95.26		$29,046	$34,264	$38,878
EXPENSES
General & Administrative	$756	$2.07	2.02%	$1,110	$3.04	3.25%	$1,129	$3.09	3.25%	$1,115	$1,433	$1,889
Payroll (Wages/Salaries)	$11,593	$31.76	30.91%	$8,553	$23.43	23.52%	$8,179	$22.41	23.52%	N/A	N/A	N/A
Payroll Taxes & Benefits	$3,815	$10.45	10.17%	$2,144	$5.88	8.62%	$2,996	$8.21	8.62%	$1,575	$2,068	$3,003
Resident Care	$219	$0.60	0.59%	$609	$1.67	0.82%	$286	$0.78	0.82%	$4,253	$6,123	$7,259
Food Services	$1,786	$4.89	4.76%	$1,207	$3.31	6.32%	$2,196	$6.02	6.32%	$2,704	$3,529	$4,892
Activities	$58	$0.16	0.16%	$58	$0.16	0.53%	$184	$0.50	0.53%	N/A	N/A	N/A
Housekeeping	$119	$0.32	0.32%	$101	$0.28	0.86%	$299	$0.82	0.86%	$532	$815	$1,130
Plant Operations	$644	$1.77	1.72%	$510	$1.40	4.05%	$1,409	$3.86	4.05%	$580	$916	$1,356
Utilities	$1,536	$4.21	4.09%	$1,180	$3.23	5.19%	$1,805	$4.94	5.19%	$1,086	$1,306	$1,526
Marketing/Promotions	$527	$1.44	1.41%	$439	$1.20	1.57%	$546	$1.49	1.57%	$858	$1,349	$2,008
Real Estate Taxes	$705	$1.93	1.88%	$520	$1.43	3.62%	$1,257	$3.45	3.62%	$648	$1,011	$1,597
Insurance	$611	$1.67	1.63%	$400	$1.10	3.32%	$1,154	$3.16	3.32%	$278	$463	$726
ADJUSTED OPERATING EXPENSES	$22,369	$73.84	59.64%	$16,832	$55.56	61.66%	$21,439	$70.77	61.66%	$20,959	$24,058	$29,438
Management Fee	$1,875	$5.14	5.00%	$1,272	$3.49	5.00%	$1,738	$0.00	5.00%	$1,249	$1,713	$2,082
Expense Ratio Before Reserves	65%			71%			67%			76%	75%	81%
Reserves	—	—	—	—	—	—	—	—	—	$181	$326	$525

Source: The State of Seniors Housing, 2002, ASHA. (Data is for Assisted Living Facilities)
Note: Each line expense for ASHA derived from seperately sorted data columns and may not add up under totals.
* All comparable categories based on Actual Unit (Per Resident)

VALUATION SERVICES	92	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

General & Administrative

These costs, for the basis of the subject analysis, include office supplies, licenses/permits, dues/subscriptions, travel/meals, communications/telephone, resident activities and transportation. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$50,269	$754	$2.07	2.76%
2001	$28,611	$414	$1.14	1.35%
2002	$48,572	$718	$1.97	2.07%
2003 Annualized	$34,259	$567	$1.55	1.66%
C&W Forecast	$50,000	$794	$2.17	2.34%

The expense comparables showed expenses for this category from $ 756 to $1,129 per resident (average of $ 999 per resident), while the industry data showed a range from $1,115 to $1,889 per resident (median of $1,433 per resident). The subject’s actual expenses fall towards the lower end of the range of the comparable properties. We believe that a higher cost would be warranted for the property based on the market data. We have forecast Year 1 general and administrative costs at $50,000 or $ 794 per resident.

Payroll (Wages and Salaries)

These costs, for the basis of the subject analysis, include all wage and salary costs for the employees. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$549,297	$8,242	$22.58	30.11%
2001	$653,696	$9,466	$25.93	30.96%
2002	$643,869	$9,515	$26.07	27.43%
2003 Annualized	$627,464	$10,390	$28.47	30.48%
C&W Forecast	$650,000	$10,317	$28.27	30.40%

The expense comparables showed expenses for this category from $8,179 to $11,593 per resident (average of $9,442 per resident), while no data was provided by the ASHA industry data. The subject’s actual expenses fall towards the lower portion of the comparable range and we believe a slightly higher cost would be reasonable. We have forecast Year 1 wages and salary costs at $650,000 or $10,317 per resident.

VALUATION SERVICES	93	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Payroll Taxes and Benefits

These costs, for the basis of the subject analysis, include cost for the employee pension plan, employee incentives, vacation pay, employee benefits and payroll taxes. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$166,670	$2,501	$6.85	9.14%
2001	$221,762	$3,211	$8.80	10.50%
2002	$237,102	$3,504	$9.60	10.10%
2003 Annualized	$225,942	$3,741	$10.25	10.98%
C&W Forecast	$240,000	$3,810	$10.44	11.22%

The expense comparables showed expenses for this category from $2,144 to $3,815 per resident (average of $2,985 per resident), while the industry data showed a range from $1,575 to $3,003 per resident (median of $2,068 per resident). The subject’s actual expenses fall at the upper end of the range by the comparable properties, but are considered reasonable. We have forecast Year 1 payroll taxes and benefits costs at $240,000 or $3,810 per resident.

Resident Care

This expense is for the costs associated with the personal or assisted living services for the assisted living residents. These include all health care and special needs supplies and related activities, but does not include payroll. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$1,522	$23	$0.06	0.08%
2001	$3,853	$56	$0.15	0.18%
2002	$3,517	$52	$0.14	0.15%
2003 Annualized	$2,526	$42	$0.11	0.12%
C&W Forecast	$16,000	$254	$0.70	0.75%

The expense comparables showed expenses for this category from $ 219 to $ 609 per resident (average of $ 371 per resident), while the industry data showed a range from $4,253 to $7,259 per resident (median of $6,123 per resident). The industry data included wages and salaries that we have categorized separately. The subject’s actual expenses are seen as falling well below the average costs by the comparable properties. As such, we believe a prudent operator

VALUATION SERVICES	94	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

would allocate a higher allowance, especially as over one-half of the subject’s residents are paying for additional resident or personal care. Based on this, we have forecast Year 1 resident care costs at $16,000 or $ 254 per resident.

Food Services

These costs include raw food costs, as well as kitchen supplies. The residents at the subject are provided with three complete meals per day. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$132,199	$1,983	$5.43	7.25%
2001	$121,459	$1,759	$4.82	5.75%
2002	$127,459	$1,884	$5.16	5.43%
2003 Annualized	$118,103	$1,956	$5.36	5.74%
C&W Forecast	$140,000	$2,222	$6.09	6.55%

The expense comparables showed expenses for this category from $1,207 to $2,196 per resident (average of $1,729 per resident), while the industry data showed a range from $2,704 to $4,892 per resident (median of $3,529 per resident). The subject’s actual expenses are bracketed by the expense comparisons. We have forecast Year 1 food services costs at $140,000 or $2,222 per resident.

Activities

This category is for the activities and recreation costs, as well as transportation costs. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$11,329	$170	$0.47	0.62%
2001	$12,252	$177	$0.49	0.58%
2002	$11,427	$148	$0.41	0.43%
2003 Annualized	$11,817	$196	$0.54	0.57%
C&W Forecast	$14,000	$222	$0.61	0.65%

The expense comparables showed expenses for this category from $ 58 to $ 184 per resident (average of $ 100 per resident), while no data was provided by the ASHA industry data. The

VALUATION SERVICES	95	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

subject’s actual expenses fall at the upper end of the range shown by the comparable properties. We have forecast Year 1 activities costs at $14,000 or $ 222 per resident.

Housekeeping/Laundry

This category is for all housekeeping costs, including all supplies requisite to housekeeping and laundry services. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$17,018	$255	$0.70	0.93%
2001	$16,857	$244	$0.67	0.80%
2002	$10,006	$148	$0.41	0.43%
2003 Annualized	$9,674	$160	$0.44	0.47%
C&W Forecast	$18,000	$286	$0.78	0.84%

The expense comparables showed expenses for this category from $ 101 to $ 299 per resident (average of $ 173 per resident), while the industry data showed a range from $ 532 to $1,130 per resident (median of $ 815 per resident). The industry data included wages and salaries that we have categorized separately. The subject’s actual expenses are supported by the comparable properties. We have forecast Year 1 housekeeping costs at $18,000 or $ 286 per resident.

Plant Operations

These costs include general repairs and maintenance, elevator contracts, supplies and equipment purchases for the facility. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$68,296	$1,025	$2.81	3.74%
2001	$70,325	$1,018	$2.79	3.33%
2002	$72,735	$1,075	$2.94	3.10%
2003 Annualized	$86,105	$1,426	$3.91	4.18%
C&W Forecast	$90,000	$1,429	$3.91	4.21%

VALUATION SERVICES	96	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

The expense comparables showed expenses for this category from $ 510 to $1,409 per resident (average of $ 854 per resident), while the industry data showed a range from $ 580 to $1,356 per resident (median of $ 916 per resident). The subject’s actual expenses are supported by the comparable properties. We have forecast Year 1 plant operations costs at $90,000 or $1,429 per resident.

Utilities

This expense is for the annual cost for natural gas, electricity, water/sewer, cable TV and trash removal. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$65,998	$990	$2.71	3.62%
2001	$97,841	$1,417	$3.88	4.63%
2002	$98,720	$1,459	$4.00	4.21%
2003 Annualized	$95,330	$1,579	$4.32	4.63%
C&W Forecast	$100,000	$1,587	$4.35	4.68%

The expense comparables showed expenses for this category from $1,180 to $1,805 per resident (average of $1,507 per resident), while the industry data showed a range from $1,086 to $1,526 per resident (median of $1,306 per resident). The subject’s actual expenses are supported by the comparable properties. We have forecast Year 1 utility costs at $100,000 or $1,587 per resident.

Marketing/Promotions

This expense is directly connected to the advertising and marketing of the complex for such things as newspapers and brochures, resident retention, etc. These costs also include the payroll costs of the marketing staff. The historical costs, as well as our forecast for this category are shown below.

VALUATION SERVICES	97	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Year	Total	$/Resident	PRD	% of EGI

2000	$34,082	$511	$1.40	1.87%
2001	$32,485	$470	$1.29	1.54%
2002	$32,380	$478	$1.31	1.38%
2003 Annualized	$35,886	$594	$1.63	1.74%
C&W Forecast	$40,000	$635	$1.74	1.87%

The expense comparables showed expenses for this category from $ 439 to $ 546 per resident (average of $ 504 per resident), while the industry data showed a range from $ 858 to $2,008 per resident (median of $1,349 per resident). The subject’s actual expenses are supported by the comparable properties. We have forecast Year 1 marketing costs at $40,000 or $ 635 per resident.

Real Estate Taxes

This cost is for the annual real and personal property tax liability for the subject. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$76,185	$1,143	$3.13	4.18%
2001	$22,918	$332	$0.91	1.09%
2002	$45,875	$678	$1.86	1.95%
2003 Annualized	$68,424	$1,133	$3.10	3.32%
C&W Forecast	$73,600	$1,168	$3.20	3.44%

The expense comparables showed expenses for this category from $ 520 to $1,257 per resident (average of $ 828 per resident), while the industry data showed a range from $ 648 to $1,597 per resident (median of $1,011 per resident). Please refer to the Real Estate Taxes and Assessments section of the report for a discussion on how the Year 1 taxes were estimated. We have forecast the Year 1 real estate tax expense at $73,600 or $1,168 per resident and which is based on a market value premise.

Insurance

This cost is for the annual liability insurance for the property. The historical costs, as well as our forecast for this category are shown below.

VALUATION SERVICES	98	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Year	Total	$/Resident	PRD	% of EGI

2000	$11,972	$180	$0.49	0.66%
2001	$20,868	$302	$0.83	0.99%
2002	$39,988	$591	$1.62	1.70%
2003 Annualized	$38,835	$643	$1.76	1.89%
C&W Forecast	$40,000	$635	$1.74	1.87%

The expense comparables showed expenses for this category from $ 520 to $1,257 per resident (average of $ 828 per resident), while the industry data showed a range from $ 278 to $ 726 per resident (median of $ 463 per resident). Insurance costs for senior living properties have increased strongly over the last one to two years. The subject’s actual expenses are supported by the comparable properties. The 2003 annualized amount is very excessive and we were not able to ascertain what was actually included in the year-to-date figures. As such, we have not placed any reliance on this figure. We have forecast Year 1 insurance costs at $40,000 or $ 635 per resident.

Management Fee

The subject is managed by ARV at a rate equal to 5.0 percent of effective gross income. According to data by The 2002 State of Senior Housing Report, the median management fee for congregate living facilities is 5.0 percent, with a general range from 5.0 to 7.0 percent. We have concluded to a 5.0 percent management fee and which equates to a Year 1 expense of $106,920 or $1,697 per resident in our analysis.

Replacement Reserves

Replacement reserves are necessary for replacement of roof covering, mechanical systems, furnishings, appliances, etc. For a facility such as the subject, it is reasonable to deduct one to two percent of net resident revenues for replacement reserves. The ASHA industry data shows a range of reserve unit allowances from $ 181 to $ 525 per unit with a median of $ 326 per unit. In the case of the subject and its date of construction, we have deducted an amount equal to $300 per unit and which equates to a total cost of $21,000 or $ 333 per resident, which is well supported by the industry data.

Expense Summary

Overall, the first year expenses for the subject (including management fees and reserves) are projected at $1,599,520 ($25,389 per resident) and 74.80 percent of effective gross income. The sale comparables indicated expense ratios from 52.75 to 69.17 percent (average of 63.90 percent), while the industry data showed a range from 76 to 81 percent (median of 75 percent). Additionally, the subject has operated at expense ratios ranging from 55.7 to 63.8 percent over the last three years (includes management and reserve allowances).

We note that, according to The Senior Care Acquisition Report 2003, that the average expense ratio for assisted living facilities was 75.8 percent in 2002 and which represented an approximately eight percent increase from 70.4 percent in 2001. The survey noted, however,

VALUATION SERVICES	99	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

that many of the properties used in the sampling were troubled which resulted in a higher reported operating expense basis.

Furthermore, operating margins for assisted living facilities were reported at 30.8 percent for the median, 18.4 percent for the lower quartile and 34.7 percent for the upper quartile according to the State of Senior Housing Report 2002.

Our conclusion equates to a net operating income per resident of $8,554, which is below the most recent full operating year (2002) of $12,373 per resident. The difference, however, is directly related to our stabilized market occupancy that is higher than that witnessed in 2002, as well as having increased some expense levels to market levels. As such, our expense and resultant net operating income estimate is considered reasonable in light of the historical data. A summary of our Year 1 proforma is presented below.

Retirement Inn of Campbell
STABILIZED OPERATING STATEMENT

			Total	PR	PRD	% of EGI

EFFECTIVE GROSS INCOME			$2,138,400	$33,943	$92.99
EXPENSES
General/Administrative			$50,000	$794	$2.17	2.34%
Payroll (Wages)			$650,000	$10,317	$28.27	30.40%
Payroll Taxes & Benefits			$240,000	$3,810	$10.44	11.22%
Resident Care			$16,000	$254	$0.70	0.75%
Food Services			$140,000	$2,222	$6.09	6.55%
Activities			$14,000	$222	$0.61	0.65%
Housekeeping/Laundry			$18,000	$286	$0.78	0.84%
Plant Operations			$90,000	$1,429	$3.91	4.21%
Utilities			$100,000	$1,587	$4.35	4.68%
Marketing/Promotions			$40,000	$635	$1.74	1.87%
Real Estate Taxes			$73,600	$1,168	$3.20	3.44%
Insurance			$40,000	$635	$1.74	1.87%

TOTAL OPERATING EXPENSES		68.8%	$1,471,600	$23,359	$64.00	68.82%
Management Fees	5.0%		$106,920	$1,697	$4.65	5.00%
Replacement Reserves	$300		$21,000	$333	$0.91	0.98%

TOTAL EXPENSES			$1,599,520	$25,389	$69.56	74.80%
NET OPERATING INCOME			$538,880	$8,554	$23.43	25.20%

(*) Per Actual Resident

Direct Capitalization Rate Analysis

In determining an appropriate capitalization rate, the rates of return have been derived by applying three different methods: market extraction from the sales comparables, our findings reported in The Senior Care Acquisition Report, 2003, published by Irving Levin Associates, Inc., findings from the Senior Care Participants Survey completed by Cushman & Wakefield, Inc., and from Band-of-Investment.

VALUATION SERVICES	100	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

The capitalization rate was determined by analyzing investment rates of return acceptable to buyers. The rate of return on an investment is determined by analyzing several aspects of that investment and then assigning a risk associated with those aspects. Elements usually considered are:

•	Reliability of the gross income prediction. How certain is it that the income will be forthcoming? Income is more dependable when the property is leased on a long-term basis to financially responsible tenants than when rented on a month-to-month basis to less reliable tenants.

•	Reliability of the expense prediction. Is there great danger of having expenses increase materially, or is there a fair chance that they will remain about the same or even decrease?

•	Expense ratio. If the expenses are low in relation to gross income, the quality of the net income may be better, because a moderate reduction in gross income or a moderate increase in expenses does not affect the net income substantially.

•	Burden of management. Even when real estate management is employed, a property that requires constant attention, because of either maintenance or rent collection problems, is less desirable than one that needs minimal management. A long-term lease that requires a tenant to take care of all repairs and to pay taxes and insurance presents a situation that is relatively free from this burden of management.

•	Marketability of the property. An investment that has marketability and liquidity appeals to a wider group of investors than one lacking those attributes.

•	Stability of value. The value or market price of a piece of real property tends to remain within a narrower range for longer periods of time than do most other commodities.

As described previously, the gross income projected for the property is subject to such uncertainties as competition from other facilities and fluctuations in demand for the subject’s services. Moreover, the subject property has limited marketability and liquidity because a purchaser must have the appropriate operating license from the applicable state regulatory agencies, which limit the number of potential investors and would, in any potential sale of the property, create impediments and delays.

Going-In Capitalization Rate

The first method used to derive the capitalization rate was a review of comparable sales that have occurred in the subject’s regional area. The overall capitalization rates derived from the assisted living facility sales used in the Sales Comparison Approach are summarized below:

VALUATION SERVICES	101	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

CAPITALIZATION RATE SUMMARY

		Date	Year		Capitalization
No.	Property Name	of Sale	Built	Occupancy	Rate

1	Carmel Village	Jan-03	1986	97%	11.14%
2	Emerald Hills	Sep-02	1999	95%	11.19%
3	Mapleride of Laguna Creek	Jan-02	1999	95%	10.55%
4	Woodmark at Summit Ridge	Feb-02	1998	95%	12.94%
5	Manor at Lakeside	Aug-01	1981	95%	11.56%
6	Atria Redding	Jul-01	2000	95%	12.50%
Low			1981	95%	10.55%
High			2000	97%	12.94%
Median			1999	95%	11.38%
Average			1994	95%	11.65%

The overall capitalization rates of the comparable sales range from 10.55 to 12.94 percent, with an average indicated of 11.65 percent. These rates are reported to be after management fee and reserves. The capitalization rates reflect actual buyer expectations of existing facilities and are directly applicable to the subject and the spread in the capitalization rates is 239 basis points. Although this is a relatively wide range in rates, the sales nevertheless are felt to provide a good comparison of estimating a market capitalization rate. We believe that based on the market positioning, age, quality and condition of the subject, a capitalization rate in the lower to middle portion of the range would be warranted. From this, we have concluded to a range from 11.00 to 11.50 percent for the subject.

Industry Findings

To further test the capitalization rates, data on assisted living acquisition trends in The Senior Care Acquisition Report, Eighth Edition, 2003, was consulted. The report indicated that after two years of declining capitalization rates for assisted living properties, 2002 saw an increase in rates to a reported average of 12.20 percent. This information is summarized in the graph below.

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INCOME CAPITALIZATION APPROACH

In addition, Cushman & Wakefield, Inc. has surveyed senior care participants regarding their investment parameters for senior housing properties. This recent information has been summarized in the following table.

2003 Participants Survey

			Change From 2002		Change From 2001
		Survey
Property Type	Survey Range	Average	Basis Point	%	Basis Point	%

Capitalization Rates
55+ Senior Apartments	7.00% - 10.25%	8.15%	-7	0.9%	-68	-7.6%
Independent Living	9.00% - 10.50%	9.55%	-5	0.5%	-30	-3.0%
Assisted Living	10.00% - 12.25%	10.85%	-17	1.6%	-8	-7.2%
Skilled Nursing	11.50% - 18.00%	14.15%	16	-1.1%	-61	-4.2%
Continuing Care Retirement Community	9.00% - 11.50%	10.40%	-35	3.4%	-15	-1.4%
Internal Rates of Return
55+ Senior Apartments	9.50% - 15.00%	10.60%	-15	1.4%	-20	-1.8%
Independent Living	10.00% - 15.00%	11.90%	-25	2.1%	-65	-5.7%
Assisted Living	12.00% - 17.00%	15.30%	42	-2.7%	-22	-1.5%
Skilled Nursing	13.00% - 20.00%	16.30%	-25	1.5%	-165	-9.1%
Continuing Care Retirement Community	9.00% - 17.00%	13.00%	-25	1.9%	-135	-9.2%

Source: Senior Care Participants Survey, 2003 by Cushman & Wakefield, Inc.

In reviewing the 2003 survey, capitalization rates for assisted living facilities ranged from 10.00 to 12.25 percent with an average indication of 10.85 percent. This data is seen as being nearly 135 basis points below that reported previously in The Senior Care Acquisition Report, Eighth Edition, 2003. The 2003 C&W survey also shows that capitalization rates have declined slightly over those reported in 2002 and 2001.

VALUATION SERVICES	103	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

In choosing the appropriate capitalization rate for the subject, we have considered its location, occupancy, as well as the overall condition and utility of the property. The subject is a mid-sized assisted living facility located in a favorable demographic area in California. The market area is considered to be at an equilibrium basis with no under- or over-supply at this time. Based on the data and characteristics of the subject and marketplace, we believe a capitalization rate of between 11.00 to 11.50 percent to be appropriate for the property.

Band of Investment

The Band of Investment technique accounts for the combination of equity and prevailing financing which are banded together to finance this type of real estate. The rate developed is a weighted average, the weights being percentages of the total value, which are occupied by the mortgage and equity positions.

After surveying several commercial mortgage lenders and consulting the most recent Senior Care Participants Survey, published by Cushman & Wakefield, Inc. and the Senior Care Acquisition Report, published by Irving Levin Associates, it is our opinion that a typical creditworthy owner could obtain financing from a lending source in an amount equal to 75 percent of value at an annual interest rate of 8.50 percent. A typical loan period for this type of real estate ranges from 20 to 30 years. Utilizing a 25-year amortization period at an 8.50 percent interest rate (payable monthly) yields a mortgage constant of 0.0966273.

For a review of investor rates of return, reference is made to the previous table, which showed investment parameters for assisted living properties.

As shown in the table, internal rates of return or equity dividend rates for senior housing properties ranged from 9.50 to 20.00 percent. Independent living facilities fall within the lower to middle portion of the range from 10.00 to 15.0 percent with an average indicated rate of 11.90 percent. Assisted living facilities fall within the middle portion at 12.00 to 17.0 percent with an average indicated rate of 15.30 percent.

Based on the data, we believe a prudent investor in a senior housing property like the subject would accept an initial annual return of between 10 percent and 15 percent of an equity investment in anticipation of a stable income flow and property appreciation over time. From this, and based on the subject’s physical, locational and competitive structure, a rate from within the middle portion of the latter range, or 14.0 percent would be reasonable.

It should be emphasized that the equity dividend rate is not necessarily the same as an equity yield rate or true rate of return on equity capital. The equity dividend rate is an equity capitalization that reflects all benefits that can be recognized by the equity investor as of the date of purchase. The overall capitalization rate is developed as follows:

VALUATION SERVICES	104	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Band of Investment Technique

75.0%	MORTGAGE	X	0.0966273 Mortgage Constant	=	0.0724
25.0%	Equity	X	0.1400 Equity Dividend	=	0.0350

100.0%	Total				0.1074
			OAR = 10.74%

Direct Capitalization Method Conclusion

We estimated a capitalization rate of 10.55 to 12.94 percent through our direct comparison analysis, while the band-of-investment technique correlated to 10.74 percent. Utilizing both methods to develop a capitalization rate, tempered with investor criteria and the specific attributes of the subject, we feel a rate of 11.50 percent is warranted for the property. We note that this rate is applied after reserves. Our conclusion via the Direct Capitalization Method is as follows:

DIRECT CAPITALIZATION METHOD

Net Operating Income	$538,880

Sensitivity Analysis (0.25% OAR Spread)	Value	$/Unit

Based on Low-Range of 11.25%	$4,790,044	$68,429
Based on Most Probable Range of 11.50%	$4,685,913	$66,942
Based on High-Range of 11.75%	$4,586,213	$65,517
Reconciled Value	$4,685,913	$66,942
Rounded to nearest $100,000	$4,700,000	$67,143

Value Conclusion:	$4,700,000

VALUATION SERVICES	105	ADVISORY GROUP

RECONCILIATION AND FINAL VALUE OPINION

Valuation Methodology Review and Reconciliation

This Appraisal employs all three typical approaches to value: the Cost Approach, the Sales Comparison Approach and the Income Capitalization Approach. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that all approaches would be considered meaningful and applicable in developing a credible value conclusion.

The approaches indicated the following values:

Cost Approach	$3,950,000
Sales Comparison Approach:	$4,800,000
Income Capitalization Approach:	$4,700,000

Due to the fact that the subject is an income producing property, investors are primarily concerned with their return on equity. Therefore, the Income Capitalization Approach was given most weight in our final value conclusion. The Sales Comparison and Cost Approaches provide a reasonable check on the value derived via the Income Capitalization Approach.

The Cost Approach provides a reliable estimate of value for proposed or newly constructed improvements. However, as the property ages and obsolescence occurs, it is increasingly difficult to quantify the resultant depreciation. Nonetheless, as the subject represents older construction, the degree of depreciation was moderate and is considered reasonable based on the market data. This approach, however, falls below the indications provided by the Sales Comparison and Income Capitalization Approaches with the difference related to the intrinsic value associated with the going concern of the property. As such, this approach has been given only limited support for our findings via the other two approaches to value.

The Sales Comparison Approach reflects an estimate of value as indicated by the actual sales of assisted living facilities. In this approach, we searched the state for transactions of similar property types. Given that these types of properties are typically purchased based on their income producing capabilities, this approach was useful in providing support for our findings in the Income Capitalization Approach.

The Income Capitalization Approach is typically considered the most appropriate approach to utilize when valuing going concerns such as nursing homes and assisted living facilities. This approach considers the income potential of the property. In our Income Capitalization Approach to value, the anticipated monetary benefits of ownership were converted into a value estimate. Within the Income Capitalization Approach, direct capitalization was used as it is the most common method used by investors and purchasers in acquiring existing and stabilized properties of this nature.

Based on our Complete Appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have developed an opinion that the “as-is” going concern market value of the fee simple estate of the referenced property, subject to the assumptions, limiting conditions, certifications, and definitions, on October 16, 2003 was:

FOUR MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS

$4,750,000

VALUATION SERVICES	106	ADVISORY GROUP

RECONCILIATION AND FINAL VALUE OPINION

Personal Property Allocation

Included in the above estimate of market value is the contributing value of the personal property at the subject property, or the furnishings, fixtures and equipment (FF&E). FF&E is generally considered to be part of the assisted living facility and is typically sold with the building. It is therefore considered to be a part of the property’s total value. FF&E includes the unit and public area furnishings, kitchen equipment, service/maintenance equipment and other machinery. Based on previous analysis of the subject, we estimated the value of the FF&E as new to be $281,750, including a percent factor for entrepreneurial profit.

Physical deterioration (depreciation) must be deducted for the FF&E. The subject opened in 1975. Based on our physical inspection of the property, we are of the opinion that the property is currently in average physical condition. We have estimated that the subject’s FF&E has a useful life of 10 years and we have estimated the current effective age at 8 years. This equates to an 80 percent depreciation factor, as summarized in the following table.

Furniture, Fixtures and Equipment

Total Value of FF&E As New	$281,750
Physical Life (Yrs)	10
Effective Age (Yrs)	8
Percent Depreciated (%)	80
Percent Value Remaining (%)	20
Depreciated Value	$56,350
Rounded	$60,000

The contributing value of the FF&E is believed to be the cost of the FF&E less its accrued depreciation. This equates to $60,000 rounded.

Business Value (Going Concern)

Assisted living facilities are undisputedly a combination of business and real estate; the day-to- date operation of an assisted living facility represents a business over and above the real estate value. Numerous theories have been developed over time in an attempt to isolate the business component of a senior housing facility.

In our analysis, we have determined the value of the real estate in the Cost Approach to be $3,950,000. As the value of the going concern (Income Capitalization and Sales Comparison Approaches) was determined to be $4,750,000 (which includes the $60,000 in FF&E), this indicates that there is $740,000 in business value.

VALUATION SERVICES	107	ADVISORY GROUP

ASSUMPTIONS AND LIMITING CONDITIONS

“Report” means the appraisal or consulting report and conclusions stated therein, or a letter opinion, to which these Assumptions and Limiting Conditions are annexed.

“Property” means the subject of the Report

“C&W” means Cushman & Wakefield, Inc. or its subsidiary that issued the Report.

“Appraiser(s)” means the employee(s) of C&W who prepared and signed the Report.

The Report has been made subject to the following assumptions and limiting conditions:

1.	No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters that are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2.	The information contained in the Report or upon which the Report is based has been gathered from sources the Appraiser assumes to be reliable and accurate. The owner of the Property may have provided some of such information. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters. Any authorized user of the Report is obligated to bring to the attention of C&W any inaccuracies or errors that it believes are contained in the Report.

3.	The opinions are only as of the date stated in the Report. Changes since that date in external and market factors or in the Property itself can significantly affect the conclusions.

4.	The Report is to be used in whole and not in part. No part of the Report shall be used in conjunction with any other analyses. Publication of the Report or any portion thereof without the prior written consent of C&W is prohibited. Reference to the Appraisal Institute or to the MAI designation is prohibited. Except as may be otherwise stated in the letter of engagement, the Report may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Report shall be conveyed to the public through advertising, or used in any sales or promotional or offering or SEC material without C&W’s prior written consent.

Any authorized user of this Report who provides a copy to, or permits reliance thereon by, any person or entity not authorized by C&W in writing to use or rely thereon, hereby agrees to indemnify and hold C&W, its affiliates and their respective shareholders, directors, officers and employees, harmless from and against all damages, expenses, claims and costs, including attorneys’ fees, incurred in investigating and defending any claim arising from or in any way connected to the use of, or reliance upon, the Report by any such unauthorized person or entity.

5.	Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

6.	The Report assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to

VALUATION SERVICES	108	ADVISORY GROUP

ASSUMPTIONS AND LIMITING CONDITIONS

discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Report; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Report is based.

7.	The physical condition of the improvements considered by the Report is based on visual inspection by the Appraiser or other person identified in the Report. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

8.	The forecasted potential gross income referred to in the Report may be based on lease summaries provided by the owner or third parties. The Report assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9.	The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser’s best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser’s task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Report, envisages for the future in terms of rental rates, expenses, and supply and demand.

10.	Unless otherwise stated in the Report, the existence of potentially hazardous or toxic materials that may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11.	Unless otherwise stated in the Report, compliance with the requirements of the Americans with Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the Property. C&W recommends that an expert in this field be employed.

12.	If the Report is submitted to a lender or investor with the prior approval of C&W, such party should consider this Report as only one factor together with its independent investment considerations and underwriting criteria, in its overall investment decision. Such lender or investor is specifically cautioned to understand all Extraordinary Assumptions and Hypothetical Conditions and the Assumptions and Limiting Conditions incorporated in this Report.

13.	In the event of a claim against C&W or its affiliates or their respective officers or employees or the Appraisers in connection with or in any way relating to this Report or this engagement, the maximum damages recoverable shall be the amount of the monies

VALUATION SERVICES	109	ADVISORY GROUP

ASSUMPTIONS AND LIMITING CONDITIONS

actually collected by C&W or its affiliates for this Report and under no circumstances shall any claim for consequential damages be made.

14.	If the Report is referred to or included in any offering material or prospectus, the Report shall be deemed referred to or included for informational purposes only and C&W, its employees and the Appraiser have no liability to such recipients. C&W disclaims any and all liability to any party other than the party which retained C&W to prepare the Report.

15.	By use of this Report each party that uses this Report agrees to be bound by all of the Assumptions and Limiting Conditions stated herein.

Extraordinary Assumptions

An extraordinary assumption is defined as “an assumption, directly related to a specific assignment, which, if found to be false, could alter the appraiser’s opinions or conclusions. Extraordinary assumptions presume as fact otherwise uncertain information about physical, legal or economic characteristics of the subject property or about conditions external to the property, such as market conditions or trends, or the integrity of data used in an analysis.” (USPAP 2001 Edition, ASB of The Appraisal Foundation, 1/1/2001, page 2).

This Appraisal assumes that the property meets the licensing requirements of the State of California as a residential care facility for the elderly and continues to remain in compliance with applicable life safety codes.

This Appraisal employs no other Extraordinary Assumptions.

Hypothetical Conditions

A hypothetical condition is defined as “that which is contrary to what exists, but is supposed for the purpose of analysis. Hypothetical conditions assume conditions contrary to known facts about physical, legal, or economic characteristics of the subject property or about conditions external to the property, such as market conditions or trends, or the integrity of data used in an analysis.” (USPAP 2001 Edition, ASB of The Appraisal Foundation, 1/1/2001, page 3).

This Appraisal employs no Hypothetical Conditions.

VALUATION SERVICES	110	ADVISORY GROUP

CERTIFICATION OF APPRAISAL

We certify that, to the best of our knowledge and belief:

1.	The statements of fact contained in this report are true and correct.

2.	The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and is our personal, impartial, and unbiased professional analyses, opinions, and conclusions.

3.	We have no present or prospective interest in the property that is the subject of this report, and no personal interest with respect to the parties involved.

4.	We have no bias with respect to the property that is the subject of this report or to the parties involved with this assignment.

5.	Our engagement in this assignment was not contingent upon developing or reporting predetermined results.

6.	Our compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this Appraisal.

7.	Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8.	Mark E. Bryant made a personal inspection of the property that is the subject of this report. John M. Vissotzky, MAI, Managing Director, Valuation Advisory Services, reviewed and approved the report but did not inspect the property.

9.	No one provided significant real property appraisal assistance to the persons signing this report.

10.	The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

11.	As of the date of this report, Appraisal Institute continuing education for John M. Vissotzky, MAI is current.

Mark E. Bryant	John M. Vissotzky, MAI
Managing Director	Managing Director
Senior Housing/Healthcare Industry Group
California Certified General Appraiser
License No. AG02572

VALUATION SERVICES	111	ADVISORY GROUP

ADDENDA

Addenda Contents

ADDENDUM A:	Letter of Engagement

ADDENDUM B:	Legal Description

ADDENDUM C:	Demographics

ADDENDUM D:	Property Exhibits

ADDENDUM E:	Historical Operating Statements

ADDENDUM F:	Comparable Land Sale Data Sheets

ADDENDUM G:	Comparable Improved Sale Data Sheets

ADDENDUM H:	Qualifications of the Appraisers

VALUATION SERVICES	112	ADVISORY GROUP

ADDENDA

ADDENDUM A: Letter of Engagement

Cushman & Wakefield of Georgia, Inc.
3300 One Atlantic Center
1201 West Peachtree Street
Atlanta, GA 30309
404-853-5351 Tel
404-874-8046 Fax
Norman_LeZotte@Cushwake.com

September 30, 2003

Mr. Douglas Armstrong
General Counsel
ARV Assisted Living, Inc.
245 Fischer Avenue, D-1
Costa Mesa, CA 92626

Re:	12 Assisted Living Facilities
In California and Arizona

Dear Mr. Armstrong:

Thank you for requesting our proposal for appraisal services. This proposal letter, with its attachments, will become, upon your acceptance, our letter of engagement to provide the services outlined herein.

THE PARTIES TO THIS AGREEMENT: Cushman & Wakefield of Georgia, Inc. Cushman & Wakefield of California, Inc. and Cushman & Wakefield of Arizona, Inc. will prepare the appraisals. We understand that ARV Assisted Living, Inc. (“ARV”) and its affiliates are the clients in this assignment and will be referred to herein, collectively, at times as the “Client” and the report will be addressed to ARV and/or one or more of its affiliates as requested by ARV.

The appraisal will be prepared and submitted to the Client for use only in connection with the proxy solicitation/tender offers filed with the SEC and distributed to the holders of limited partnership interests in American Retirement Villas Properties II and American Retirement Villas Properties III. L.P. (the “Partnerships”). Unless we otherwise consent in writing , the appraisal cannot be used (other than in the material related to the proxy solicitation/tender offer referred to above) for any purpose. If the Appraisal is submitted to a lender or investor with the prior approval of C&W, such party should consider this Appraisal as only one factor together with its independent investment considerations and underwriting criteria, in its overall investment decision. Such lender or investor is specifically cautioned to understand all Extraordinary Assumptions and Hypothetical Conditions and the Assumptions and Limiting Conditions incorporated in the Appraisal.

REPORTING REQUIREMENTS: We have agreed to prepare a Complete Appraisal in a Self-Contained format. The market value of the Fee Simple or Leasehold Interest will be presented As Is. You have also requested that we include the Going Concern Value as of the specified date of value. The valuation methods utilized in these reports will include the Income Approach, Sale Comparison Approach, and Cost Approach if all deemed applicable in producing a credible value estimate. The appraisal reports will be signed by an Appraisal Institute member holding the title of MAI (Member Appraisal Institute). Any appraisal report will

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
September 30, 2003

contain reliance language to the effect that the report is for the use and benefit of ARV, any of its affiliates, agents, and advisors and that the report and references to the report may be included and quoted in any tender offer or solicitation document (whether electronic or hard copy format) in connection with the transactions involving the Partnership referred to above.

PROPERTY INFORMATION: The twelve subject properties are:

ARV PORTFOLIO

Property	Units	City	State	YR Built	Appraisal fee

Covina Villa	63	Covina	CA	1977	$5,500
Montego Heights Lodge	163	Walnut Creek	CA	1978	$4,500
R.I. Of Burlingame	67	Burlingame	CA	1977	$4,500
R.I. Of Campbell	71	Campbell	CA	1977	$4,500
R.I. Of Daly City	95	Daly City	CA	1975	$4,500
R.I. Of Fremont	68	Fremont	CA	1977	$4,500
R.I.Of Fullerton	68	Fullerton	CA	1974	$4,500
R.I. Of Sunnyvale	120	Sunnyvale	CA	1977	$4,500
Valley View Lodge	125	Walnut Creek	CA	1986	$4,500
Inn @ Willow Glen	83	San Jose	CA	1977	$5,000
Chandler Villas	164	Chandler	AZ	1988	$5,500
Villa Las Posas	123	Camarillo	CA	1997	$5,500

	1,210				$57,500

The entire fee is inclusive of any travel expenses and is a net fee to ARV or its Designated Affiliates

REGULATIONS OF FEDERAL AGENCIES: Federal banking regulations require banks and savings and loan associations to employ appraisers where a FIRREA compliant appraisal must be used in connection with mortgage loans or other transactions involving federally regulated lending institutions, including mortgage bankers/brokers. The appraisal being prepared would comply with the requirements of FIRREA if it were being delivered for use by a federally regulated institution. This appraisal will be prepared in accordance with the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation, the Standards of Professional Practice and the Code of Ethics of the Appraisal Institute.

STANDARD ASSUMPTIONS AND LIMITING CONDITIONS: Our report will be subject to our standard Assumptions and Limiting Conditions, which will be incorporated into the appraisal. The appraisal report may also be subject to any Extraordinary Assumptions and Hypothetical Conditions.

CONSENT: We understand that you intend to include, in the tender offer/proxy solicitation materials referred to above, a copy of our appraisal report, a description of the report and a summary of the procedures we followed in preparing our report, and our basis for, and the

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
September 30, 2003

methods we used in arriving at, the conclusions reflected in our report. We agree to assist in the preparation of such description and summary and consent to your inclusion in the tender officer/proxy solicitation material of a copy of the appraisal report and a description and summary reasonably acceptable to us. Furthermore, you agree to pay the reasonable fees of our legal counsel for the review of any such description and summary to be included in such material which is the subject of the requested consent.

In the event the Client provides a copy of this appraisal to, or permits reliance thereon by, any person or entity not authorized by C&W in writing to use or rely thereon, ARV hereby agrees to indemnify and hold C&W, its affiliates and their respective shareholders, directors, officers and employees, harmless from and against all damages, expenses, claims and costs, including reasonable attorneys’ fees, incurred in investigating and defending any claim arising from the use of, or reliance upon, the appraisal by any such unauthorized person or entity. ARV also hereby agrees to indemnify and hold C&W, its affiliates and their respective shareholders, directors, officers, and employees harmless from and against all damages, expenses, claims, costs, including reasonable attorneys’ fees, incurred in investigating and defending any claim arising from the reliance upon the appraisal by any limited partner of the Partnerships or in connection with the tender offer/proxy solicitation material described herein. Notwithstanding the foregoing, neither ARV nor any of its affiliates shall be required to indemnify or hold harmless C&W, its affiliates or any of their respective shareholders, directors, officers or employees for or against any losses, damages, expenses, claims or costs resulting from the gross negligence, willful misconduct or bad faith of C&W, its affiliates or any of their respective shareholders, directors, officers, or employees. This indemnification shall be binding on ARV, its successors and assigns.

If the Appraisal is referred to or included in any offering material or prospectus, (other than the proxy solicitation/tender offer material referred to above), the Appraisal shall be deemed referred to or included for informational purposes only and C&W, its employees and the Appraiser have no liability to such recipients. C&W disclaims any and all liability to any party other than the party which retained C&W to prepare the Appraisal.

INFORMATION NEEDED TO COMPLETE THE ASSIGNMENT: We understand that you will provide the following information for our review, if available.

•	Plot Plan/Survey and Legal Description

•	Building plans

•	Original construction and site acquisition costs

•	Cost of any major expansions, modifications or repairs incurred over the past three years/Capital Expense Budget

•	Operating Statements for three previous years plus year-to-date

•	Most recent real estate tax bill or statement

•	Operating Budgets

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
September 30, 2003

•	Sales history of the subject property over the past three years at a minimum

•	Rent roll

•	On Site Contact — Name and Phone #

When appropriate, we will include graphics such as maps, photographs and charts to assist in visualizing our findings. The final reports will be delivered electronically. We will provide hard copies upon request.

Fee and Schedule of Payment: The fee for this assignment shall be $57,500 in total (please see previous chart for individual fees), payable at the time of transmission of the report electronically or in three (3) bound copies. A retainer equal to fifty percent ($28,750) of the fee shall be paid when you return this engagement letter signed by you below authorizing the assignment to us. The balance of the fee will be due upon delivery of the report. Payment of the fee is not contingent on the appraised value, outcome of the consultation report, a loan closing, or any other prearranged condition.

Additional fees will be charged on an hourly basis for any work which exceeds the scope of this proposal, including performing additional valuation scenarios, additional research and conference calls or meetings with any party which exceed the time allotted for an assignment of this nature. If we are requested to stop working on this assignment, for any reason, prior to our completion of the appraisal, we will be entitled to bill you for the time put in to date at our hourly rates.

Response to Review: We agree to respond to your review of our report within five (5) business days of your communication to us. Correspondingly, you will have twenty-one (21) days from receipt of our report to communicate your review. We reserve the right to bill you for responding to your review beyond this time period.

Authorizing the Assignment and Report Delivery: We agree to complete the assignment within (21) days of receipt of your written authorization to proceed. You may authorize the assignment by signing this letter and returning it to us with the requested retainer.

Responding to Subpoena or Other Judicial Command to Produce Documents: If we receive a subpoena or other judicial command to produce documents or to provide testimony involving this assignment in connection with a lawsuit or proceeding, we will use reasonable efforts to notify you of our receipt of same. However, if we are not a party to these proceedings, you agree to reimburse us for the reasonable out-of-pocket expenses that we incur in responding to any subpoena or judicial command, including reasonable attorneys’ fees, if any, as they are incurred. We will be compensated at the then prevailing hourly rates of the personnel responding to the subpoena or command for testimony.

Limitation on Liability: By signing this agreement, except as may be prohibited by applicable law, Client expressly agrees that its sole and exclusive remedy for any and all losses or damages relating to this agreement shall be limited to the amount of the appraisal fee paid by the Client. In the event that the Client, or any other party entitled to do so, makes a claim against C&W or any of its affiliates or any of their respective officers or employees in connection with or any way relating to this engagement or the appraisal, the maximum damages recoverable from C&W or any of its affiliates or their respective officers or employees shall be

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
September 30, 2003

the amount of the monies actually collected by us for this assignment and under no circumstances shall any claim for consequential damages be made.

You acknowledge that any opinions and conclusions expressed by the Cushman & Wakefield professionals during this assignment are representations made as employees and not as individuals. C&W’s responsibility is limited to the client.

Thank you for calling on us to render these services and we look forward to working with you.

Sincerely,

VALUATION SERVICES	ADVISORY GROUP

ADDENDA

ADDENDUM B: Legal Description

EXHIBIT “A”

PARCEL A, AS SHOWN ON THAT CERTAIN PARCEL MAP FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, ON DECEMBER 5, 1974, IN BOOK 349 OF MAPS, AT PAGE 25.

Assessor’s Parcel No: 307-47-029

ADDENDA

ADDENDUM C: Demographics

Senior Life Report
Area(s): Radius 3.0

290 N SAN TOMAS AQUINO RD	Latitude:	37.290801
CAMPBELL, CA 95008-1628	Longitude:	-121.976426

Population by Age	2000 Census	Pct.	2002 Estimate	Pct.	2007 Projection	Pct.

Total Population	197,350		202,970		215,981
Age 45 - 54	26,147	13.25%	27,924	13.76%	31,435	14.55%
Age 55 - 59	8,859	4.49%	9,939	4.90%	12,193	5.65%
Age 60 - 64	7,099	3.60%	7,610	3.75%	9,766	4.52%
Age 65 - 69	6,150	3.12%	6,212	3.06%	7,148	3.31%
Age 70 - 74	5,574	2.82%	5,505	2.71%	5,480	2.54%
Age 75 -79	4,720	2.39%	4,647	2.29%	4,725	2.19%
Age 80 - 84	2,883	1.46%	3,086	1.52%	3,299	1.53%
Age 85 and over	2,358	1.19%	2,713	1.34%	3,089	1.43%
Age 55 and over	37,642	19.07%	39,714	19.57%	45,699	21.16%
Age 65 and over	21,684	10.99%	22,164	10.92%	23,740	10.99%
Total Population, Male	98,756		101,392		107,706
Age 45 - 54	13,079	13.24%	13,998	13.81%	15,710	14.59%
Age 55 - 59	4,215	4.27%	4,719	4.65%	5,800	5.38%
Age 60 - 64	3,334	3.38%	3,559	3.51%	4,582	4.25%
Age 65 - 69	2,843	2.88%	2,860	2.82%	3,300	3.06%
Age 70 - 74	2,424	2.45%	2,396	2.36%	2,373	2.20%
Age 75 - 79	1,954	1.98%	1,922	1.90%	1,950	1.81%
Age 80 - 84	1,101	1.12%	1,160	1.14%	1,237	1.15%
Age 85 and over	654	0.66%	703	0.69%	816	0.76%
Age 55 and over	16,525	16.73%	17,320	17.08%	20,058	18.62%
Age 65 and over	8,976	9.09%	9,042	8.92%	9,676	8.98%
Total Population, Female	98,594		101,577		108,274
Age 45 - 54	13,067	13.25%	13,926	13.71%	15,724	14.52%
Age 55 - 59	4,644	4.71%	5,220	5.14%	6,393	5.90%
Age 60 - 64	3,765	3.82%	4,051	3.99%	5,185	4.79%
Age 65 - 69	3,306	3.35%	3,352	3.30%	3,847	3.55%
Age 70 - 74	3,150	3.20%	3,109	3.06%	3,107	2.87%
Age 75 - 79	2,766	2.81%	2,725	2.68%	2,775	2.56%
Age 80 - 84	1,781	1.81%	1,927	1.90%	2,062	1.90%
Age 85 and over	1,704	1.73%	2,010	1.98%	2,272	2.10%

Prepared on: October 20, 2003 08:26 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 1 of 24

Senior Life Report
Area(s): Radius 3.0

290 N SAN TOMAS AQUINO RD	Latitude:	37.290801
CAMPBELL, CA 95008-1628	Longitude:	-121.976426

Population by Age	2000 Census	Pct.	2002 Estimate	Pct.	2007 Projection	Pct.

Age 55 and over	21,117	21.42%	22,394	22.05%	25,641	23.68%
Age 65 and over	12,708	12.89%	13,122	12.92%	12.92	12.99%

Prepared on: October 20, 2003 08:26 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 2 of 24

Senior Life Report
Area(s): Radius 3.0

290 N SAN TOMAS AQUINO RD	Latitude:	37.290801
CAMPBELL, CA 95008-1628	Longitude:	-121.976426

Population by Single Race Classification	2000 Census	Pct.	2002 Estimate	Pct.	2007 Projection	Pct.

White Alone	124,364		123,244		120,332
Age 65 and over	17,591	14.15%	17,677	14.34%	17,906	14.88%
Black or African American Alone	5,126		5,356		5,925
Age 65 and over	158	3.07%	188	3.50%	218	3.68%
American Indian and Alaska Native Alone	964		1,019		1,170
Age 65 and over	55	5.75%	59	5.83%	69	5.94%
Asian Alone	46,631		51,599		62,719
Age 65 and over	3,157	6.77%	3,440	6.67%	4,546	7.25%
Native Hawaiian and Other Pacific Islander Alone	516		556		674
Age 65 and over	18	3.55%	19	3.48%	25	3.66%
Some Other Race Alone	10,701		11,686		13,991
Age 65 and over	274	2.56%	322	2.75%	402	2.87%
Two or More Races	9,048		9,509		11,169
Age 65 and over	431	4.76%	460	4.83%	574	5.14%

Population by Hispanic or Latino	2000 Census	Pct.	2002 Estimate	Pct.	2007 Projection	Pct.

Hispanic or Latino	25,954		27,650		31,818
Age 65 and over	1,254	4.83%	1,240	4.48%	1,479	4.65%
Not Hispanic or Latino	171,396		175,320		184,163
Age 65 and over	20,431	11.92%	20,925	11.94%	22,261	12.09%

Household Income by Age of Householder	1990* Census	Pct.	2002 Estimate	Pct.	2007 Projection	Pct.

Householder Age 55 - 64	9,661		9,926		12,119
Income less than $15,000	750	7.76%	322	3.25%	231	1.91%
Income $15,000 - $24,999	934	9.67%	347	3.49%	309	2.55%
Income $25,000 - $34,999	1,054	10.91%	421	4.24%	377	3.11%
Income $35,000 - $49,999	1,505	15.57%	791	7.97%	594	4.90%
Income $50,000 - $74,999	2,406	24.91%	1,377	13.87%	1,388	11.45%
Income $75,000 - $99,999	1,703	17.62%	1,348	13.58%	1,338	11.04%
Income $100,000 - $149,999	1,013	10.49%	2,233	22.49%	2,342	19.33%
Income $150,000 - $249,999	269	2.79%	2,413	24.31%	3,159	26.07%
Income $250,000 - $499,999	81	0.84%	563	5.68%	1,974	16.29%
Income $500,000 and more	21	0.21%	111	1.12%	406	3.35%
Median Household Income	56,507		108,016		138,914

Prepared on: October 20, 2003 08:26 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 3 of 24

Senior Life Report
Area(s): Radius 3.0

290 N SAN TOMAS AQUINO RD	Latitude:	37.290801
CAMPBELL, CA 95008-1628	Longitude:	-121.976426

Prepared on: October 20, 2003 08:26 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 4 of 24

Senior Life Report
Area(s): Radius 3.0

290 N SAN TOMAS AQUINO RD	Latitude:	37.290801
CAMPBELL, CA 95008-1628	Longitude:	-121.976426

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 65 - 69	4,077		3,509		3,938
Income less than $15,000	790	19.38%	210	5.98%	146	3.70%
Income $15,000 - $24,999	743	18.22%	275	7.83%	203	5.14%
Income $25,000 - $34,999	685	16.79%	294	8.37%	297	7.54%
Income $35,000 - $49,999	668	16.38%	490	13.96%	372	9.43%
Income $50,000 - $74,999	603	14.78%	757	21.58%	732	18.59%
Income $75,000 - $99,999	254	6.23%	472	13.46%	614	15.58%
Income $100,000 - $149,999	127	3.12%	538	15.33%	652	16.56%
Income $150,000 - $249,999	41	1.00%	353	10.07%	574	14.59%
Income $250,000 - $499,999	20	0.49%	86	2.46%	271	6.87%
Income $500,000 and more	9	0.22%	34	0.96%	79	2.00%
Median Household Income	31,365		66,062		83,998
Householder Age 70 - 74	2,758		3,113		3,029
Income less than $15,000	674	24.42%	189	6.06%	108	3.58%
Income $15,000 - $24,999	538	19.50%	256	8.23%	173	5.71%
Income $25,000 - $34,999	498	18.05%	276	8.85%	235	7.77%
Income $35,000 - $49,999	479	17.37%	431	13.83%	307	10.13%
Income $50,000 - $74,999	425	15.42%	620	19.93%	543	17.91%
Income $75,000 - $99,999	174	6.32%	424	13.61%	442	14.60%
Income $100,000 - $149,999	94	3.41%	488	15.68%	502	16.58%
Income $150,000 - $249,999	34	1.23%	336	10.80%	459	15.15%
Income $250,000 - $499,999	13	0.45%	72	2.32%	209	6.89%
Income $500,000 and more	6	0.21%	22	0.69%	51	1.68%
Median Household Income	30,110		66,345		83,437
Householder Age 75 - 79	1,815		2,823		2,801
Income less than $15,000	783	43.15%	364	12.91%	206	7.37%
Income $15,000 - $24,999	355	19.57%	408	14.47%	301	10.76%
Income $25,000 - $34,999	266	14.66%	363	12.87%	358	12.80%
Income $35,000 - $49,999	194	10.68%	418	14.80%	361	12.89%
Income $50,000 - $74,999	136	7.47%	510	18.06%	480	17.16%
Income $75,000 - $99,999	51	2.81%	320	11.35%	381	13.61%
Income $100,000 - $149,999	22	1.20%	250	8.84%	355	12.68%
Income $150,000 - $249,999	12	0.64%	149	5.27%	234	8.36%
Income $250,000 - $499,999	7	0.38%	30	1.05%	98	3.51%

Prepared on: October 20, 2003 08:26 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 5 of 24

Senior Life Report
Area(s): Radius 3.0

290 N SAN TOMAS AQUINO RD	Latitude:	37.290801
CAMPBELL, CA 95008-1628	Longitude:	-121.976426

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Income $500,000 and more	0	0.00%	11	0.38%	24	0.87%
Median Household Income	18,581		44,833		59,044

Prepared on: October 20, 2003 08:26 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 6 of 24

Senior Life Report
Area(s): Radius 3.0

290 N SAN TOMAS AQUINO RD	Latitude:	37.290801
CAMPBELL, CA 95008-1628	Longitude:	-121.976426

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 80 - 84	1,164		1,857		1,939
Income less than $15,000	559	47.99%	261	14.03%	154	7.95%
Income $15,000 - $24,999	243	20.90%	299	16.11%	243	12.53%
Income $25,000 - $34,999	180	15.42%	238	12.79%	259	13.37%
Income $35,000 - $49,999	119	10.26%	268	14.44%	245	12.63%
Income $50,000 - $74,999	94	8.04%	319	17.18%	314	16.18%
Income $75,000 - $99,999	41	3.56%	202	10.90%	254	13.11%
Income $100,000 - $149,999	13	1.16%	154	8.30%	239	12.34%
Income $150,000 - $249,999	4	0.32%	95	5.13%	151	7.80%
Income $250,000 - $499,999	4	0.37%	13	0.69%	65	3.33%
Income $500,000 and more	1	0.05%	8	0.43%	15	0.76%
Median Household Income	17,828		42,333		55,454
Householder Age 85 and over	932		1,244		1,402
Income less than $15,000	437	46.94%	221	17.73%	141	10.03%
Income $15,000 - $24,999	175	18.75%	230	18.45%	207	14.73%
Income $25,000 - $34,999	124	13.33%	175	14.09%	222	15.82%
Income $35,000 - $49,999	75	8.06%	179	14.35%	191	13.61%
Income $50,000 - $74,999	67	7.17%	185	14.89%	212	15.12%
Income $75,000 - $99,999	25	2.71%	103	8.26%	156	11.11%
Income $100,000 - $149,999	16	1.68%	91	7.34%	128	9.15%
Income $150,000 - $249,999	3	0.30%	48	3.86%	96	6.83%
Income $250,000 - $499,999	2	0.21%	10	0.79%	40	2.86%
Income $500,000 and more	3	0.32%	3	0.24%	10	0.73%
Median Household Income	16,429		34,744		45,327

Prepared on: October 20, 2003 08:26 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 7 of 24

Senior Life Report
Area(s): Radius 3.0

290 N SAN TOMAS AQUINO RD	Latitude:	37.290801
CAMPBELL, CA 95008-1628	Longitude:	-121.976426

	1990*		2002		2007
Households by Household Income	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Households	72,826		77,549		81,224
Income less than $15,000	7,596	10.43%	3,106	4.01%	2,093	2.58%
Income $15,000 - $24,999	7,471	10.26%	3,204	4.13%	2,433	3.00%
Income $25,000 - $34,999	9,506	13.05%	3,811	4.91%	3,181	3.92%
Income $35,000 - $49,999	13,383	18.38%	6,599	8.51%	4,557	5.61%
Income $50,000 - $74,999	16,986	23.32%	13,266	17.11%	10,529	12.96%
Income $75,000 - $99,999	9,768	13.41%	12,115	15.62%	10,929	13.45%
Income $100,000 - $149,999	6,003	8.24%	16,671	21.50%	16,793	20.67%
Income $150,000 - $249,999	1,535	2.11%	14,848	19.15%	18,295	22.52%
Income $250,000 - $499,999	512	0.70%	3,264	4.21%	10,325	12.71%
Income $500,000 and more	136	0.19%	665	0.86%	2,090	2.57%
Average Household Income	$57,451		$114,786		$145,319
Median Household Income	$48,307		$93,136		$120,519
Per Capita Income	$22,882		$43,481		$53,884

	1990*		2002		2007
Specified Owner-Occupied Housing Unit Values	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Specified Owner-Occupied Housing Unit Values	34,670		36,851		38,346
Value less than $25,000	81	0.23%	25	0.07%	21	0.05%
Value $25,000 - $49,999	248	0.72%	102	0.28%	41	0.11%
Value $50,000 - $74,999	102	0.29%	192	0.52%	153	0.40%
Value $75,000 - $99,999	102	0.29%	67	0.18%	126	0.33%
Value $100,000 - $149,999	676	1.95%	110	0.30%	95	0.25%
Value $150,000 - $199,999	1,782	5.14%	208	0.56%	98	0.26%
Value $200,000 - $299,999	13,007	37.52%	1,247	3.38%	527	1.37%
Value $300,000 - $399,999	10,837	31.26%	4,260	11.56%	1,564	4.08%
Value $400,000 - $499,999	3,393	9.79%	8,630	23.42%	3,558	9.28%
Value $500,000 Or More	4,443	12.82%	22,013	59.73%	32,163	83.88%
Median Specified Owner-Occupied Housing Unit Value	312,351		581,543		701,979

Prepared on: October 20, 2003 08:26 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 8 of 24

Senior Life Report
Area(s): Radius 3.0

290 N SAN TOMAS AQUINO RD	Latitude:	37.290801
CAMPBELL, CA 95008-1628	Longitude:	-121.976426

	2000		2002		2007
Group Quarters by Population Type	Census	Pct.	Estimate	Pct.	Projection	Pct.

Institutionalized:	1,146		1,147		1,152
Correctional Institutions	0	0.00%	0	0.00%	0	0.00%
Nursing Homes	1,117	97.48%	1,118	97.48%	1,122	97.41%
Other Institutions	29	2.52%	29	2.52%	30	2.59%
Noninstitutionalized	568		569		569

	2000	2002	2007
Tenure of Occupied Housing Units	Census	Estimate	Projection

Owner Occupied	40,989	41,826	43,544
Renter Occupied	34,844	35,723	37,680

	Pop 65
1990* Census Household Type and Relationship	and Over	Pct.

Total	17,712
In Family Households	11,484	64.84%
Householder	5,927	33.46%
Spouse	3,961	22.36%
Other relative	1,546	8.73%
Non-Relative	51	0.29%
In Group Quarters	1,065	6.01%
Institutionalized	1,061	5.99%
Other	4	0.02%
In Non-Family Households	5,163	29.15%
Male Householder	1,021	5.76%
Living Alone	897	5.07%
Not Living Alone	123	0.70%
Female Householder	3,936	22.22%
Living Alone	3,698	20.88%
Not Living Alone	238	1.34%
Non-Relative	206	1.16%

Prepared on: October 20, 2003 08:26 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 9 of 24

Senior Life Report
Area(s): Radius 3.0

290 N SAN TOMAS AQUINO RD	Latitude:	37.290801
CAMPBELL, CA 95008-1628	Longitude:	-121.976426

1990* Census Household Income - Monthly Owner			65 Yrs
Costs as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	35,297		6,639
Less than 20%	17,478	49.52%	4,881	73.51%
20 to 24%	4,089	11.58%	463	6.97%
25 to 29%	3,803	10.77%	386	5.81%
30 to 34%	2,960	8.39%	205	3.09%
35% or more	6,746	19.11%	641	9.65%
Not Computed	221	0.63%	64	0.97%

1990* Census Household Income			65 Yrs
Gross Rent as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	33,485		3,339
Less than 20%	8,544	25.52%	387	11.59%
20 to 24%	5,673	16.94%	313	9.36%
25 to 29%	4,806	14.35%	389	11.65%
30 to 34%	3,459	10.33%	342	10.25%
35% or more	10,251	30.61%	1,784	53.43%
Not Computed	751	2.24%	124	3.72%

			65 Yrs
1990* Census Occupied Housing Units	Total Units	Pct.	and Over	Pct.

Owner Occupied Units	39,280	53.94%	7,830	70.12%
Renter Occupied Units	33,541	46.06%	3,337	29.88%
Complete Plumbing Facilities	72,675	99.80%	11,165	99.98%
Lacking Plumbing Facilities	146	0.20%	0	0.00%
With Telephone	72,268	99.24%	11,095	99.35%
No Telephone	554	0.76%	71	0.63%
One or more Vehicles	69,475	95.41%	9,269	83.00%
No Vehicles Available	3,345	4.59%	1,897	16.98%

Prepared on: October 20, 2003 08:26 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 10 of 24

Senior Life Report
Area(s): Radius 3.0

290 N SAN TOMAS AQUINO RD	Latitude:	37.290801
CAMPBELL, CA 95008-1628	Longitude:	-121.976426

1990* Census Poverty Status					75 Yrs
By Household Type By Age of Householder	Total	Pct.	Age 65 - 74	Pct.	and Over	Pct.

Total Households	72,896		6,863		4,007
Married Couple Family	37,421	51.33%	3,793	55.27%	1,247	31.13%
Other Family	9,833	13.49%	573	8.35%	304	7.58%
Male Householder	2,996	4.11%	110	1.61%	23	0.56%
Female Householder	6,836	9.38%	463	6.75%	281	7.02%
Non-Family	25,643	35.18%	2,497	36.38%	2,456	61.29%
Householder Living Alone	17,602	24.15%	2,251	32.81%	2,340	58.39%
Householder not Living Alone	8,041	11.03%	245	3.57%	116	2.90%
Above Poverty	69,243	94.99%	6,508	94.82%	3,574	89.18%
Married Couple Family	36,644	50.27%	3,715	54.14%	1,217	30.38%
Other Family	8,843	12.13%	569	8.30%	284	7.09%
Male Householder	2,859	3.92%	110	1.61%	23	0.56%
Female Householder	5,984	8.21%	459	6.69%	262	6.53%
Non-Family	23,756	32.59%	2,223	32.39%	2,072	51.71%
Householder Living Alone	16,247	22.29%	1,998	29.11%	1,983	49.48%
Householder not Living Alone	7,509	10.30%	225	3.28%	90	2.24%
Below Poverty	3,653	5.01%	355	5.18%	433	10.82%
Married Couple Family	777	1.07%	77	1.13%	30	0.75%
Other Family	990	1.36%	4	0.06%	20	0.49%
Male Householder	138	0.19%	0	0.00%	0	0.00%
Female Householder	852	1.17%	4	0.06%	20	5.11%
Non-Family	1,887	2.59%	274	3.99%	384	9.58%
Householder Living Alone	1,355	1.86%	253	3.69%	357	8.91%
Householder not Living Alone	531	0.73%	20	0.30%	27	0.66%

Prepared on: October 20, 2003 08:26 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 11 of 24

Senior Life Report
Area(s): Radius 3.0

290 N SAN TOMAS AQUINO RD	Latitude:	37.290801
CAMPBELL, CA 95008-1628	Longitude:	-121.976426

1990* Census Mobility and Disability			65 Yrs		75 Yrs
Civilian Noninstitutionalized Persons Age 16 and Over	Total	Pct.	and Over	Pct.	and Over	Pct.

Persons	147,520		16,641		5,650
With Mblty or Care Lmts	6,947	4.71%	2,948	17.71%	1,826	32.31%
Mobility Limits Only	2,240	1.52%	1,187	7.14%	801	14.18%
Self Care Limits Only	2,845	1.93%	752	4.52%	292	5.16%
Both Limits	1,861	1.26%	1,008	6.06%	733	12.97%
No Mblty or Care Limits	140,573	95.29%	13,693	82.29%	3,825	67.69%
With a Work Disability	12,096	8.20%	4,689	28.18%
In Labor Force	4,242	2.88%	313	1.88%
Employed	3,886	2.63%	287	1.72%
Unemployed	356	0.24%	26	0.16%
Not in Labor Force	7,854	5.32%	4,375	26.29%
Prevented from Working	6,527	4.42%	3,743	22.49%
Not Prevented from Wrk	1,328	0.90%	632	3.80%
No Work Disability	135,424	91.80%	11,951	71.81%
In Labor Force	107,079	72.59%	2,498	15.01%
Employed	103,348	70.06%	2,431	14.61%
Unemployed	3,730	2.53%	67	0.40%
Not in Labor Force	28,345	19.21%	9,452	56.80%

*     Census 2000 SF3 (long form) data is not yet available. Data Items resented 1990 Census figures converted to Census 2000 geographies.

Prepared on: October 20, 2003 08:26 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 12 of 24

Senior Life Report
Area(s): Radius 5.0

290 N SAN TOMAS AQUINO RD	Latitude:	37.290801
CAMPBELL, CA 95008-1628	Longitude:	-121.976426

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Population	480,832		494,530		526,246
Age 45 - 54	64,542	13.42%	68,956	13.94%	77,704	14.77%
Age 55 - 59	22,085	4.59%	24,820	5.02%	30,449	5.79%
Age 60 - 64	17,634	3.67%	18,941	3.83%	24,313	4.62%
Age 65 - 69	15,058	3.13%	15,270	3.09%	17,558	3.34%
Age 70 - 74	13,707	2.85%	13,508	2.73%	13,480	2.56%
Age 75 - 79	12,027	2.50%	11,912	2.41%	12,031	2.29%
Age 80 - 84	7,756	1.61%	8,274	1.67%	8,846	1.68%
Age 85 and over	6,903	1.44%	7,738	1.56%	8,879	1.69%
Age 55 and over	95,169	19.79%	100,462	20.31%	115,555	21.96%
Age 65 and over	55,450	11.53%	56,701	11.47%	60,793	11.55%
Total Population, Male	240,073		246,576		261,939
Age 45 - 54	32,393	13.49%	34,639	14.05%	38,986	14.88%
Age 55 - 59	10,586	4.41%	11,894	4.82%	14,598	5.57%
Age 60 - 64	8,262	3.44%	8,839	3.58%	11,404	4.35%
Age 65 - 69	6,957	2.90%	7,025	2.85%	8,106	3.09%
Age 70 - 74	5,983	2.49%	5,922	2.40%	5,907	2.25%
Age 75 - 79	4,940	2.06%	4,895	1.99%	4,945	1.89%
Age 80 - 84	2,913	1.21%	3,062	1.24%	3,270	1.25%
Age 85 and over	1,877	0.78%	2,002	0.81%	2,321	0.89%
Age 55 and over	41,518	17.29%	43,639	17.70%	50,550	19.30%
Age 65 and over	22,670	9.44%	22,906	9.29%	24,548	9.37%
Total Population, Female	240,760		247,954		264,306
Age 45 - 54	32,150	13.35%	34,316	13.84%	38,717	14.65%
Age 55 - 59	11,499	4.78%	12,926	5.21%	15,851	6.00%
Age 60 - 64	9,372	3.89%	10,102	4.07%	12,909	4.88%
Age 65 - 69	8,101	3.36%	8,244	3.32%	9,452	3.58%
Age 70 - 74	7,724	3.21%	7,585	3.06%	7,573	2.87%
Age 75 - 79	7,087	2.94%	7,018	2.83%	7,086	2.68%
Age 80 - 84	4,843	2.01%	5,212	2.10%	5,576	2.11%
Age 85 and over	5,026	2.09%	5,736	2.31%	6,558	2.48%

Prepared on: October 20, 2003 08:26 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 13 of 24

Senior Life Report
Area(s): Radius 5.0

290 N SAN TOMAS AQUINO RD	Latitude:	37.290801
CAMPBELL, CA 95008-1628	Longitude:	-121.976426

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Age 55 and over	53,651	22.28%	56,823	22.92%	65,005	24.59%
Age 65 and over	32,780	13.62%	33,795	13.63%	13.63	13.71%

Prepared on: October 20, 2003 08:26 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 14 of 24

Senior Life Report
Area(s): Radius 5.0

290 N SAN TOMAS AQUINO RD	Latitude:	37.290801
CAMPBELL, CA 95008-1628	Longitude:	-121.976426

	2000		2002		2007
Population by Single Race Classification	Census	Pct.	Estimate	Pct.	Projection	Pct.

White Alone	311,233		309,609		304,829
Age 65 and over	45,944	14.76%	46,395	14.99%	47,481	15.58%
Black or African American Alone	10,335		10,658		11,591
Age 65 and over	385	3.72%	434	4.07%	491	4.24%
American Indian and Alaska Native Alone	2,413		2,563		2,983
Age 65 and over	141	5.86%	148	5.79%	175	5.88%
Asian Alone	105,997		117,235		142,470
Age 65 and over	6,946	6.55%	7,525	6.42%	9,965	6.99%
Native Hawaiian and Other Pacific Islander Alone	1,153		1,228		1,492
Age 65 and over	45	3.95%	48	3.88%	60	4.04%
Some Other Race Alone	28,588		31,129		36,932
Age 65 and over	952	3.33%	1,041	3.35%	1,275	3.45%
Two or More Races	21,114		22,108		25,949
Age 65 and over	1,036	4.91%	1,110	5.02%	1,345	5.18%

	2000		2002		2007
Population by Hispanic or Latino	Census	Pct.	Estimate	Pct.	Projection	Pct.

Hispanic or Latino	68,242		71,866		80,830
Age 65 and over	4,068	5.96%	4,064	5.65%	4,478	5.54%
Not Hispanic or Latino	412,591		422,664		445,416
Age 65 and over	51,382	12.45%	52,638	12.45%	56,315	12.64%

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 55 - 64	23,396		24,679		30,150
Income less than $15,000	1,886	8.06%	807	3.27%	595	1.98%
Income $15,000 - $24,999	2,015	8.61%	877	3.56%	773	2.56%
Income $25,000 - $34,999	2,552	10.91%	968	3.92%	882	2.93%
Income $35,000 - $49,999	3,973	16.98%	1,728	7.00%	1,395	4.63%
Income $50,000 - $74,999	5,495	23.49%	3,409	13.81%	3,057	10.14%
Income $75,000 - $99,999	3,962	16.94%	3,499	14.18%	3,420	11.34%
Income $100,000 - $149,999	2,496	10.67%	5,538	22.44%	5,955	19.75%
Income $150,000 - $249,999	673	2.88%	5,770	23.38%	7,673	25.45%
Income $250,000 - $499,999	234	1.00%	1,636	6.63%	4,993	16.56%
Income $500,000 and more	99	0.42%	450	1.82%	1,408	4.67%
Median Household Income	55,763		109,521		141,595

Prepared on: October 20, 2003 08:26 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 15 of 24

Senior Life Report
Area(s): Radius 5.0

290 N SAN TOMAS AQUINO RD	Latitude:	37.290801
CAMPBELL, CA 95008-1628	Longitude:	-121.976426

Prepared on: October 20, 2003 08:26 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 16 of 24

Senior Life Report
Area(s): Radius 5.0

290 N SAN TOMAS AQUINO RD	Latitude:	37.290801
CAMPBELL, CA 95008-1628	Longitude:	-121.976426

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 65 - 69	10,397		8,743		9,822
Income less than $15,000	2,133	20.52%	588	6.72%	381	3.88%
Income $15,000 - $24,999	1,882	18.10%	697	7.98%	597	6.08%
Income $25,000 - $34,999	1,706	16.41%	757	8.66%	679	6.92%
Income $35,000 - $49,999	1,578	15.17%	1,207	13.81%	969	9.87%
Income $50,000 - $74,999	1,617	15.55%	1,760	20.13%	1,697	17.27%
Income $75,000 - $99,999	685	6.59%	1,077	12.32%	1,486	15.13%
Income $100,000 - $149,999	340	3.27%	1,362	15.57%	1,541	15.69%
Income $150,000 - $249,999	111	1.07%	995	11.38%	1,505	15.32%
Income $250,000 - $499,999	47	0.45%	217	2.48%	764	7.77%
Income $500,000 and more	26	0.25%	83	0.95%	203	2.07%
Median Household Income	31,128		65,928		84,886
Householder Age 70 - 74	7,274		7,739		7,545
Income less than $15,000	1,807	24.84%	546	7.06%	308	4.09%
Income $15,000 - $24,999	1,451	19.95%	613	7.92%	471	6.25%
Income $25,000 - $34,999	1,304	17.93%	680	8.79%	516	6.84%
Income $35,000 - $49,999	1,184	16.27%	1,086	14.03%	763	10.11%
Income $50,000 - $74,999	1,151	15.82%	1,555	20.10%	1,320	17.49%
Income $75,000 - $99,999	495	6.81%	972	12.56%	1,138	15.08%
Income $100,000 - $149,999	247	3.40%	1,206	15.58%	1,192	15.80%
Income $150,000 - $249,999	90	1.23%	843	10.89%	1,156	15.32%
Income $250,000 - $499,999	34	0.47%	177	2.28%	549	7.28%
Income $500,000 and more	14	0.19%	60	0.78%	132	1.75%
Median Household Income	29,828		65,143		83,688
Householder Age 75 - 79	5,393		7,335		7,247
Income less than $15,000	2,223	41.22%	954	13.00%	539	7.43%
Income $15,000 - $24,999	1,079	20.01%	1,069	14.57%	793	10.94%
Income $25,000 - $34,999	777	14.41%	885	12.07%	886	12.23%
Income $35,000 - $49,999	525	9.74%	1,115	15.20%	903	12.46%
Income $50,000 - $74,999	484	8.98%	1,312	17.88%	1,243	17.15%
Income $75,000 - $99,999	174	3.23%	772	10.52%	1,006	13.88%
Income $100,000 - $149,999	68	1.26%	687	9.37%	892	12.30%
Income $150,000 - $249,999	30	0.56%	436	5.95%	639	8.82%
Income $250,000 - $499,999	14	0.25%	83	1.13%	290	4.00%

Prepared on: October 20, 2003 08:26 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 17 of 24

Senior Life Report
Area(s): Radius 5.0

290 N SAN TOMAS AQUINO RD	Latitude:	37.290801
CAMPBELL, CA 95008-1628	Longitude:	-121.976426

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Income $500,000 and more	2	0.04%	23	0.31%	57	0.78%
Median Household Income	19,301		45,211		60,117

Prepared on: October 20, 2003 08:26 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 18 of 24

Senior Life Report
Area(s): Radius 5.0

290 N SAN TOMAS AQUINO RD CAMPBELL, CA 95008-1628	Latitude: Longitude:	37.290801 -121.976426

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 80 - 84	3,605		5,052		5,282
Income less than $15,000	1,588	44.04%	693	13.72%	408	7.72%
Income $15,000 - $24,999	732	20.31%	787	15.58%	642	12.16%
Income $25,000 - $34,999	532	14.75%	618	12.22%	651	12.33%
Income $35,000 - $49,999	353	9.78%	768	15.20%	674	12.76%
Income $50,000 - $74,999	321	8.91%	856	16.95%	878	16.62%
Income $75,000 - $99,999	129	3.56%	503	9.96%	699	13.24%
Income $100,000 - $149,999	49	1.37%	431	8.52%	617	11.68%
Income $150,000 - $249,999	23	0.65%	307	6.08%	441	8.35%
Income $250,000 - $499,999	7	0.19%	66	1.31%	218	4.13%
Income $500,000 and more	7	0.21%	22	0.44%	53	1.01%
Median Household Income	18,847		43,349		57,574
Householder Age 85 and over	2,841		4,008		4,551
Income less than $15,000	1,252	44.06%	653	16.30%	424	9.32%
Income $15,000 - $24,999	526	18.50%	669	16.68%	614	13.48%
Income $25,000 - $34,999	388	13.65%	529	13.19%	605	13.30%
Income $35,000 - $49,999	254	8.94%	591	14.73%	620	13.61%
Income $50,000 - $74,999	221	7.77%	645	16.09%	718	15.78%
Income $75,000 - $99,999	92	3.24%	319	7.95%	549	12.07%
Income $100,000 - $149,999	41	1.44%	313	7.82%	437	9.60%
Income $150,000 - $249,999	9	0.33%	238	5.95%	363	7.98%
Income $250,000 - $499,999	4	0.14%	44	1.11%	188	4.13%
Income $500,000 and more	4	0.14%	7	0.17%	33	0.73%
Median Household Income	17,681		38,883		50,469

Prepared on: October 20, 2003 08:26 AM Page 19 of 24 © 2002 Claritas. All rights reserved. (800) 866-6511

Senior Life Report
Area(s): Radius 5.0

290 N SAN TOMAS AQUINO RD CAMPBELL, CA 95008-1628	Latitude: Longitude:	37.290801 -121.976426

	1990*		2002		2007
Households by Household Income	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Households	176,738		188,418		197,627
Income less than $15,000	19,272	10.90%	7,916	4.20%	5,156	2.61%
Income $15,000 - $24,999	18,250	10.33%	8,209	4.36%	6,451	3.26%
Income $25,000 - $34,999	22,446	12.70%	9,240	4.90%	7,605	3.85%
Income $35,000 - $49,999	31,830	18.01%	15,690	8.33%	11,225	5.68%
Income $50,000 - $74,999	40,820	23.10%	31,068	16.49%	23,841	12.06%
Income $75,000 - $99,999	23,408	13.24%	28,481	15.12%	26,239	13.28%
Income $100,000 - $149,999	14,891	8.43%	40,446	21.47%	40,273	20.38%
Income $150,000 - $249,999	4,097	2.32%	35,876	19.04%	44,120	22.33%
Income $250,000 - $499,999	1,503	0.85%	9,152	4.86%	26,041	13.18%
Income $500,000 and more	606	0.34%	2,339	1.24%	6,676	3.38%
Average Household Income	$59,035		$119,835		$153,275
Median Household Income	$48,474		$94,388		$122,718
Per Capita Income	$23,387		$45,464		$57,038

	1990*		2002		2007
Specified Owner-Occupied Housing Unit Values	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Specified Owner-Occupied Housing Unit Values	88,357		94,051		98,266
Value less than $25,000	193	0.22%	67	0.07%	54	0.06%
Value $25,000 - $49,999	545	0.62%	247	0.26%	113	0.11%
Value $50,000 - $74,999	329	0.37%	404	0.43%	301	0.31%
Value $75,000 - $99,999	378	0.43%	226	0.24%	289	0.29%
Value $100,000 - $149,999	1,938	2.19%	376	0.40%	346	0.35%
Value $150,000 - $199,999	5,163	5.84%	686	0.73%	352	0.36%
Value $200,000 - $299,999	32,846	37.17%	3,448	3.67%	1,546	1.57%
Value $300,000 - $399,999	24,270	27.47%	12,156	12.93%	4,432	4.51%
Value $400,000 - $499,999	9,775	11.06%	21,642	23.01%	9,941	10.12%
Value $500,000 Or More	12,921	14.62%	54,800	58.27%	80,891	82.32%
Median Specified Owner-Occupied Housing Unit Value	311,487		570,958		696,314

Prepared on: October 20, 2003 08:26 AM Page 20 of 24 © 2002 Claritas. All rights reserved. (800) 866-6511

Senior Life Report
Area(s): Radius 5.0

290 N SAN TOMAS AQUINO RD CAMPBELL, CA 95008-1628	Latitude: Longitude:	37.290801 -121.976426

	2000		2002		2007
Group Quarters by Population Type	Census	Pct.	Estimate	Pct.	Projection	Pct.

Institutionalized:	2,667		2,669		2,681
Correctional Institutions	37	1.39%	37	1.39%	38	1.42%
Nursing Homes	2,541	95.28%	2,543	95.28%	2,554	95.26%
Other Institutions	89	3.34%	89	3.33%	89	3.32%
Noninstitutionalized	3,859		3,866		3,877

	2000	2002	2007
Tenure of Occupied Housing Units	Census	Estimate	Projection

Owner Occupied	103,328	105,603	110,355
Renter Occupied	80,802	82,815	87,272

	Pop 65
1990* Census Household Type and Relationship	and Over	Pct.

Total	47,691
In Family Households	31,481	66.01%
Householder	16,666	34.95%
Spouse	10,982	23.03%
Other relative	3,660	7.67%
Non-Relative	173	0.36%
In Group Quarters	2,478	5.19%
Institutionalized	2,396	5.02%
Other	82	0.17%
In Non-Family Households	13,732	28.79%
Male Householder	2,280	4.78%
Living Alone	1,982	4.16%
Not Living Alone	297	0.62%
Female Householder	10,857	22.77%
Living Alone	10,339	21.68%
Not Living Alone	518	1.09%
Non-Relative	596	1.25%

Prepared on: October 20, 2003 08:26 AM Page 21 of 24 © 2002 Claritas. All rights reserved. (800) 866-6511

Senior Life Report
Area(s): Radius 5.0

290 N SAN TOMAS AQUINO RD CAMPBELL, CA 95008-1628	Latitude: Longitude:	37.290801 -121.976426

1990* Census Household Income - Monthly Owner			65 Yrs
Costs as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	90,235		19,828
Less than 20%	44,904	49.76%	14,400	72.62%
20 to 24%	10,357	11.48%	1,358	6.85%
25 to 29%	9,418	10.44%	1,054	5.31%
30 to 34%	7,256	8.04%	681	3.43%
35% or more	17,792	19.72%	2,161	10.90%
Not Computed	508	0.56%	175	0.88%

1990* Census Household Income			65 Yrs
Gross Rent as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	77,342		8,243
Less than 20%	20,645	26.69%	876	10.63%
20 to 24%	12,765	16.50%	719	8.72%
25 to 29%	10,676	13.80%	925	11.22%
30 to 34%	7,809	10.10%	847	10.28%
35% or more	23,636	30.56%	4,527	54.92%
Not Computed	1,811	2.34%	349	4.23%

			65 Yrs
1990* Census Occupied Housing Units	Total Units	Pct.	and Over	Pct.

Owner Occupied Units	99,325	56.18%	22,202	72.86%
Renter Occupied Units	77,469	43.82%	8,271	27.14%
Complete Plumbing Facilities	176,377	99.76%	30,422	99.83%
Lacking Plumbing Facilities	417	0.24%	34	0.11%
With Telephone	175,444	99.24%	30,328	99.53%
No Telephone	1,353	0.77%	136	0.45%
One or more Vehicles	167,531	94.76%	24,987	82.00%
No Vehicles Available	9,263	5.24%	5,471	17.95%

Prepared on: October 20, 2003 08:26 AM Page 22 of 24 © 2002 Claritas. All rights reserved. (800) 866-6511

Senior Life Report
Area(s): Radius 5.0

290 N SAN TOMAS AQUINO RD CAMPBELL, CA 95008-1628	Latitude: Longitude:	37.290801 -121.976426

1990* Census Poverty Status					75 Yrs
By Household Type By Age of Householder	Total	Pct.	Age 65 - 74	Pct.	and Over	Pct.

Total Households	177,122		17,898		11,894
Married Couple Family	92,566	52.26%	9,959	55.64%	3,846	32.33%
Other Family	23,405	13.21%	1,649	9.21%	1,200	10.09%
Male Householder	7,043	3.98%	279	1.56%	228	1.92%
Female Householder	16,362	9.24%	1,370	7.65%	972	8.17%
Non-Family	61,150	34.52%	6,291	35.15%	6,848	57.58%
Householder Living Alone	43,213	24.40%	5,789	32.35%	6,532	54.92%
Householder not Living Alone	17,938	10.13%	501	2.80%	316	2.66%
Above Poverty	167,961	94.83%	16,845	94.11%	10,703	89.99%
Married Couple Family	90,773	51.25%	9,692	54.15%	3,748	31.51%
Other Family	21,139	11.93%	1,599	8.94%	1,141	9.60%
Male Householder	6,720	3.79%	279	1.56%	228	1.92%
Female Householder	14,419	8.14%	1,320	7.38%	913	7.68%
Non-Family	56,049	31.64%	5,553	31.03%	5,814	48.88%
Householder Living Alone	39,598	22.36%	5,091	28.44%	5,541	46.58%
Householder not Living Alone	16,451	9.29%	462	2.58%	273	2.30%
Below Poverty	9,161	5.17%	1,054	5.89%	1,191	10.01%
Married Couple Family	1,794	1.01%	267	1.49%	97	0.82%
Other Family	2,266	1.28%	50	0.28%	59	0.49%
Male Householder	323	0.18%	0	0.00%	0	0.00%
Female Householder	1,943	1.10%	50	0.28%	59	5.68%
Non-Family	5,101	2.88%	737	4.12%	1,035	8.70%
Householder Living Alone	3,615	2.04%	698	3.90%	992	8.34%
Householder not Living Alone	1,487	0.84%	39	0.22%	43	0.36%

Prepared on: October 20, 2003 08:26 AM Page 23 of 24 © 2002 Claritas. All rights reserved. (800) 866-6511

Senior Life Report
Area(s): Radius 5.0

290 N SAN TOMAS AQUINO RD CAMPBELL, CA 95008-1628	Latitude: Longitude:	37.290801 - 121.976426

1990* Census Mobility and Disability			65 Yrs		75 Yrs
Civilian Noninstitutionalized Persons Age 16 and Over	Total	Pct.	and Over	Pct.	and Over	Pct.

Persons	362,069		45,279		16,860
With Mblty or Care Lmts	18,303	5.06%	8,232	18.18%	5,120	30.37%
Mobility Limits Only	5,721	1.58%	3,302	7.29%	2,205	13.08%
Self Care Limits Only	7,431	2.05%	1,984	4.38%	782	4.64%
Both Limits	5,152	1.42%	2,946	6.51%	2,134	12.66%
No Mblty or Care Limits	343,766	94.94%	37,047	81.82%	11,739	69.63%
With a Work Disability	31,208	8.62%	13,162	29.07%
In Labor Force	10,177	2.81%	831	1.83%
Employed	9,356	2.58%	761	1.68%
Unemployed	821	0.23%	70	0.15%
Not in Labor Force	21,032	5.81%	12,331	27.23%
Prevented from Working	17,679	4.88%	10,669	23.56%
Not Prevented from Wrk	3,353	0.93%	1,662	3.67%
No Work Disability	330,861	91.38%	32,118	70.93%
In Labor Force	255,826	70.66%	6,292	13.90%
Employed	246,325	68.03%	6,102	13.48%
Unemployed	9,501	2.62%	191	0.42%
Not in Labor Force	75,035	20.72%	25,825	57.04%

*	Census 2000 SF3 (long form) data is not yet available. Data Items resented 1990 Census figures converted to Census 2000 geographies.

Prepared on: October 20, 2003 08:26 AM Page 24 of 24 © 2002 Claritas. All rights reserved. (800) 866-6511

ADDENDA

ADDENDUM D: Property Exhibits

OFFICE OF COUNTY ASSESSOR - SANTA CLARA COUNTY, CALIFORNIA

BOOK 307
PAGE 47
1" = 100'
TRACT Nº 7262
TR NO 6910 LOT I.
TRACT Nº 459 ROSSOTTO TR
TR NO 7016 'CONDOMINIUMS - AMENDED
TR Nº 7262
UN Nº | PCL Nº: 1 43, 2 44, 3 45, 4 46, 5 47
LOT Nº | PCL Nº: 1 48 1444, 2 49 1446, 3 50 1448, 4 51 1450, 5 52 1452, 6 53 1454
UN Nº | PCL Nº: 1 10 1408, 2 41, 3 55, 4 54
CASSIAR DR.
MENDENHALL DR.
W. LATIMER AVE.
AQUINO RD.
SUPERIOR DR.
ERIE WAY
ONTARIO LN.
TR. Nº 2631 SAN TOMAS TERRACE
BURNHAM CT.
VILLARITA DR.
N. SAN TOMAS AQUINO
PM 349-M-25
PM 609-M-13 LATIMER VILLA TOWNHOMES SEE DETAIL
PM 350-M 10
PCL A
P M 569-M-15
PCL I
PCL A
1 12 AC NET
1 13 AC NET
064 AC
COMMON AREA
LOT 1
UNITS 1-2-3-4
46
45
18
48
17
50
W LATIMER AVE.
P M 609-M-13 LATIMER VILLA TOWNHOMES
DETAIL 1" = 60

3

1ST FLOOR

127
128
126
Lounge
125
129
130
131
132
Kitchen
Dining Room
122
121
Activities Office
124
123
120
119
Courtyard
Living Room
Elevator
Mail Boxes
118
117
Entry
Guest Dining
101
102
116
Admin. Office
Asst. Admin. Office
115
Lounge
Laundry Room
103
111
110
109
108
107
Wellness Room
114
104
113
112
106
105

2ND FLOOR

232
233
231
234
235
236
237
238
239
Library/ Lounge
Beauty Shop
230
Lounge
227
226
204
229
228
225
224
202
Elevator
Courtyard
223
222
203
205
206
221
204
220
Lounge
Laundry Room
216
215
214
213
212
211
Lounge
207
219
208
Balcony
218
217
210
209

FINAL PROOF

El Campbell

Date 1-18

Page 2 of 2

Approved (by) Cust MW 1/18

ADDENDA

ADDENDUM E: Historical Operating Statements

ADDENDA

ADDENDUM F: Comparable Land Sale Data Sheets

Land Comparable 1

891-945 Cinnabar Street
San Jose, CA95126
833-J6	County: Santa Clara

Zoning: PD	Parcels and/or Legal:
261-03-001,006,038,051

POTENTIAL LAND USES

     Potential Land Uses:

Apartment:	Yes	Industrial:	No	Utilities Available:
Free Standing Retail:	No	Office:	No	All to site
Golf:	No	Shopping Center:	No
Health Care:	No	Single Family:	No
Hospitality:	No	Special Purpose:	No

TRANSACTION INFORMATION

Sale Status:	Recorded Sale

Financing:	Cash To Seller
Sale Date:	10/2002

Sale Price

Reported:	13,650,000
Cash Equivalent:	13,650,000
Capital Costs:	165,000
Adjusted:	13,815,000
$ Per SqFt:	$87.37

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	158,123.00	3.63
Net Usable Area:	158,123.00	3.63

Percent Usable:	100.00%
Ground Leased:	No

VERIFICATION

Recording Reference:    16554411
Grantor:    Stephanie Serpa Ream

Grantee:    Lenzen Associates

Verification Contact:
  Public records, appraiser

REMARKS

During escrow period the buyer obtained approvals from the City to construct a 245-unit affordable housing complex on the site. At the time of sale, the property was improved with several older industrial buildings and a former single-family residence, with an estimated total building area of 81,823 square feet. The appraiser estimated the cost to demolish these improvements at $2.00 per square foot of GBA, or a rounded $165,000.

Land Comparable 2

Property Name: Mutli-family residential site	1523-1533 West San Carlos Street

San Jose, CA 95126
853-H1	County: Santa Clara

Zoning: M-1	Parcels and/or Legal:
274-14-104, 142 ,143

POTENTIAL LAND USES

     Potential Land Uses:

Apartment:	Yes	Industrial:	No	Special Purpose Comments:	Utilities Available:
Free Standing Retail:	No	Office:	No	Townhomes	All to site
Golf:	No	Shopping Center:	No
Health Care:	No	Single Family:	No
Hospitality:	No	Special Purpose:	Yes

TRANSACTION INFORMATION

Sale Status:	Recorded Sale
Financing:	Cash To Seller
Sale Date:	7/2002

Sale Price

Reported:	6,653,000
Cash Equivalent:	6,653,000
Capital Costs:	98,000
Adjusted:	6,751,000
$ Per SqFt:	$49.51

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	136,343.00	3.13
Net Usable Area:	136,343.00	3.13
Percent Usable:	100.00%
Ground Leased:	No

VERIFICATION

Recording Reference:    16344716
Grantor:    Bernard M. Wolfe, Trustee, et al

Grantee:    San Carlos Willard Associates LP (Core Development)
Verification Contact:
  Public records, appraiser

REMARKS

Site currently improved with a heavily depreciated bowling alley containing approximately 49,000 square feet of area. Demolition costs for these improvements were estimated at $2.00 per square foot. The buyer plans to improve the portion located along San Carlos Street with 100 units of affordable senior housing, and the remainder of the site with 30 townhouse units. The long escrow period was due to the buyer going through the approval process to have the site rezoned for the proposed use.

Land Comparable 3

1178 Mclaughlin Avenue

San Jose, CA
County: Santa Clara

Zoning: PD	Parcels and/or Legal:
477-16-084, 090 thru 101, 103 thru 107

POTENTIAL LAND USES

     Potential Land Uses:

Apartment:	Yes	Utilities Available:
All to site

TRANSACTION INFORMATION

Sale Status:	Recorded Sale
Financing:	Cash To Seller
Sale Date:	3/2002

Sale Price

Reported:	4,200,000
Cash Equivalent:	4,200,000
Capital Costs:	12,000
Adjusted:	4,212,000
$ Per SqFt:	$49.53

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	85,041.00	1.95
Net Usable Area:	85,041.00	1.95
Percent Usable:	100.00%

VERIFICATION

Recording Reference:    16166776, 16166774
Grantor:    Nguyen, et al, Ramchandani

Grantee:    Story LIH, LLC

Verification Contact:
  Appraiser, public records

REMARKS

Transfer consists of two separate transactions with parcel 084 sold by Nguyen, et al, and the remaining sold by Ramchandani. During the escrow period for both sites, the buyer applied for and received entitlements to combine the parcels for construction of a 130-unit apartment complex. Reportedly, all of the units will be restricted under the LIHTC program. One of the parcels was improved with a 6,000 sf house which demolition costs were estimated at $12,000.

Land Comparable 4

NWC Agnews & Montague Expressway

Santa Clara, CA
813-E5	County: Santa Clara

Zoning: PD-MC	Parcels and/or Legal:
097-08-057

POTENTIAL LAND USES

     Potential Land Uses:

Apartment: Yes	Utilities Available:
All to site

TRANSACTION INFORMATION

Sale Status:	Recorded Sale

Financing:	Cash To Seller
Sale Date:	3/2002

Sale Price

Reported:	15,000,000
Cash Equivalent:	15,000,000
0
Adjusted:	15,000,000
$ Per SqFt:	$67.00

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	223,880.00	5.14
Net Usable Area:	223,880.00	5.14
Percent Usable:	100.00%

VERIFICATION

Recording Reference:    16184782
Grantor:    Rivermark Partners, LLC

Grantee:    Essex Rivermark Apartments, LP

Verification Contact:

  Public Records, Appraiser

REMARKS

Property located within the Rivermark master planned community that is being developed on the former site of the Agnews State Hospital. The site already had all entitlements to construct 250 apartments at the time of sale. Reportedly, the proposed improvements will consist of a “luxury” complex with units contained in 3 and 4 story buildings.

]

ADDENDA

ADDENDUM G: Comparable Improved Sale Data Sheets

Improved Comparable 1

Property Name: Carmel Village Property Type: Senior Housing Property Subtype: Assisted Living	17077 San Mateo Street Fountain Valley, CA 92708 County: Orange

IMPROVEMENTS

Class:	B
Est. Gross Building Area:	117,666
Est. Net Building Area:	117,666
Year Built:	1986
Quality:	Good
Condition:	Average
Buildings:	3
Stories:	3
Fire Sprinklers:	Yes

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Sale Date:	01/15/2003

Sale Price

Reported Price:	$23,125,000
Cash Equivalent:	$23,125,000
Adj. Sale Price:	$23,125,000
$ Per SqFt:	$196.53
$ Per Unit:	$122,354
Cap Rate:	11.14%
EGIM:	4.24

OCCUPANCY

Occupancy at Sale:	97.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$5,450,000
Effective Gross	$5,450,000
Operating Expenses:	$2,875,000	0.53%
Net Operating Income:	$2,575,000

SITE ATTRIBUTES

	SqFt	Acres
Total Land Area:	139,828	3.21
Net Usable Area:	139,828	3.21
Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	94
Number of IL Units:	95
Number of Cottage Units:	0
Number of ALZ Units:	0
Total Number of Units:	189
Average Unit Size:	623
No. of Licensed Beds:	200
Subsidized:	No

VERIFICATION

Grantor:    Carmel Village Retirement Residence, Inc.
Grantee:   625 Management Company LLC
Verification Contact:
  Michelle Butts, 714.962.6667

REMARKS

This facility is licensed for 200 beds, but is operated at 189 units. Approximately one-half of the units are for independent living with the other half for assisted living. Assisted living residents pay from $350 to $1,400 per month in additional care fees. It was reported that over 70 percent of the residents are paying first level charges ($350 per month). It was reported that several of the buyer’s parties were stockholders of the selling entity, however, this was reported to be an arm’s length sale.

Improved Comparable 2

Property Name: Emerald Hills Property Type: Senior Housing Property Subtype: Assisted Living	11550 Education Street Auburn, CA County: Placer

IMPROVEMENTS

Class:	B
Est. Gross Building Area:	61,677
Est. Net Building Area:	61,677
Exterior Walls:	Wood siding
Year Built:	1999
Quality:	Average
Condition:	Average
Buildings:	1
Stories:	3

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Financing:	Cash To Seller
Sale Date:	09/06/2002

Sale Price

Reported Price:	$8,800,000
Cash Equivalent:	$8,800,000
Adj. Sale Price:	$8,800,000
$ Per SqFt	$142.68
$ Per Unit:	$98,876
$ Per Eff Bed:	$94,624
Cap Rate:	11.00%
EGIM:	4.00

OCCUPANCY

Occupancy at Sale:	100.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$2,475,000
Effective Gross	$2,475,000
Operating Expenses:	$1,490,000	0.60%
Net Operating Income:	$985,000

SITE ATTRIBUTES

	SqFt	Acres
Total Land Area:	108,900	2.50
Net Usable Area:	108,900	2.50
Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	53
Number of IL Units:	20
Number of Cottage Units:	0
Number of ALZ Units:	16
Total Number of Units:	89
Average Unit Size:	693
No. of Licensed Beds:	97
No. of Effective Beds:	93
Subsidized:	No
Amenities:
Common areas, dining room

VERIFICATION

Grantor:    ALCO IV, LLC
Grantee:    Healthcare Property Investors, Inc.
Verification Contact:
  Seller

REMARKS

This property is located 60 miles east of Sacramento in Auburn. Facility offers studio alcove units (346 - 568 SF), one-bedroom units (483 SF) and two-bedroom units (728 SF). This was a sale lease-back transaction where the buyer will lease the facility to Emeritus for 15 years with a 10-year option. Emeritus has managed the facility since it was completed. The lease rate is based on 11.50 percent of the purchase price with 3.0 percent annual escalations. Expense amount shown includes a 5.0 percent management fee and reserves allowance.

Improved Comparable 3

Property Name: Mapleridge of Laguna Property Type: Senior Housing Property Subtype: Assisted Living	6727 Laguna Park Drive Elk Grove, CA County: Sacramento

IMPROVEMENTS

Class:	B
Est. Gross Building Area:	50,476
Est. Net Building Area:	50,476
Exterior Walls:	Wood siding
Year Built:	1999
Quality:	Good
Condition:	Good
Buildings:	1
Stories:	2
Fire Sprinklers:	Yes

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Financing:	Cash To Seller
Sale Date:	01/24/2002

Sale Price

Reported Price:	$8,055,600
Cash Equivalent:	$8,055,600
Adj. Sale Price:	$8,055,600
$ Per SqFt:	$159.59
$ Per Unit:	$95,900
Cap Rate:	10.55%
EGIM:	3.16

OCCUPANCY

Occupancy at Sale:	76.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$2,550,000
Effective Gross	$2,550,000
Operating Expenses:	$1,700,000	0.67%
Net Operating Income:	$850,000

SITE ATTRIBUTES

	SqFt	Acres
Total Land Area:	186,437	4.28
Net Usable Area:	186,437	4.28
Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	84
Number of IL Units:	0
Number of Cottage Units:	0
Number of ALZ Units:	0
Total Number of Units:	84
Average Unit Size:	601
Subsidized:	No

VERIFICATION

Grantor:    Marriott Senior Living Services
Grantee:    CNL Retirement Properties
Verification Contact:
  Buyer, CNL

REMARKS

This is a newer assisted living facility located in the south part of the Sacramento MSA in Elk Grove. Property was part of a five-facility joint venture transaction between CNL and Marriott. Marriott was to continue operating the property. Facility was in lease-up at time of sale. Income and expense data based on stabilized operating conditions.

Improved Comparable 4

Property Name: Woodmark at Summit Property Type: Senior Housing Property Subtype: Assisted Living	5165 Summit Ridge Court Reno, NV 89523 County: Washoe

Parcels and/or Legal:

66563

IMPROVEMENTS

Class:	B
Est. Gross Building Area:	77,445
Est. Net Building Area:	77,445
Exterior Walls:	Stucco
Year Built:	1998
Quality:	Good
Condition:	Good
Buildings:	1
Stories:	3
Fire Sprinklers:	Yes

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Financing:	Cash To Seller
Sale Date:	02/21/2002

Sale Price

Reported Price:	$9,500,000
Cash Equivalent:	$8,500,000
Capital Costs:	$1,000,000
Adj. Sale Price:	$9,500,000
$ Per SqFt:	$122.67
$ Per Unit:	$103,261
Cap Rate:	12.63%
EGIM:	3.00

OCCUPANCY

Occupancy at Sale:	60.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$3,300,000
Effective Gross	$3,300,000
Operating Expenses:	$2,100,000	0.64%
Net Operating Income:	$1,200,000

SITE ATTRIBUTES

	SqFt	Acres
Total Land Area:	182,299	4.19
Net Usable Area:	182,299	4.19
Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	92
Number of IL Units:	0
Number of Cottage Units:	0
Number of ALZ Units:	0
Total Number of Units:	92
Average Unit Size:	842
Subsidized:	No

VERIFICATION

Recording Reference:    11662-0240
Grantor:    Woodmark At Summit Ridge LLC
Grantee: Emeritus
Verification Contact:
  Buyer

REMARKS

Sale is an assisted living facility located in the northwest part of Reno, Nevada. The improvements are of good quality construction. Original developer was unable to attain stablized operation. Buyer is an experienced operator.

Improved Comparable 5

Property Name: Manor at Lakeside Property Type: Senior Housing Property Subtype: Independent Living	855 Brinkby Avenue Reno, NV 89509 County: Washoe Parcels and/or Legal: 019-380-09

IMPROVEMENTS

Est. Gross Building Area:	56,411
Est. Net Building Area:	56,411
Exterior Walls:	Wood siding
Year Built:	1981
Quality:	Average
Condition:	Average
Buildings:	1
Stories:	3
Fire Sprinklers:	Yes

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Financing:	Cash To Seller
Sale Date:	08/15/2001

Sale Price

Reported Price:	$3,200,000
Cash Equivalent:	$3,200,000
Adj. Sale Price:	$3,200,000
$ Per SqFt:	$56.73
$ Per Unit:	$35,165
$ Per Eff Bed:	$35,165
Cap Rate:	11.56%
EGIM:	2.67

OCCUPANCY

                                 Occupancy at Sale:           90.00%
                                 Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Effective Gross Operating Expenses: Net Operating Income:	$1,200,000 $830,000 $370,000	0.69%

SITE ATTRIBUTES

	SqFt	Acres
Total Land Area:	57,064	1.31
Net Usable Area:	57,064	1.31
Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	0
Number of IL Units:	91
Number of Cottage Units:	0
Number of ALZ Units:	0
Total Number of Units:	91
Average Unit Size:	620
No. of Effective Beds:	91
Subsidized:	No

VERIFICATION

Recording Reference:    2596536
Grantor:  WMFMT Real Estate LP (Archon)
Grantee: Quilted Care Reno LLC
Verification Contact:
  Seller’s broker

REMARKS

Sale of a independent living facility located in Reno. Improvements are of average quality construction. Income and expense information based on buyer’s proforma.

Improved Comparable 6

Property Name: Atria Redding Property Type: Senior Housing Property Subtype: Assisted Living	101 Quartz Hill Road Redding, CA 96003 County: Shasta Parcels and/or Legal: 112-090-18-00

IMPROVEMENTS

Est. Gross Building Area:	44,328
Est. Net Building Area:	44,328
Year Built:	1997
Quality:	Poor
Condition:	Good
Stories:	2

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Financing:	Cash To Seller
Sale Date:	07/01/2001

Sale Price

Reported Price:	$5,000,000
Cash Equivalent:	$5,000,000
Adj. Sale Price:	$5,000,000
$ Per SqFt:	$112.80
$ Per Unit:	$83,333
Cap Rate:	12.50%
EGIM:	3.00

OCCUPANCY

Occupancy at Sale:	95.00%

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$1,950,000
Effective Gross	$1,950,000
Operating Expenses:	$1,325,000	0.68%
Net Operating Income:	$625,000

SITE ATTRIBUTES

	SqFt	Acres
Total Land Area:	133,294	3.06
Net Usable Area:	133,294	3.06
Percent Usable:	100%

SENIOR HOUSING INFO

Number of AL Units:	60
Total Number of Units:	60
Average Unit Size:	739

VERIFICATION

Recording Reference: N/A
Grantor: Atria Communities
Grantee: AMI Senior Living

REMARKS

This is the sale of a smaller assisted living facility located in northern California in Redding. The improvements are of above average quality construction. There are a total of 60 living units, consisting of 36 studio units, 20 one-bedroom units and four two-bedroom units. The property was not actively marketed and was purchased by a local senior housing provider. The income and expense data based on actuals at time of sale. The seller was motivated to sell and the price paid is considered below actual market value.

ADDENDA

ADDENDUM H: Qualifications of the Appraisers

PROFESSIONAL QUALIFICATIONS

Mark E. Bryant
Managing Director, Senior Housing/Healthcare Industry Group

Mr. Bryant has been involved in the real estate appraisal industry since 1980. Was employed from 1980 to 1986 by Western Appraisals & Survey in Lewiston, Idaho.

Mr. Bryant joined Cushman & Wakefield, Inc. in 1986 in the Valuation Advisory Services Group in Portland, Oregon. Mr. Bryant was named an Associate Director in 1990, given Directorship in 1995 and was named a Managing Director in 2002.

Experience

Appraisal and consulting assignments have included vacant land, office buildings, shopping centers, industrial complexes, commercial properties, single- and multi-family residential properties, motels, senior housing, aviation properties, ad valorem mass appraisals, and other investment properties throughout the United States. Valuations have been made of proposed, partially completed, renovated and existing structures. Has been qualified as an expert witness in bankruptcy litigation in the State of Oregon.

From 1980 to 1985, Mr. Bryant was general real estate appraiser focusing on all property types, including residential, commercial, agriculture and special use properties throughout the country. Western Appraisal also conducted mass appraisals for various assessor offices and Mr. Bryant assisted in ad valorem valuation and board hearings for several county assessor offices.

From 1991 through 1998, Mr. Bryant’s primary focus was on the valuation and consultation on multi-family housing properties, with a special focus on affordable housing properties. He was a senior appraiser for the company’s Affordable Housing Group. Mr. Bryant has personally appraised and/or consulted on in excess of 200 affordable housing properties nationwide.

From 1998 to 2001, Mr. Bryant was a senior appraiser in the Senior Housing/Healthcare Industry Group and prepared appraisals, market surveys and feasibility studies on all facets of senior housing and healthcare properties for corporate and institutional clients. Mr. Bryant has personally appraised and consulted on in excess of 400 senior housing and healthcare facilities nationwide.

Mr. Bryant was named National Co-Director of the Senior Housing/Healthcare Industry Group in 2001. As National Co-Director, his responsibilities include coordination of the firm’s national Senior Housing/Healthcare Industry Group consisting of appraisers who specialize in the valuation of independent living retirement communities, assisted living facilities, continuing care retirement facilities, skilled, intermediate and subacute care nursing homes, hospitals and other healthcare oriented property types.

ADVISORY GROUP

PROFESSIONAL QUALIFICATIONS	Mark E. Bryant

Mr. Bryant is also a commercial pilot and doubled as a corporate pilot during his employment in 1980 to 1986 with Western Appraisals and Surveys. Mr. Bryant has appraised numerous aviation properties, including general aviation and corporate hangars, air cargo facilities, terminals, etc. and continues to provide valuation and consultation services nationwide on aviation real estate.

Education

University of Idaho, Moscow, Idaho, Graduated 1981
Degree: Bachelor of Science, Geography

Appraisal Education

Required curriculum for Membership, Appraisal Institute. Has completed continuing education courses and seminars sponsored by the Appraisal Institute and other real estate factions on an annual basis to maintain state licensing requirements.

Memberships and Professional Affiliations

•	Associated Member, Appraisal Institute

Licenses

•	State of Oregon — Certified General Appraiser — License No. C000186

•	State of Montana — Certified General Appraiser — License No. 281

•	State of Washington — Certified General Appraiser — License No.

•	State of Idaho — Certified General Appraiser — License No. E442OK

•	State of Utah — Certified General Appraiser — License No. CG00043062

•	State of California — Certified General Appraiser — License No. AG027192

ADVISORY GROUP

PROFESSIONAL QUALIFICATIONS

John M. Vissotzky
Managing Director, Valuation Services, Advisory Group

Mr. Vissotzky entered the real estate business in 1979. Employed from 1979 to 1982 as a real estate appraiser by T. J. Meenach Company in Spokane, Washington. Owner of Vissotzky Appraisal Services, Spokane, Washington from 1982 to 1983. Employed from 1983 to 1986 as a real estate appraiser by Western Appraisals in Lewiston, Idaho.

Joined Cushman & Wakefield, Inc. in March 1986, as Senior Associate, Portland Oregon — Appraisal Division. In April 1989 Mr. Vissotzky was promoted to Manager, Portland Appraisal Division and elected an Assistant Vice President. In 1990 he was elected Vice President. Effective 1999 title was changed to Director and Mr. Vissotzky became a stockholder in Cushman & Wakefield, Inc. In 2000 he was elected Managing Director, Portland Valuation Advisory Services, now Valuation Services. Current responsibilities include management of the Portland office, and a professional staff of 12, with appraisal and consulting coverage throughout the states of Washington, Oregon, Idaho, Utah, Montana, Nebraska, Wyoming, North Dakota, South Dakota and Alaska.

Experience

Appraisal and consulting assignments have included vacant land, office buildings, shopping centers, industrial complexes, commercial properties, residential properties, gravel pits, scenic easements, condemnation and right of way, special use properties and investment properties throughout the Western United States. Valuations have been made of proposed, partially completed, renovated and existing structures. Qualified as an expert witness in condemnation matters in the States of Washington, Idaho and Oregon and testified in divorce litigation in the state of Washington and bankruptcy litigation in the State of Oregon.

Education

Washington State University, Pullman, Washington, Graduated 1979
Degree: Bachelor of Arts, Sociology / Business Administration

Appraisal Education

Successfully completed all courses and experience requirements to qualify for the MAI designation. Also, he has completed the requirements of the continuing education program of the Appraisal Institute.

Memberships, Licenses and Professional Affiliations

•	Member, Appraisal Institute — MAI

PROFESSIONAL QUALIFICATIONS	John M. Vissotzky, MAI

Mr. Vissotzky is a duly Certified General Real Estate Appraiser in the following states:

Alaska, #168, expiring 06/30/05
Georgia, license number 261786
Idaho, license number CGA-162
Montana, license number 279RAG
Nebraska, license number CG230108R
Oregon, license number C000200
Utah, license number CG00043063
Washington, license number 1100382
Wyoming, license number 14284

Special Awards

Qualified for Attendance to Cushman & Wakefield, Inc. Achievement Conference 1987, 1988,1995,1999 and 2001.

Mr. Vissotzky was recipient of the 2002 Francis Corcoran Award offered by Cushman & Wakefield, Inc. signifying Valuation Advisory Services Manager of the Year.